EXHIBIT 10.1

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                         OUTSOURCE INTERNATIONAL, INC.

                          SECURITIES PURCHASE AGREEMENT

                      $25,000,000 SENIOR SUBORDINATED NOTES
                              DUE FEBRUARY 20, 2002

                                       AND

                                    WARRANTS
                            TO PURCHASE COMMON STOCK

                                       OF

                          OUTSOURCE INTERNATIONAL, INC.


                          Dated as of February 21, 1997


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                                TABLE OF CONTENTS

                                                                        PAGE
                                                                        ----

1.    PURCHASE AND SALE OF NOTES AND WARRANTS ........................    1
      1.1.  Authorization of Issuance of Notes .......................    1
      1.2.  Authorization of Issuance of Warrants ....................    2
      1.3.  Issuance and Sale of Notes and Warrants at the Closing ...    2
      1.4.  Closing Fees and Expenses ................................    2
      1.5.  Allocation of Issue Price of Notes and Warrants 2
      1.6.  Use of Proceeds ..........................................    2

2.    CLOSINGS OF THE SALES OF NOTES AND WARRANTS ....................    3

3.    INTENTIONALLY OMITTED ..........................................    3

4.    REPRESENTATIONS AND WARRANTIES, ETC ............................    3
      4.1.  Organization and Qualification; Authority ................    3
      4.2   Subsidiaries .............................................    4
      4.3.  Capitalization ...........................................    4
      4.4.  Shareholder List and Agreements ..........................    4
      4.5.  Licenses .................................................    4
      4.6.  Corporate and Governmental Authorization; Noncontravention    5
      4.7.  Validity and Binding Effect ..............................    5
      4.8.  Litigation; Defaults .....................................    6
      4.9.  Outstanding Debt .........................................    6
      4.10. No Material Adverse Change ...............................    6
      4.11. Events Subsequent to September 30, 1996 Balance Sheet ....    7
      4.12. Employee Programs ........................................    7
      4.13. Private Offerings ........................................    9
      4.14. Broker's or Finder's Commissions .........................    9
      4.15. Disclosure ...............................................   10
      4.16. Intentionally Omitted ....................................   10
      4.17. Federal Reserve Regulations and Other Matters ............   10
      4.18. Books and Records ........................................   10
      4.19. Environmental Matters ....................................   11
      4.20. Properties and Assets ....................................   11
      4.21. Insurance ................................................   12
      4.22. Employment Practices .....................................   12
      4.23. Financial Statements .....................................   13
      4.24. Intellectual Property ....................................   13
      4.25. Taxes ....................................................   14

                                      (i)
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      4.26. Transactions with Affiliates .............................   14
      4.27. Limitation on Subsidiary Payment Restrictions .............  14
      4.28. No Other Business .........................................  15
      4.29. Compliance with Laws .....................................   15
      4.30. Investment Company Act ...................................   15
      4.31. Public Utility Holding Company Act .......................   15
      4.32. Interstate Commerce Act ..................................   15
      4.33. Material Contracts and Obligations .......................   15

5.    REPRESENTATIONS OF THE PURCHASERS  .............................   16
      5.1.  Purchase for Investment ..................................   16
      5.2.  Corporate Authorization; Validity and Binding Effect .....   16
      5.3.  Corporate and Governmental Authorization; Noncontravention   16
      5.4.  Broker's or Finder's Commissions  ........................   17

6.    TERMS OF THE NOTES; PAYMENTS AND REDEMPTION;
      REGISTRATION ...................................................   17
      6.1.  Maturity; Principal Amount  ..............................   17
      6.2.  Interest  ................................................   17
      6.3.  Default Interest and Late Charges ........................   17
      6.4.  Payments on the Notes  ...................................   18
      6.5.  Optional Redemption  .....................................   18
      6.6.  Change of Control ........................................   19
      6.7.  Registration and Exchange of Notes  ......................   20

7.    COVENANTS OF THE COMPANY  ......................................   21
      7.1.  General Covenants of the Company  ........................   21
      7.2.  Covenants of the Company Applicable to the Notes .........   25

8.    DEFAULTS AND REMEDIES  .........................................   32
      8.1.  Events of Default ........................................   32
      8.2.  Remedies on Default, Etc  ................................   34
      8.3.  Waiver of Past Defaults ..................................   35

9.    RESTRICTIONS ON TRANSFER  ......................................   35
      9.1.  Restrictive Legends  .....................................   35
      9.2.  Notice of Transfer; Opinions of Counsel  .................   36

10.   SUBORDINATION  .................................................   37
      10.1. Agreement to Subordinate   ...............................   37
      10.2. Liquidation; Dissolution; Bankruptcy  ....................   37
      10.3. Default on Senior Indebtedness  ..........................   38
      10.4. Limitations on Collection Action; Acceleration of Note
            Indebtedness  ............................................   38

                                      (ii)
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      10.5. When Distributions Must be Paid Over  ....................   39
      10.6. Notice  ..................................................   40
      10.7. Subrogation ..............................................   40
      10.8. Relative Rights  .........................................   41
      10.9. No Impairment of Subordination   .........................   41
      10.10.Representatives of Holders of Senior Indebtedness  .......   42
      10.11.Representative of the Holders of Note Indebtedness .......   42
      10.12.Payment ..................................................   42
      10.13.When Consent of Holders of Designated Senior Debt Required   43

11.   GUARANTY .......................................................   43
      11.1. Guaranty  ................................................   43
      11.2. Execution and Delivery of Guaranty  ......................   45
      11.3. Certain Bankruptcy Events  ...............................   45
      11.4. Release of Guarantor  ....................................   45

12.   DEFINITIONS ....................................................   45

13.   MISCELLANEOUS  .................................................   62
      13.1. Indemnification; Expenses, Etc  ..........................   62
      13.2. Survival of Representations and Warranties; Severability .   64
      13.3. Amendment and Waiver  ....................................   65
      13.4. Notices, Etc  ............................................   65
      13.5. Successors and Assigns ...................................   65
      13.6. Descriptive Headings  ....................................   66
      13.7. Satisfaction Requirement   ...............................   66
      13.8. GOVERNING LAW   ..........................................   66
      13.9. Service of Process  ......................................   66
      13.10.Counterparts  ............................................   67
      13.11.No Adverse Interpretation of Other Agreements  ...........   67
      13.12.WAIVER OF JURY TRIAL .....................................   67

                                     (iii)
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                                    SCHEDULES

SCHEDULE 1.6      --    Use of Proceeds

SCHEDULE 4.1      --    Foreign Qualifications

SCHEDULE 4.2      --    Subsidiaries

SCHEDULE 4.3      --    Capitalization

SCHEDULE 4.4      --    List of Stockholders and Voting Agreement

SCHEDULE 4.9      --    Debt and Other Liabilities

SCHEDULE 4.10     --    Material Developments

SCHEDULE 4.11     --    Recent Events

SCHEDULE 4.12     --    Employee Programs

SCHEDULE 4.19     --    Environmental Matters

SCHEDULE 4.20     --    Liens

SCHEDULE 4.21     --    Insurance

SCHEDULE 4.22     --    Employment Matters

SCHEDULE 4.24     --    Intellectual Property

SCHEDULE 4.26     --    Transactions with Affiliates

SCHEDULE 4.27     --    Subsidiary Payment Restrictions

SCHEDULE 4.33     --    Material Contracts and Obligations

SCHEDULE 7.2(f)   --    Shares to be Redeemed at Closing

SCHEDULE 12.1     --    Other Designated Debt

                                      (iv)

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                                    EXHIBITS

EXHIBIT A   --   Form of Senior Subordinated Note

EXHIBIT B   --   Form of Warrant

EXHIBIT C   --   Form of Escrow Agreement

                                      (v)

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         SECURITIES PURCHASE AGREEMENT (the "Agreement") dated as of February
21, 1997, by and among OUTSOURCE INTERNATIONAL, INC., a Florida corporation (the "Company"), the purchasers listed on the signature pages hereto (the "Purchasers," and each a "Purchaser") and the guarantors listed on the signature pages hereto (the "Guarantors," and each a "Guarantor"). Unless otherwise defined, capitalized terms used in this Agreement are defined in Section 12 hereof; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement; references to a "section," a "subsection," a "paragraph" or a "clause" are, unless otherwise specified, to a section, a subsection, a paragraph or a clause of this Agreement.

                               W I T N E S S E T H

         WHEREAS, the Company wishes to sell $25,000,000 aggregate principal amount of its Notes (as defined below), in substantially the form of Exhibit A hereto and to issue Warrants (as defined below) to purchase shares of Common Stock in substantially the form of EXHIBIT B hereto;

         WHEREAS, the Company has duly authorized the issuance of its Notes, the issuance of the Warrants and the execution and delivery of this Agreement;

         WHEREAS, the Guarantors have each duly authorized their respective guaranties of the Company's obligations under the Notes;

         WHEREAS, each of the Purchasers is willing to purchase the aggregate principal amount of Notes and aggregate number of Warrants set forth opposite its name on the signature pages hereof.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. PURCHASE AND SALE OF NOTES AND WARRANTS.

              1.1. AUTHORIZATION OF ISSUANCE OF NOTES . The Company has duly authorized the issuance and sale of its Senior Subordinated Notes due February 20, 2002 (the "Notes," such term to include any notes issued in substitution therefor pursuant to the terms of this Agreement), in the aggregate principal amount of $25,000,000, to be acquired by the Purchasers in accordance with the terms of this Agreement. The Guarantors have each duly authorized their respective guaranties of the Company's obligations under the Notes. The Notes shall be substantially in the form set out in EXHIBIT A hereto, with such changes thereto, if any, as may be approved by the Purchasers and the Company.

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              1.2. AUTHORIZATION OF ISSUANCE OF WARRANTS . The Company has duly authorized the issuance and sale of warrants (the "Warrants") to purchase an aggregate number of shares of the Common Stock determined in accordance with the terms of the Warrants, which will initially be 2,092,776, to be acquired by the Purchasers in accordance with the terms of this Agreement. The Warrants shall be substantially in the form set out in EXHIBIT B hereto, with such changes thereto, if any, as may be approved by the Purchasers and the Company.

              1.3. ISSUANCE AND SALE OF NOTES AND WARRANTS AT THE CLOSING . At the Closing (as defined below), the Company shall issue and sell to the Purchasers, and the Purchasers shall purchase from the Company, Notes in the aggregate principal amount of $25,000,000 and Warrants (the "Initial Warrants") to purchase an aggregate number of shares of the Common Stock determined in accordance with the terms of the Warrants, which number will initially be 1,210,025 at an aggregate purchase price (the "Aggregate Closing Purchase Price") of $25,000,000 payable in cash by wire transfer of immediately available funds.

              1.4. CLOSING FEES AND EXPENSES . The Company agrees to pay, prior to or on the Closing Date (as defined below), a closing fee (the "Closing Fee") to the Purchasers in an amount equal to one and one-half percent (1.5%) of the Aggregate Closing Purchase Price, and all fees, expenses and disbursements of the Purchasers and the Purchasers' Special Counsel reflected in statements of the Purchasers and such counsel rendered prior to or on the Closing Date; PROVIDED, HOWEVER, that such statements provided prior to or on the Closing Date may be a good faith estimate of such expenses and the Purchasers and Purchasers' Special Counsel reserve the right to balance such statement within a reasonable time following closing.

              1.5. ALLOCATION OF ISSUE PRICE OF NOTES AND WARRANTS . The Company and the Purchasers agree that for federal income tax purposes, including for purposes of determining original issue discount and the issue price of the Notes under sections 1271-1275 of the Code, as amended, and the regulations issued thereunder (including proposed Treasury Regulations section 1.1273-2(g)(2)), the Closing Fee referenced in Subsection 1.4 shall be treated as a reduction of the issue price of the Notes and Warrants, and the remainder of the Aggregate Closing Purchase Price, after giving effect to such reduction, shall be allocated among the Notes and Warrants to be issued and sold at the Closing as follows: $755 shall be allocated to each $1,000 principal amount of Notes; and $3.17 shall be allocated to each share of the Common Stock issuable upon the exercise of theWarrants. The Company and the Purchasers agree that such allocation of the issue price shall be binding on the Company and the Purchasers for purposes of any determination by the Company of the issue price of the Notes and the Initial Warrants pursuant to the first sentence of Treasury regulations section 1.1273-2(h)(2).

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              1.6. USE OF PROCEEDS. The proceeds from the issuance of the Notes and Warrants shall be used by the Company in accordance with SCHEDULE
         1.6 attached hereto. No part of such proceeds will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock. Neither the issuance of the Notes or the Warrants nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System.


2. CLOSINGS OF THE SALES OF NOTES AND WARRANTS.

         The closing of the issuance and sale of Notes and Warrants pursuant to Subsection 1.3 hereof and the other transactions contemplated hereby (the "Closing") shall take place at the offices of Goodwin, Procter & Hoar LLP, Exchange Place, Boston, Massachusetts, on such date as agreed upon by the parties hereto (such date on which the Closing shall have actually occurred, the "Closing Date"). At the Closing, the Company will deliver or cause to be delivered to each of the Purchasers, a single Note in the principal amount specified opposite such Purchaser's name on the signature pages hereto, and a single Initial Warrant certificate to purchase the number of shares of Common Stock specified opposite such Purchaser's name on the signature pages hereto, in each case dated the Closing Date and registered in the Purchaser's name, against payment of the purchase price therefor in the amount specified opposite such Purchaser's name on the signature pages hereto. Concurrently with such delivery at Closing, the Company will deliver or cause to be delivered to the Escrow Agent, to be held in escrow pursuant to the terms of an escrow agreement in the form of EXHIBIT C attached hereto, a single Warrant certificate, to purchase 882,751 shares of Common Stock (the "Additional Warrants"), dated the Closing Date and registered in the name of the Escrow Agent.

         3. INTENTIONALLY OMITTED.

         4. REPRESENTATIONS AND WARRANTIES, ETC. In order to induce the Purchasers to enter into this Agreement and to purchase the Notes and Warrants, the Company represents and warrants that as of the date hereof:

        4.1. ORGANIZATION AND QUALIFICATION; AUTHORITY . The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Florida, has full corporate power and authority to own and lease its properties and carry on its business as presently conducted and as proposed to be conducted, is duly qualified, registered or licensed as a foreign corporation to do business and is in good standing in each other jurisdiction in which the ownership or leasing of its properties or the character of its present operations makes such qualification, registration or licensing necessary, except where the failure so to qualify or be in good standing would not have a material adverse effect on the condition (financial or otherwise), assets, business or results of

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     operations or prospects of the Company and its Subsidiaries as a whole (a
     "Material Adverse Effect"). The Company has delivered to Purchasers' Special Counsel complete and correct copies of its Articles of Incorporation and By-laws, as amended to date and as presently in effect (the "Charter Documents"). A list of all jurisdictions in which the Company is qualified, registered or licensed to do business as a foreign corporation is attached hereto as SCHEDULE 4.1.

              4.2. SUBSIDIARIES . The Subsidiaries, their respective state of incorporation and tax status (i.e., C corporation versus S corporation) as of the Closing Date are set forth in SCHEDULE 4.2 attached hereto. Each Subsidiary is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has full corporate power and authority to own and lease its properties and carry on its business as presently conducted and as proposed to be conducted. Each Subsidiary is duly qualified, registered or licensed as a foreign corporation to do business and is in good standing in each jurisdiction in which the ownership or leasing of its properties or the character of its present operations makes such qualification, registration or licensing necessary, except where the failure so to qualify or be in good standing would not have a Material Adverse Effect. A list of all jurisdictions in which each of the Subsidiaries is qualified, registered or licensed to do business as a foreign corporation is included as part of SCHEDULE 4.1 attached hereto. As of the Closing Date, none of the Subsidiaries will be in violation of any term of its organizational documents or of any term of any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary or to which such Subsidiary is a party, except where any such violation would not have a Material Adverse Effect on the Company or the applicable Subsidiary. As of the Closing Date, the Company will own all of the outstanding shares of Capital Stock of each of its Subsidiaries free of any Lien, restriction (other than restrictions generally applicable to securities under federal, provincial or state securities laws) or encumbrance, and said shares will have been duly issued and will be validly outstanding. As of the Closing Date, there will not be any outstanding subscriptions, options, warrants, rights to purchase or acquire any of the shares of Capital Stock or other equity ownership interest of any Subsidiary, any outstanding securities convertible into such shares or outstanding warrants, options or other rights to acquire any such convertible securities, or other agreements or commitments of any character obligating any Subsidiary to issue any securities.

              4.3. CAPITALIZATION . The authorized, issued and outstanding Capital Stock of the Company, immediately prior to the Closing Date, will be as set forth on SCHEDULE 4.3 hereto. Except as set forth on
         SCHEDULE 4.3, as of the Closing Date, there will not be any outstanding subscriptions, options, warrants, rights, to purchase or acquire any of the Capital Stock or other equity ownership of the Company, any outstanding securities convertible or exchangeable into such Capital Stock or outstanding warrants, options or other rights to acquire any such convertible securities, or other agreements or commitments of any character obligating the Company to issue any securities.

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              4.4. SHAREHOLDER LIST AND AGREEMENTS . Set forth on SCHEDULE 4.4 hereto is a true and complete list of the holders of Capital Stock of the Company and the Capital Stock owned by each such holder as of the Closing Date. Except as set forth on SCHEDULE 4.4 and in the Other Transaction Documents, there are no agreements or understandings, written or oral, to which the Company is a party with respect to the acquisition, disposition or voting of the Capital Stock of the Company.

              4.5. LICENSES . The Company and its Subsidiaries hold all material licenses, franchises, permits, consents, registrations, certificates and other approvals (including, without limitation, those relating to environmental matters, public and worker health and safety, buildings, highways or zoning) (individually, a "License" and collectively, "Licenses") required for the conduct of its respective business as now being conducted, and is operating in substantial compliance therewith, except where the failure to hold any such License or to operate in compliance therewith would not have a Material Adverse Effect. The Company and its Subsidiaries are in substantial compliance with all laws, regulations, orders and decrees applicable to them, except in each case where the failure so to comply would not have a Material Adverse Effect, or a material adverse effect on the ability of the Company or any Subsidiary to perform on a timely basis any obligation that it has or will have under any Transaction Document to which it is a party.

              4.6. CORPORATE AND GOVERNMENTAL AUTHORIZATION; NONCONTRAVENTION . The execution, delivery and performance by the Company and each of its Subsidiaries of each of the Transaction Documents to which it is a party and all other instruments or agreements to be executed in connection herewith or therewith, and the issuance and sale to the Purchasers of the Notes and Warrants pursuant to this Agreement and the use of proceeds thereof as contemplated herein, are within the Company's and such Subsidiaries' respective corporate powers, having been duly authorized by all necessary corporate action on the part of the Company or its Subsidiaries, as applicable; do not require any License, authorization, approval, qualification or formal exemption from, or other action by or in respect of, or filing of a declaration or registration with, any court, Governmental Authority, agency or official or other Person (except such as have been obtained or as may be required under the Securities Act or state securities or Blue Sky laws); do not and will not contravene or constitute a default under or violation of (i) any provision of applicable law or regulation of any Governmental Authority, including, without limitation, the Foreign Assets Control Regulations and the Cuban Assets Control Regulations,
         (ii) the respective Charter Documents of the Company or any of its Subsidiaries, (iii) any agreement (or require the consent of any Person under any agreement that has not been obtained or will not be obtained prior to the Closing Date) to which the Company or any of its Subsidiaries is a party, or (iv) any judgment, injunction, order, decree or other instrument binding upon the Company or any of its Subsidiaries or any of their respective properties, except where such contravention, default or violation would not have a Material Adverse Effect; and do not and will not result in the creation or imposition of any Lien on any asset of the Company or any asset of any of the Subsidiaries.

              4.7. VALIDITY AND BINDING EFFECT . Each of the Transaction Documents to which the Company or any of its Subsidiaries is a party has been duly executed and delivered by the Company or such Subsidiary, as applicable, and is a valid and binding agreement of the Company or such Subsidiary, enforceable against the Company and such Subsidiary in accordance with its terms, except for (a) the effect upon the Transaction Documents of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the rights of creditors generally and (b) limitations imposed by a court of competent jurisdiction under general equitable principles upon the specific enforceability of any of the remedies, covenants or other provisions of the Transaction Documents and upon the availability of injunctive relief or other equitable remedies.

              4.8. LITIGATION; DEFAULTS . There is no action, suit, proceeding or investigation pending or, to the best of the Company's knowledge, threatened against or affecting the Company or any of its Subsidiaries or any of their respective properties, or to the best of the Company's knowledge, against or affecting any officer, director or key employee of the Company or any of its Subsidiaries, before or by any court or arbitrator or any Governmental Authority or official, which questions the validity or might hinder the validity of the Agreement or any other Transaction Document, or which might impair the ability of the Company or any Subsidiary to perform fully on a timely basis any obligation which the Company or such Subsidiary has or will have under this Agreement or any other Transaction Document to which the Company or such Subsidiary is a party, or which (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. The Company and each of its Subsidiaries are not in violation of, or in default under (and there does not exist any event or condition which, after notice or lapse of time or both, would constitute such a default under), any term of its respective Charter Documents, or of any term of any agreement, instrument, judgment, decree, order, statute, injunction, governmental regulation, rule or ordinance (including without limitation, those relating to zoning, city planning or similar matters) applicable to the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries is bound, or to any properties of the Company or any of its Subsidiaries, except in each case to the extent that such violations or defaults, individually or in the aggregate, could not have a Material Adverse Effect.

              4.9. OUTSTANDING DEBT . Except as set forth on SCHEDULE 4.9 hereto, at and as of the date hereof, neither the Company nor any of its Subsidiaries will have outstanding any debt for borrowed money, or obligations or liabilities evidenced by bonds, debentures, notes or other similar instruments or under capital leases other than short-term debt incurred in the ordinary course of business. SCHEDULE 4.9 contains a complete and accurate list of all material guaranties, assumptions, purchase agreements and similar agreements and arrangements whereby the Company or any of its Subsidiaries is or may become directly or indirectly liable or responsible for the indebtedness or other obligations of another Person, except for negotiable instruments endorsed for collection or deposit in the ordinary course of its business, identifying, with respect to each of the respective parties, amounts and maturities.

              4.10. NO MATERIAL ADVERSE CHANGE . Except as set forth on SCHEDULE 4.10, since December 31, 1995, there has been (i) no material adverse change in the condition (financial or other), assets, business, or results of operations of the Company or any of its Subsidiaries, (ii) no obligation or liability (contingent or other) incurred by the Company or any of its Subsidiaries, other than obligations and liabilities incurred in the ordinary course of business, and no mortgage, encumbrance or Lien placed on any of the properties of the Company or any of its Subsidiaries which remains in existence on the date hereof, other than Permitted Liens and Liens described on SCHEDULE
         4.20 hereto, and (iii) no acquisition or disposition of any material assets by the Company or any of its Subsidiaries (or any contract or arrangement therefor), or any other material transaction, otherwise than for fair value in the ordinary course of business.

              4.11. EVENTS SUBSEQUENT TO SEPTEMBER 30, 1996 BALANCE SHEET . Except as set forth on SCHEDULE 4.11 hereto, since September 30, 1996, the Company and each of its Subsidiaries have not (i) issued any stock, bond or other corporate security, (ii) borrowed any amount or incurred or become subject, to any liability (absolute, accrued or contingent), except current liabilities incurred and liabilities under contracts entered into in the ordinary course of business, (iii) incurred or paid any obligation or liability (absolute, accrued or contingent) other than current liabilities shown on the Financial Statements and current liabilities incurred since the date of the Financial Statements in the ordinary course of business, (iv) declared or made any payment or distribution to shareholders or purchased or redeemed any share of its capital stock or other security, (v) mortgaged, pledged or subjected to lien any of its assets, tangible or intangible, other than liens or current taxes not yet due and payable, (vi) sold, assigned or transferred any of its tangible assets except in the ordinary course of business, or canceled any debt or claim, (vii) sold, assigned, transferred or granted any exclusive license with respect to any patent, trademark, trade name, service mark, copyright, trade secret or other intangible asset, (viii) suffered any loss of property or waived any right of substantial value other than in the ordinary course of business, (ix) made any material change in the manner of business or operations of the Company or any of its Subsidiaries, (x) entered into any transaction except in the ordinary course of business or as otherwise contemplated hereby or (xi) entered into any commitment (contingent or otherwise) to do any of the foregoing, if any of the foregoing would have a Material Adverse Effect.

              4.12. EMPLOYEE PROGRAMS . SCHEDULE 4.12 sets forth a list of every Employee Program (as defined below) maintained by the Company, any of its Subsidiaries or any Current Affiliate (as defined below) at any time during the six-year period ending on the Closing Date or with respect to which a liability of the Company, any of its Subsidiaries or an ERISA Affiliate (as defined below) exists. Except as set forth on
         SCHEDULE 4.12, each Employee Program (other than a Multiemployer Plan (as defined below)) which has been maintained by the Company during the six-year period ending on the Closing Date and which has been intended to qualify under Section 401(a) or Section 501(c)(9) of the Code has received a favorable determination or approval letter from the IRS regarding its qualification under such section or the remedial amendment period under
         Section 401(b) of the Code has not yet expired with respect to such Employee Program and, to the knowledge of the Company, nothing has occurred that would adversely affect such qualification since the date of such letter or application for a determination or approval letter has been timely made and to the knowledge of the Company, no reason exists why a favorable determination or approval shall not be granted. Except as set forth on SCHEDULE 4.12, the Company does not know of any failure of any party to comply with any laws applicable with respect to the Employee Programs that have been maintained by the Company, any of its Subsidiaries or any Current Affiliate or any ERISA Affiliates, and no such failure will result from completion of the transactions contemplated hereby. Except as set forth on SCHEDULE 4.12, with respect to any Employee Program ever maintained by the Company, any of its Subsidiaries or an ERISA Affiliate, there has been no "prohibited transaction," as defined in Section 406 of ERISA or Code Section 4975, or breach of any duty under ERISA or other applicable law or any agreement which in any such case could subject the Company or any of its Subsidiaries to material liability either directly or indirectly (including, without limitation, through any obligation of indemnification or contribution) for any damages, penalties, or taxes, or any other loss or expense. No litigation or governmental administrative proceeding (or investigation) or other proceeding (other than those relating to routine claims for benefits) is pending or threatened with respect to any such Employee Program (other than a Multiemployer Plan).

              None of the Company, its Subsidiaries, or its Current Affiliates or any ERISA Affiliates have incurred any liability under Title IV of ERISA which has not been paid in full prior to the Closing. None of the Company, any of its Subsidiaries or any of its Current Affiliates or any ERISA Affiliates participates currently or has during the six-year period ending on the Closing Date participated in or is required currently or has during the six-year period ending on the Closing Date been required to contribute to or otherwise participate in any plan, program or arrangement subject to Title IV of ERISA. None of the Company, its Subsidiaries, or its Current Affiliates or any ERISA Affiliates participates currently or has during the six-year period ending on the Closing Date participated in or is required currently or has during the six-year period ending on the Closing Date been required to contribute to or otherwise participate in any Multiemployer Plan (as defined below). Except as disclosed on SCHEDULE 4.12, none of the Employee Programs which is a welfare plan maintained by the Company, any of its Subsidiaries or any ERISA Affiliate provides health care or any other non-pension benefits to any employees after their employment is terminated (other than as required by Part 6 of Subtitle B of Title I of ERISA or comparable statutes or regulations) or has ever promised to provide such post-termination benefits.

              For purposes of this subsection:

                   (a) "EMPLOYEE PROGRAM" means (A) any employee benefit plan within the meaning of Section 3(3) of ERISA and employee benefit plans (such as foreign or excess benefit plans) which are not subject to ERISA, and (B) any stock option plans, bonus or incentive award plans, severance pay policies or agreements, deferred compensation arrangements, supplemental income arrangements, vacation plans, and all other employee benefit plans, agreements, and arrangements not described in (A) above, and (C) any trust used to fund benefits under the foregoing maintained by the Company, any of its Subsidiaries or any ERISA Affiliate.

                   (b) An entity is an "ERISA AFFILIATE" of the Company if it would have ever been considered a single employer with the Company under ERISA Section 4001(b) or part of the same "CONTROLLED GROUP" as the Company for purposes of ERISA Section 302(d)(8)(C); and an entity is a "CURRENT AFFILIATE" if it currently would be considered a single employer with the Company under ERISA Section 4001(b) or part of the same "CONTROLLED GROUP" as the Company for purposes of ERISA Section 302(d)(8)(C).

                   (c) An entity "MAINTAINS" an Employee Program if such entity sponsors, contributes to, or provides benefits under such Employee Program, or has any obligation (by agreement or under applicable law) to contribute to or provide benefits under such Employee Program, or if such Employee Program provides benefits to or otherwise covers employees of such entity (or, in respect of such employees, their spouses, dependents, or beneficiaries).

                   (d) "MULTIEMPLOYER PLAN" means a (pension or non-pension)
              employee benefit plan to which more than one employer contributes and which is maintained pursuant to one or more collective bargaining agreements.

         4.13. PRIVATE OFFERINGS . No form of general solicitation or general advertising including, but not limited to, advertisements, articles, notices or other communications, published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising, was used by the Company or any of its Subsidiaries or any of their respective representatives, or, to the knowledge of the Company, any other Person acting on behalf of the Company or any of its Subsidiaries in connection with the offering of the Notes and Warrants being purchased under this Agreement or under any other Transaction Document. Neither the Company or any of its Subsidiaries nor any Person acting on the Company's or any such Subsidiaries' behalf, as applicable, has directly or indirectly offered the Notes or the Warrants, or any part thereof or any other similar securities or the securities being purchased under any other Transaction Document, for sale to, or sold or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with any Person or Persons other than the

         Purchasers and other investors who the Company reasonably believed had such knowledge and experience in financial and business matters that they were capable of evaluating the merits and risks of purchasing the Notes and the Warrants. The Company further represents to the Purchasers that, assuming the accuracy of the representations of the Purchasers as set forth in Section 5 hereof, neither the Company or any of its Subsidiaries nor any Person acting on the Company's or any such Subsidiaries' behalf, as applicable, has taken or will take any action which would subject the issue and sale of the Notes and the Warrants to the provisions of Section 5 of the Securities Act, except as contemplated by the Registration Rights Agreement. The Company and its Subsidiaries have not sold the Notes or the Warrants to anyone other than the Purchasers designated in this Agreement. No securities of the same class or series as any of the Notes or Warrants have been issued and sold by the Company or any of its Subsidiaries prior to the date hereof other than issuances of Common Stock or Senior Indebtedness contemplated hereby or in any of the Transaction Documents and the granting of stock options to directors or employees.

              4.14. BROKER'S OR FINDER'S COMMISSIONS . In addition to and not in limitation of any other rights hereunder, the Company agrees that it will indemnify and hold harmless the Purchasers from and against any and all claims, demands or liabilities for broker's, finder's, placement agent's or other similar fees or commissions and any and all liabilities with respect to any taxes (including interest and penalties) payable or incurred or alleged to have been incurred by the Company, any of its Subsidiaries or any Person acting or alleged to have been acting on the Company's or any of such Subsidiaries' behalf, as applicable, in connection with this Agreement, the issuance or sale of the Notes or the Warrants, or any other transaction contemplated by any of the Transaction Documents.

         4.15. DISCLOSURE .

                   (a) There is no untrue statement of material fact in this
              Agreement or in any of the other Transaction Documents, and no omission of a material fact necessary in order to make the statements contained herein and therein, taken as a whole, not materially misleading in light of the circumstances in which such statements were made.

                   (b) There is no material fact known to the Company which the
              Company has not disclosed to the Purchasers or the Purchasers' Special Counsel in writing which has or, insofar as the Company can reasonably foresee, may have or will have a Material Adverse Effect, or a material adverse effect on the ability of the Company or any of the Subsidiaries to perform its respective obligations under any of the Transaction Documents to which it is a party or in respect of the Notes or the Warrants or any document contemplated hereby or thereby.

              4.16. INTENTIONALLY OMITTED .

              4.17. FEDERAL RESERVE REGULATIONS AND OTHER MATTERS . The Company will not, directly or indirectly, use any of the proceeds from the sale of the Notes and Warrants for the purpose, whether immediate, incidental or ultimate, of buying any "margin stock," or of maintaining, reducing or retiring any indebtedness originally incurred to purchase any stock that is currently a "margin stock," or for any other purpose which might constitute the transactions contemplated hereby a "purpose credit," in each case within the meaning of Regulation G or U of the Board of Governors of the Federal Reserve System (12 C.F.R. 207 and 221, as amended, respectively), or otherwise take or permit to be taken any action which would involve a violation of such Regulation G or Regulation U or of Regulations T or X of the Board of Governors of the Federal Reserve System (12 C.F.R. 220 and 224, as amended, respectively) or any other regulation of such Board. No indebtedness that may be maintained, reduced or retired with the proceeds from the sale of the Notes or Warrants was incurred for the purpose of purchasing or carrying any "margin stock" and neither the Company nor any of its Subsidiaries own any such "margin stock" or have any present intention of acquiring, directly or indirectly, any such "margin stock."

              4.18. BOOKS AND RECORDS . The minute books of the Company and each of its Subsidiaries contain complete and accurate records of all meetings and other corporate actions of the Company's and each of its Subsidiaries' Shareholders Board of Directors and committees thereof and accurately reflect in all material respects all transactions referred to therein. The stock ledger of the Company and each of its Subsidiaries are complete and reflects all issuances, transfers, repurchases and cancellations of shares of Capital Stock of the Company and each of its Subsidiaries.

              4.19. ENVIRONMENTAL MATTERS . To the best knowledge of the Company, each of the representations and warranties set forth in paragraphs (a) through (e) of this subsection are true and correct with respect to each parcel of real property heretofore or now owned or operated by the Company or any Subsidiary (the "Properties"), except as set forth on SCHEDULE 4.19 and except to the extent that the facts and circumstances giving rise to any such failure to be so true and correct could not have a Material Adverse Effect:

                   (a) The Properties do not contain, and have not previously contained, in, on, or under, including, without limitation, the soil and groundwater thereunder, any Hazardous Materials.

                   (b) The Properties and all operations and facilities at the
              Properties are in compliance with all Environmental Laws, and there is no Hazardous Materials contamination or violation of any Environmental Law which could interfere with the continued operation of any of the Properties or impair the fair saleable value of any thereof.

                   (c) Neither the Company nor any of its Subsidiaries has
              received any complaint, notice of violation, alleged violation, investigation or advisory action or of potential liability or of potential responsibility regarding environmental protection matters or permit compliance with regard to the Properties, nor is the Company aware that any Governmental Authority is contemplating delivering to the Company or any of its Subsidiaries any such notice.

                   (d) Hazardous Materials have not been generated, treated,
              stored, disposed of, at, on or under any of the Properties, nor have any Hazardous Materials been transferred from the Properties to any other location.

                   (e) There are no governmental, administrative or judicial
              proceedings pending or contemplated under any Environmental Laws to which the Company or any of its Subsidiaries is or will be named as a party with respect to the Properties, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to any of the Properties.

              4.20. PROPERTIES AND ASSETS . The Company and each of its Subsidiaries have good record and marketable fee title to all real property and all other property and assets, whether tangible or intangible, owned by them and reasonably necessary in the conduct of business of the Company and each of its Subsidiaries, except defects in title which do not and will not have a Material Adverse Effect. All of the leases necessary in any material respect for the operation of their respective properties and assets, under which the Company and each of its Subsidiaries holds any property or assets, real or personal, are valid, subsisting and enforceable and afford peaceful and undisturbed possession of the subject matter of the lease, and no material default by the Company or any of its Subsidiaries exist under any of the provisions thereof. All buildings, machinery and equipment of the Company and each of its Subsidiaries are in good repair and working order, except for ordinary wear and tear, and except as would have a Material Adverse Effect. All material current and proposed uses of such property or assets of the Company and each of its Subsidiaries are permitted as of right and, to the knowledge of the Company, no such regulation or ordinance interferes with such current or proposed uses. To the knowledge of the Company, there is no pending or formally proposed change in any such laws, regulations and ordinances which would have a Material Adverse Effect. Except as set forth on SCHEDULE 4.20, no condemnation proceeding is pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries. All property and assets of any kind (real or personal, tangible or intangible) of the Company and each of its Subsidiaries are free from all Liens except for (i) Liens disclosed on SCHEDULE 4.20 hereto and
         (ii) Permitted Liens.

              4.21. INSURANCE . A list of all insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors under which the Company and each of its Subsidiaries may derive any material benefit is set forth on
         SCHEDULE 4.21 hereof. There is no claim by the Company or any of its Subsidiaries pending under any of such policies or bonds as to which coverage has been questioned, reserved, denied or disputed by the underwriters of such policies or bonds or their agents where such question, reservation, denial or dispute would have a Material Adverse Effect. All premiums due and payable under all such policies and bonds have been paid, and the Company and each of its Subsidiaries are otherwise in full compliance with the terms and conditions of all such policies and bonds. Except as set forth on SCHEDULE 4.21, such policies of insurance and bonds (or other policies and bonds providing substantially similar insurance coverage) are and have been in full force and effect for at least the last year and remain in full force and effect. The Company knows of no threatened termination of any such policies or bonds.

              4.22. EMPLOYMENT PRACTICES . Except as set forth on SCHEDULE 4.22 hereto, neither the Company nor any of its Subsidiaries are a party to or in the process of negotiating any collective bargaining or labor agreement or union contract. Except as set forth on Schedule 4.22, there is no (i) charge, complaint or suit pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries respecting employment, hiring for employment, terminating from employment, employment practices, employment discrimination, sexual harassment or other forms of discriminatory harassment terms and conditions of employment, safety, wrongful termination, or wages and hours, (ii) unfair labor practice charge or complaint pending or, to the knowledge of the Company, threatened against, or decision or order in effect and binding on, the Company or any of its Subsidiaries before or of the National Labor Relations Board, (iii) grievance or arbitration proceeding arising out of or under collective bargaining agreements pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, (iv) strike, labor dispute, slow-down, work stoppage or other interference with work pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, or (v) to the knowledge of the Company, union organizing activities or union representation question threatened or existing with respect to any groups of employees of the Company or any of its Subsidiaries.

              4.23. FINANCIAL STATEMENTS .

                   (a) The Company has delivered to the Purchaser complete and correct copies of its audited financial statements for the fiscal years ended December 31, 1993, 1994, and 1995, and its unaudited financial statements for the fiscal quarters ended March 31, 1996, June 30, 1996, and September 30, 1996, together with the notes thereto, if any, (the "Financial Statements"). The Financial Statements fairly present in all material respects the financial position of the Company and each of its Subsidiaries on the dates of such statements and the results of their operations on the applicable basis for the periods covered thereby in accordance with GAAP, except, with respect to unaudited financial statements, the absence of notes thereto and statements of cash flows and subject to customary year-end adjustments; and have been prepared in accordance with GAAP consistently applied.

                   (b) As of December 31, 1995, and as of the Closing Date, and
              except as set forth in the Schedules hereto, there are and will be no material liabilities or claims relating to the Company or any of its Subsidiaries of any nature, whether accrued, absolute, contingent or otherwise, asserted or, to the Company's knowledge, unasserted, except liabilities or claims stated or adequately reserved against in the Financial Statements or liabilities or claims incurred in the ordinary course of the Company's and each of its Subsidiaries' operations which are not required to be reflected in the Financial Statements or in the notes thereto under GAAP. Nothing has come to the attention of the Company since the date of the Financial Statements which would indicate that the Financial Statements were not true and correct in all material respects as of the respective dates thereof.

              4.24. INTELLECTUAL PROPERTY . The Company and each of its Subsidiaries have exclusive ownership of, or exclusive license to use all Intellectual Property that is material to the conduct of their respective businesses as currently conducted and as proposed to be conducted. A list of all Intellectual Property owned or licensed by the Company and each of its Subsidiaries is set forth on SCHEDULE 4.24 hereto. To the best knowledge of the Company, no claim is pending or threatened to the effect that the operations of the Company or any of its Subsidiaries infringe upon or conflict with the asserted rights of any other Person under any Intellectual Property, and there is no basis for any such claim (whether pending or threatened) known to the Company. No claim is known by the Company to be pending or threatened to the effect that any Intellectual Property owned or licensed by the Company or any of its Subsidiaries or which the Company or any of its Subsidiaries otherwise have the right to use, is invalid or unenforceable by the Company or its Subsidiaries. Each of the Company and its Subsidiaries have taken reasonable precautions to maintain the confidentiality of their respective trade secrets and other proprietary information and, to the best of the Company's knowledge, as of the date hereof, such confidentiality has not been breached in a manner which may have a Material Adverse Effect. To the best of the Company's knowledge, the business conducted or proposed to be conducted by the Company and each of its Subsidiaries will not cause the Company or its Subsidiaries to infringe or violate any Intellectual Property owned or licensed by any other person or entity, which infringement or violation would have a Material Adverse Effect. Except as set forth on SCHEDULE 4.24, the Company is not aware that any Key Employee of the Company or any of its Subsidiaries or any individual who is performing consulting services for the Company or any of its Subsidiaries is obligated under any contract (including any license, covenant or commitment of any nature), or subject to any judgment, decree or order of any court or administrative agency, that would interfere or conflict with the performance of such employee's duties as an officer, employee, consultant or director of the Company or any of its Subsidiaries or the use of such employee's best efforts to promote the interests of the Company or any of its Subsidiaries or the Company's or any of its Subsidiaries businesses as proposed to be conducted.

              4.25. TAXES . The Company, all predecessors to the Company, each of its Subsidiaries, and any of their predecessors have filed or obtained extensions of all federal, state, local and foreign income, excise, franchise, real estate, sales and use and other tax returns heretofore required by law to be filed by it. All material taxes, including, without limitation, all federal, state, county, local, foreign or other income, property, sales, use, franchise, value added, employees' income withholding, social security, unemployment and other taxes, of any nature whatsoever which have become due or payable by the Company, any predecessors thereto, each of its Subsidiaries, and any of their predecessors including any fines or penalties with respect thereto or interest thereon, whether disputed or not (collectively, "Taxes"), have been paid in full or are adequately provided for in accordance with GAAP on the financial statements of the applicable Person. All material deposits, Taxes and other assessments and levies required by law to be made, withheld, collected or provided for by the Company, any predecessors thereto, each of its Subsidiaries, and any of their predecessors including deposits with respect to Taxes constituting employees' income withholding taxes, have been duly made, withheld, collected or provided for and have been paid over to the proper federal, state or local authority, or are held by the applicable Person for such payment. No Liens arising from or in connection with Taxes have been filed and are currently in effect against the Company or any of its Subsidiaries except for Liens for Taxes which are not yet due. The Company knows of no basis for any other Taxes that could reasonably be expected to have a Material Adverse Effect.

              4.26. TRANSACTIONS WITH AFFILIATES . Except as otherwise set forth on SCHEDULE 4.26 or as otherwise contemplated in the Transaction Documents, there are no material transactions, agreements or understandings, existing or presently contemplated, between or among the Company's or any of its Subsidiaries' officers or directors or shareholders or any of their Affiliates or associates and either the Company or any of its Subsidiaries.

              4.27. LIMITATION ON SUBSIDIARY PAYMENT RESTRICTIONS . Except as set forth in SCHEDULE 4.27 hereto, at and as of the Closing Date, none of the Subsidiaries will be subject to any consensual restriction or encumbrance on the ability of any such Subsidiary (a) to pay dividends or make any other distributions on such Subsidiary's Capital Stock to, or pay any indebtedness owing to, or repurchase or redeem any of such Subsidiary's Capital Stock from, the Company or any other Subsidiary of the Company, (b) to make any loans or advances to the Company or any other Subsidiary of the Company, or (c) to transfer any of its property or assets to the Company or any other Subsidiary.

              4.28. NO OTHER BUSINESS . Neither the Company nor any of its Subsidiaries have or are engaged in any material respect in any business other than providing services through its professional employer organization, such as payroll and benefit administration, and human resource compliance and management, providing other flexible industrial staffing services consistent with past practice, such as temporary personnel and granting and supporting franchises of the Company's business.

              4.29. COMPLIANCE WITH LAWS . The Company and its Subsidiaries are in compliance with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority except where such failure to comply would not have a Material Adverse Effect.

              4.30. INVESTMENT COMPANY ACT . Neither the Company nor any of its Subsidiaries are an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

              4.31. PUBLIC UTILITY HOLDING COMPANY ACT . Neither the Company nor any of its Subsidiaries are a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

              4.32. INTERSTATE COMMERCE ACT . To the Company's knowledge, neither the Company nor any of its Subsidiaries are or will be, a "rail carrier," or a Person controlled by or affiliated with a "rail carrier," within the meaning of Title 49, U.S.C. or a "carrier" or other Person to which 49 U.S.C. Section 11301(b)(1) is applicable.

              4.33. MATERIAL CONTRACTS AND OBLIGATIONS . Set out on SCHEDULE
         4.33 hereto is a list of all material agreements of any nature to which the Company or any of its Subsidiaries are a party or by which they are bound, including without limitation (a) each agreement which requires future expenditures by the Company or any of its Subsidiaries in excess of $250,000, (b) all employment and consulting agreements, employee benefit, bonus, pension, profit-sharing, stock option, stock purchase and similar plans and arrangements, and distributor and sales representative agreements, (c) any agreement to which any shareholder, officer or director of the Company or any of its Subsidiaries or any "affiliate" or "associate" of such persons (as under the Securities
         Act), is presently a party, including without limitation any agreement or other arrangement providing for the furnishing of services by, rental of real or personal property from, or otherwise requiring payments to, any such person or entity and (d) any agreement relating to the Intellectual property. The Company has delivered to the Purchaser copies of such of the foregoing as requested. The Company and, to the best of the Company's knowledge, each other party thereto have in all material respects performed all the obligations required to be performed by them to date, have received no notice of default and are not in default (with due notice or lapse of time or both) under any lease, agreement or contract described in subsections (a), (b), (c) or
         (d) above or that might result in payments to the Company in excess of $250,000, now in effect to which the Company or any subsidiary is a party or by which it or its property may be bound. All of such agreements and contracts are valid, binding and in full force and effect with respect to the Company. Neither the Company nor any of its Subsidiaries has any present expectation or intention of not fully performing all its obligations under each such lease, contract or other agreement, and the Company has no knowledge of any breach or anticipated breach by the other party to any contract or commitment to which the Company or any Subsidiary is a party.

              5. REPRESENTATIONS OF THE PURCHASERS. To induce the Company to enter into this Agreement and to sell the Notes and Warrants, each of the Purchasers severally represent and warrant as follows:

              5.1. PURCHASE FOR INVESTMENT . Such Purchaser (a) is an accredited investor as defined in Regulation D under the Securities Act, or (b) by reason of its business and financial experience, and the business and financial experience of those persons, if any, retained by it to advise it with respect to its investment in the Notes and the Warrants, together with such advisers have such knowledge, sophistication and experience in business and financial matters as to be capable of evaluating the merits and risk of the prospective investment in the Notes and Warrants. Such Purchaser is purchasing the Notes and the Warrants for its own account or for one or more separate accounts maintained by it or for the account of one or more institutional investors on whose behalf such Purchaser has authority to make this representation for investment and not with a view to the distribution thereof in violation of the Securities Act, provided that the disposition of such Purchaser's or such investor's property shall at all times be within its control. Such Purchaser understands and agrees that the Notes and the Warrants have not been registered under the Securities Act and may be resold (which resale is not now contemplated) only if registered pursuant to the provisions thereunder or if an exemption from registration is available and, if requested by the Company, accompanied by an opinion of counsel in form and substance satisfactory to the Company.

        5.2. CORPORATE AUTHORIZATION; VALIDITY AND BINDING EFFECT . Such Purchaser has full power and authority and has taken all action necessary to authorize it to enter into and perform its obligations under this Agreement, the Transaction Documents and all other documents or instruments contemplated hereby or thereby. This Agreement is the legal, valid and binding obligation of such Purchaser, and is enforceable in accordance with its terms, except for (a) the effect upon the Transaction Documents of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the rights of creditors generally and (b) limitations imposed by a court of competent jurisdiction under general equitable principles upon the specific enforceability of any of the remedies, covenants or other provisions of this Agreement and upon the availability of injunctive relief or other equitable remedies.

              5.3. CORPORATE AND GOVERNMENTAL AUTHORIZATION; NONCONTRAVENTION . The execution, delivery and performance by such Purchaser of each of the Transaction Documents to which it is a party and all other instruments or agreements to be executed in connection herewith or therewith, do not and will not contravene or constitute a default under or violation of (i) any provision of applicable law or regulation of any Governmental Authority, including, without limitation, the Foreign Assets Control Regulations and the Cuban Assets Control Regulations,
         (ii) the Charter Documents of such Purchaser, (iii) any agreement (or require the consent of any Person under any agreement that has not been obtained or will not be obtained prior to the Closing Date) to which the Purchaser is a party, or (iv) any judgment, injunction, order, decree or other instrument binding upon such Purchaser or any of its properties, except where such contravention, default or violation would not have a Material Adverse Effect.

              5.4. BROKER'S OR FINDER'S COMMISSIONS . In addition to and not in limitation of any other rights hereunder, such Purchaser agrees that it will indemnify and hold harmless the Company from and against any and all claims, demands or liabilities for broker's, finder's, placement agent's or other similar fees or commissions and any and all liabilities with respect to any taxes (including interest and penalties) payable or incurred or alleged to have been incurred by such Purchasers or any Person acting or alleged to have been acting on such Purchasers' behalf, as applicable, in connection with this Agreement, the issuance or sale of the Notes or the Warrants, or any other transaction contemplated by any of the Transaction Documents.

         6. TERMS OF THE NOTES; PAYMENTS AND REDEMPTION; REGISTRATION

              6.1. MATURITY; PRINCIPAL AMOUNT . The aggregate principal amount of the Notes to be issued to the Purchasers under this Agreement shall be TWENTY-FIVE MILLION DOLLARS AND NO CENTS ($25,000,000). The Notes shall mature and principal payments and all accrued and unpaid interest thereon and any other payments due thereunder shall be due and payable, without set-off, deduction or counterclaim, at the times and in the manner set forth in the Notes.

              6.2. INTEREST . The Notes shall bear interest from the date of issuance until February 20, 1999, at a rate of eleven percent (11%) per annum and thereafter at a rate of twelve and one-half percent (12.5%) per annum until the Stated Maturity Date. Interest on the unpaid principal amount of the Notes shall be computed on the basis of a 360-day year and the actual days elapsed, and shall be payable quarterly in arrears on the last day of March, June, September, and December of each year, commencing on March 31, 1997, and upon any other payment of any principal amount of the Notes.

              6.3. DEFAULT INTEREST AND LATE CHARGES . In the event that any principal amount of the Notes is not paid within five (5) days of when due and payable (whether at stated maturity, by acceleration or otherwise), the interest rate on such principal amount shall, notwithstanding anything herein to the contrary and until all principal payments on the Notes have been brought current, thereafter be increased by three percent (3%) per annum. To the extent legally enforceable, any interest on any principal amount of the Notes that is not paid when due and payable shall thereafter be paid, on demand by the holder of such Notes for which such interest is owed, together with interest thereon at a rate of three percent (3%) per annum in excess of the rate set forth in Subsection 6.2.

              6.4. PAYMENTS ON THE NOTES . All payments of principal and interest on the Notes and any other payments due thereunder shall be made by the Company, without set-off, deduction or counterclaim, to the Purchasers (or their respective nominees) at the respective addresses and in accordance with the instructions set forth on the Purchaser Signature Page attached hereto, or at such other address or by such other method as the Purchasers (or their respective nominees) or any transferee or successor holder of the Notes shall have designated to the Company in writing. All such payments shall be made in dollars and in immediately available funds not later than 3:00 p.m. Boston time, on the date such payment shall become due. Any payment received after such time on any Business Day shall be deemed to have been received on the next Business Day. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

              6.5. OPTIONAL REDEMPTION . The Company may at any time and from time to time redeem the then outstanding principal amount of the Notes, in whole or in part, at the Redemption Price by giving written notice of redemption to all holders of the Notes not less than 30 days and not more than 60 days prior to the Redemption Date, specifying (i) the principal amount of the Notes to be redeemed, (ii) the Redemption Date,
         (iii) the accrued and unpaid interest (as of the Redemption Date) applicable to the Notes to be redeemed and (iv) the applicable Redemption Price. Notice of redemption having been so given, the aggregate amount of the Redemption Price, together with all accrued and unpaid interest, if any, to the Redemption Date applicable to the Notes to be redeemed shall become due and payable on the Redemption Date. If less than all of the outstanding Notes are to be redeemed on any Redemption Date, the Company MUST redeem a PRO RATA portion of the Notes held by each of the Purchasers as of such Redemption Date. Any partial redemption shall be in an aggregate principal amount of at least $1,000,000 or integral multiples of $1,000,000 in excess thereof. The Redemption Price shall be an amount equal to the indicated percentage of the principal amount of the Notes to be redeemed (excluding any principal payments made pursuant to Subsection 6.1) for the applicable period set forth below:

        PERIOD                                             PERCENTAGE

     Closing Date through February 20, 1999                100%
     February 21, 1999 through May 20, 1999                107%
     May 21, 1999 through August 20, 1999                  106.125%
     August 21, 1999 through November 20, 1999             105.25%
     November 21, 1999 through February 20, 2000           104.375%
     February 21, 2000 through May 20, 2000                103.5%
     May 21, 2000 through August 20, 2000                  102.625%
     August 21, 2000 through November 20, 2000             101.75%
     November 21, 2000 through February 20, 2001           100.875%
     February 21, 2001 through February 20, 2002           100%

         6.6. CHANGE OF CONTROL .

                   (a) If there occurs a Change of Control (the date on which a
              Change of Control first occurs being referred to herein as the "Change Date"), then the Company shall notify all holders of the Notes in writing and the Company shall promptly make an offer to redeem the Notes (a "Change of Control Offer") at a purchase price in cash equal to the Redemption Price, together with all accrued and unpaid interest, if any, to the Change of Control Purchase Date (as defined below), in accordance with the procedures set forth in this Subsection 6.6.

                   (b) Promptly, and in any event within 30 days, after the
              Change Date, the Company shall send by first-class mail to each holder of Notes, a written notice stating the following, pursuant to this Subsection 6.6:

                        (i) a Change of Control has occurred and the holders of
                   the Notes may elect to have their Notes purchased by the Company either in whole or in part, at a purchase price in cash equal to the Redemption Price, together with all accrued and unpaid interest, if any, to the date of repurchase;

                        (ii) the repurchase date (which shall be no less than 30
                   days nor more than 60 days after the date such notice is mailed) (the "Change of Control Purchase Date"), or such other date as may be required by law;

                        (iii) the circumstances and relevant facts known to the
                   Company regarding such Change of Control (including, to the extent applicable, information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control) which the Company in good faith believes will enable such holder of Notes to make an informed decision; and

                        (iv) all instructions necessary to tender the Notes
                   pursuant to the Change of Control Offer, together with the information contained in paragraph (c) below.

                   (c) Each holder of Notes electing to have its Notes purchased will be required to deliver to the Company, at the address specified in the notice received by such holder from the Company, at least three Business Days prior to the Change of Control Purchase Date, an election form specifying the principal amount of Notes such holder elects to have purchased. Any partial redemption shall be in an aggregate principal amount of at least $1,000,000 or integral multiples of $1,000,000 in excess thereof. Each holder of Notes will be entitled to withdraw its election if the Company receives, not later than three Business Days prior to the Change of Control Purchase Date, a facsimile transmission or letter setting forth the name of such holder, the principal amount of Notes which the holder had elected to have purchased and a statement that such holder is withdrawing its election to have such Notes purchased.

                   (d) On the Change of Control Purchase Date, the Company shall pay the Redemption Price, together with all accrued and unpaid interest, if any, to the Change of Control Purchase Date to the holders of Notes who have elected to have their Notes purchased by the Company under this Subsection 6.6, and upon the payment of such purchase price and accrued interest, the holders of such purchased Notes shall deliver such purchased Notes to the Company for cancellation. In connection with holders whose Notes are purchased only in part, the Company (at the Company's expense) shall execute, authenticate and deliver to such holders new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

              6.7. REGISTRATION AND EXCHANGE OF NOTES .

                   (a) The Company shall maintain, at its principal office, a register for the Notes, in which the Company shall record the name and address of each Person in whose name each Note has been issued and the name and address of each transferee and prior owner of each Note. The Company may deem and treat the Person in whose name a Note is so registered as the holder and owner thereof for all purposes until due presentment of such Note for registration of transfer as provided in this Subsection 6.7.

                   (b) Upon surrender for exchange or registration of transfer of any Note at the principal office of the Company, the Company shall execute and deliver, at its expense, one or more new Notes of any denominations (of at least $100,000 and integral multiples of $100,000) requested by the holder of the surrendered Note, each dated the date to which interest has been paid on the Note so surrendered (or, if no interest has been paid, the date of such surrendered Note), but in the same aggregate unpaid principal amount as such surrendered Note, and registered in the name of such Person or Persons as shall be designated in writing by such holder. Every Note surrendered for registration of transfer shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed by the holder of such Note or by his attorney duly authorized in writing and reasonably satisfactory to the Company and its counsel.

                   (c) At the request of any holder of any Note, the Company
              will issue, at its expense, in replacement of any Note or Notes lost, stolen, damaged or destroyed, upon surrender of the mutilated portions thereof, if any, a new Note or Notes of the same denominations, of the same unpaid principal amounts and otherwise of the same tenor as, the Note or Notes so lost, stolen, damaged or destroyed. The Company may condition the replacement of a Note reported by a holder as lost, stolen, damaged or destroyed, upon the receipt from such holder of an indemnity or security reasonably satisfactory to the Company and its counsel, provided that if such holder shall be a Purchaser or its nominee or an institutional investor or its nominee, such Purchaser's or such institutional investor's agreement of indemnity shall be sufficient for purposes of this paragraph (c).


         7.   COVENANTS OF THE COMPANY.

              7.1. GENERAL COVENANTS OF THE COMPANY . The Company covenants and agrees that so long as any Notes or Warrants shall remain outstanding:

                   (a) FINANCIAL STATEMENTS AND OTHER Information. The Company
              shall furnish to each holder of Notes or Warrants:

                        (i) ANNUAL FINANCIAL STATEMENTS - as soon as available,
                   but in any event within 90 days after the end of each fiscal year of the Company, an audited consolidated balance sheet of the Company and its Subsidiaries as at the end of such year and the related audited statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries for such year, setting forth in each case in comparative form the figures for the previous year, all in reasonable detail reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Deloitte & Touche LLP or other firm of independent certified public accountants of nationally recognized standing acceptable to the holders of the Notes and Warrants;

                        (ii) MONTHLY STATEMENTS - as soon as available, but in
                   any event not later than 30 days after the end of each month, excluding the last month of each fiscal year of the Company, an unaudited consolidated and consolidating balance sheet of the Company and its Subsidiaries as at the end of each such month and the related unaudited consolidated and consolidating statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries for such month and the portion of the fiscal year through such date, all in reasonable detail and setting forth in comparative form the figures for the budget for such fiscal year and results of the corresponding period of the previous year on an operating unit and consolidated basis, certified by the chief financial officer, treasurer or controller of the Company;

                        (iii) ANNUAL BUDGET PLAN - as soon as available, but in
                   any event not later than 15 days prior to the commencement of each fiscal year, an annual budget, including monthly consolidated and consolidating income statements, balance sheets and cash flow statements for such fiscal year for the Company and its Subsidiaries;

                        (iv) REGULATORY FILINGS - promptly after they become
                   available, copies of any regular and periodic financial information, and any other information and reports, which the Company or any of its Subsidiaries shall file with the Commission, any state securities regulatory authority, or any other regulatory agency;

                        (v) SHAREHOLDER COMMUNICATIONS - promptly upon the
                   mailing thereof to the shareholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed;

                        (vi) PRESS RELEASES - promptly following the release by
                   the Company or if any of its Subsidiaries to the press of any material statement or other written communication, a copy thereof;

                        (vii) LITIGATION - promptly, and in any event within
                   five (5) Business Days after obtaining knowledge thereof, notice of any (i) litigation, investigation or proceeding which may exist at any time between the Company or any of its Subsidiaries and any Person, which in either case, if not cured or if adversely determined, as the case may be, could have a Material Adverse Effect, or (ii) any judgment or decree entered against the Company or any of its Subsidiaries involving a liability of $100,000 or more (singly or in the aggregate) or in which injunctive or similar relief is granted; and

                        (viii)OTHER INFORMATION - promptly any other information
                   reasonably requested by any holder of Notes or Warrants.

              All financial statements required to be delivered pursuant to clause (i) and (ii) of this Subsection 7.1(a) shall be complete and correct in all material respects (subject, in the case of interim statements, to normal year-end audit adjustments and the absence of footnotes) and prepared in reasonable detail and in accordance with GAAP.

                   (b) INSPECTION. So long as the Purchasers hold Notes in an aggregate principal amount of $3,000,000 or greater, the Company shall permit each of the Purchasers (provided any such Purchaser holds Notes in an aggregate amount of at least $1,000,000), or any authorized representative thereof, to visit and inspect the properties of the Company and its Subsidiaries, including their corporate and financial records, and to discuss their businesses and finances with officers of the Company and its Subsidiaries, during normal business hours following reasonable notice and as often as may be reasonably requested. Each of the Purchasers may, at its expense, designate a third party consultant who is not a competitor of the Company or any Subsidiary and who will be bound by and execute standard confidentiality provisions, as its authorized representative to inspect the Company's corporate and financial records.

                   (c) PAYMENT OF TAXES AND OTHER CLAIMS. The Company shall pay or discharge or cause to be paid or discharged, before any penalty accrues thereon, (i) all material Taxes, assessments and governmental charges levied or imposed upon the Company or any of its Subsidiaries upon the income, profits or property of the Company or any of its Subsidiaries and (ii) all material lawful claims for labor, materials and supplies which, if unpaid, would by law become a Lien upon the property of the Company or any of its Subsidiaries; provided that neither the Company nor any of its Subsidiaries shall be required to pay or discharge or cause to be paid or discharged any such amount, the applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate provision has been made or where the failure to effect such payment or discharge is not adverse in any material respect to the interests of the Purchasers.

                   (d) CORPORATE EXISTENCE. The Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each of its Subsidiaries in accordance with the respective Charter Documents of such Subsidiary and the rights (charter and statutory), licenses and franchises of the Company and each of its Subsidiaries, PROVIDED, HOWEVER, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any Subsidiary, if the Board of Directors of the Company shall determine, in the exercise of business judgment, that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole, and that the loss thereof is not adverse in any material respect to the interests of the Purchasers.

                   (e) INDEMNIFICATION OF DIRECTORS; PAYMENT OF DIRECTORS'
              EXPENSES. The Company shall (i) at all times maintain provisions in its Charter Documents indemnifying all members of the Board of Directors of the Company against liability to the maximum extent permitted under the laws of the State of Florida, and (ii) promptly reimburse any member of the Board of Directors of the Company for his reasonable out-of-pocket expenses incurred in attending each meeting of the Board of Directors of the Company or any committee thereof.

                   (f) DIRECTORS AND OFFICERS LIABILITY INSURANCE. The Company
              shall use its best efforts to obtain and maintain standard directors and officers liability insurance with a financially sound and reputable insurance company against liability under federal and state securities laws arising out of or related to the Company's initial public offering if the Board of Directors determines such insurance advisable in the exercise of its prudent business judgment, and, thereafter, standard directors and officers liability insurance covering the members of the Board of Directors.

                   (g) KEY MAN INSURANCE. The Company shall (i) use its best
              efforts to obtain and maintain a life insurance policy at reasonable premiums with a financially sound and reputable insurance company on the life of each of Paul M. Burrell and James Money in the face value of $5,000,000, each such policy naming the Company as owner and beneficiary thereof, (ii) not cause or permit any assignment of the proceeds of such policy, and (iii) not borrow against such policy.

                   (h) CONFLICTING AGREEMENTS. The Company shall not, and shall not permit any of its Subsidiaries to, enter into any agreement or instrument (other than agreements or instruments between the Company and the holders of Senior Indebtedness) that by its terms expressly prohibits the Company from repurchasing the Notes or the Warrants in accordance with the terms of this Agreement or the other Transaction Documents.

                   (i) BOOKS AND RECORDS. The Company shall, and shall cause
              each of its Subsidiaries to, (i) keep true books of records and accounts in which full and correct entries shall be made of all dealings or transactions in relation to their businesses and affairs, in accordance with GAAP and sound business practices, and
              (ii) reflect in their financialstatements adequate accruals and appropriations to reserves in accordance with GAAP.

                   (j) COMPLIANCE WITH LAWS. The Company shall, and shall cause each of its Subsidiaries to, comply with all statutes, laws, ordinances, or government rules and regulations to which the Company and its Subsidiaries are subject except where such failure to comply would not have a Material Adverse Effect.

                   (k) INVESTMENT COMPANY ACT. The Company shall not become an investment company subject to registration under the Investment Company Act of 1940, as amended.

                   (l) PAYMENTS FOR CONSENTS. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of Notes or Warrants for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Agreement or the other Transaction Documents unless such consideration is offered to be paid or agreed to be paid on a pro rata basis to all holders of the Notes or Warrants which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

                   (m) MAINTENANCE OF PROPERTIES AND INSURANCE. The Company
              shall (i) cause all material properties owned by or leased to it or any of its Subsidiaries and used or useful in the conduct of its business or the business of such Subsidiary to be maintained and kept in normal condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; PROVIDED, HOWEVER, that nothing in this Subsection 7.2(m) shall prevent the Company or any of its Subsidiaries from discontinuing the maintenance of any such properties, if such discontinuance is desirable in the conduct of its business or the business of such Subsidiary, and (ii) provide or cause to be provided, for itself and its Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds customarily insured against by corporations similarly situated and owning like properties, including, but not limited to, public liability insurance, with reputable insurers.

                   (n) FURTHER INSTRUMENTS AND ACTS. The Company shall, and
              shall cause each of its Subsidiaries to, execute and deliver such further instruments and do such further acts any holder of Notes or Warrants may deem reasonably necessary or proper to carry out more effectively the purposes of this Agreement and the other Transaction Documents.

              7.2. COVENANTS OF THE COMPANY APPLICABLE TO THE NOTES . The Company covenants and agrees that so long as any Notes shall remain outstanding:

                   (a) CERTIFICATES; NOTICES OF DEFAULT AND OTHER INFORMATION.
              The Company shall furnish to each holder of the Notes:

                        (i) OFFICERS' CERTIFICATE - together with the delivery
                   of the financial statements referenced in clause (i) of Subsection 7.1(a), an Officers' Certificate executed by at least two Officers of the Company, stating whether or not such Officers know of any Default or Event of Default, containing a certification from the chief executive officer, chief financial officer or principal accounting officer of the Company as to his or her knowledge of the Company's compliance with all conditions and covenants under this Agreement and the other Transaction Documents (for purposes of this clause (i) such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Agreement), and, if such Officers do know of such a Default or Event of Default, the certificate shall describe any such Default or Event of Default, and its status;

                        (ii) ACCOUNTANT'S STATEMENT - together with the delivery
                   of the financial statements referenced in clause (i) of Subsection 7.1(a) and so long as not contrary to the then current recommendation of the American Institute of Certified Public Accountants, a written statement by the Company's independent certified pubic accountants stating whether or not, in connection with their audit, which audit was not directed primarily toward obtaining knowledge of noncompliance of the specified sections referred to below, information came to their attention that caused them to believe that the Company failed to comply with the terms, covenants, provisions or conditions of the specified sections of this agreement, insofar as they relate to financial and accounting matters, which would constitute a Default if not waived by the holders of the Notes; PROVIDED, HOWEVER, that the independent certified public accountants delivering such statement shall not be liable in respect of such statement by reason of any failure to obtain knowledge of any such Default or Event of Default that would not be disclosed in the course of an audit conducted in accordance with generally accepted audit standards; and

                        (iii) NOTICE OF DEFAULT - within five (5) Business Days
                   of any Officer becoming aware of (i) any Default, Event of Default or default in the performance of any covenant, agreement or condition contained in this Agreement, any other Transaction Document or the Bank Credit Agreement or (ii) any event of default under any other mortgage, indenture or instrument, an Officers' Certificate specifying such default or event of default and what action the Company is taking or proposes to take with respect thereto.

                   (b) LIMITATION ON INDEBTEDNESS.

                        (i) Except as set forth in this Subsection 7.2(b), the
                   Company shall not, and shall not permit any of its Subsidiaries to Incur, directly or indirectly, any Indebtedness (including Acquired Indebtedness) after the Closing Date without the consent of two-thirds-in-interest of the holders of the Notes. For purposes of this Agreement, Indebtedness of any Person acquired in an Asset Acquisition that is not a Subsidiary, which Indebtedness is outstanding at the time such Person is acquired by the Company or a Subsidiary or becomes, or is merged into or consolidated with, a Subsidiary, shall be deemed to have been Incurred by the Company at the time such Acquired Person becomes, or is merged into or consolidated with, a Subsidiary.

                        (ii) Notwithstanding Subsection 7(b)(i) and in addition
                   to Indebtedness permitted to be Incurred under Subsection 7(b)(iii), the Company or any Subsidiary may Incur Indebtedness if, and to the extent that (i) no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the Incurrence of such Indebtedness, (ii) on the date of the Incurrence of such Indebtedness, the Total Debt to EBITDA Ratio of the Company and its Subsidiaries at the time of such Incurrence, after giving pro forma effect thereto, is 5.0 or less, and (iii) such Indebtedness consists of Subordinated Indebtedness on terms substantially equivalent to those on which the Notes are subordinated to the Senior Indebtedness.

                        (iii) Notwithstanding Section 7.2(b)(i) and in addition
                   to Indebtedness permitted to be incurred under Section 7.2(b)(ii), the Company and its Subsidiaries may incur the following Indebtedness:

                            (1)     Designated Senior Debt;

                            (2)     Indebtedness evidenced by the Notes;

                            (3)     Indebtedness evidenced by a Put Note;

                            (4) Indebtedness to any Wholly Owned Subsidiary of the Company or to any other Wholly Owned Subsidiary or Indebtedness of any Wholly Owned Subsidiary to the Company or any other Wholly Owned Subsidiary (provided that such Indebtedness is at all times held by the Company or a Wholly Owned Subsidiary of the Company); PROVIDED, HOWEVER, that for purposes of this Subsection 7.2(b)(iii)(4), upon either (A) the transfer or other disposition by any such Wholly Owned Subsidiary of any Indebtedness so permitted to a Person other than the Company or another Wholly Owned Subsidiary of the Company or
                   (B) the issuance, sale, lease, transfer or other disposition of shares of Capital Stock (including by consolidation or merger) of such Wholly Owned Subsidiary to a Person other than the Company or another such Wholly Owned Subsidiary, the provisions of this clause (iii) shall no longer be applicable to such Indebtedness and such Indebtedness shall be deemed to have been Incurred by the Company at the time of such transfer or other disposition.

                   (c) LIMITATION ON CERTAIN DEBT. The Company shall not Incur or suffer to exist any Indebtedness (other than Designated Senior Debt and the Notes and the Put Notes) that would rank subordinate to or junior in right of payment to any other Indebtedness of the Company, unless the Indebtedness so Incurred is either (i) Pari Passu Indebtedness or (ii) Subordinated Indebtedness and by its terms, or by the terms of any agreement or instrument pursuant to which such Subordinated Indebtedness is issued, (A) such Subordinated Indebtedness does not provide for payments of principal of such Indebtedness at the Stated Maturity thereof or by way of a sinking fund applicable thereto or by way of any mandatory redemption, defeasance, retirement or repurchase thereof by the Company (including any redemption, retirement or repurchase which is contingent upon events or circumstances, but excluding any retirement required by virtue of acceleration of such Indebtedness upon an event of default thereunder), in each case prior to the final Stated Maturity Date of the Notes and (B) such Subordinated Indebtedness does not permit redemption or other retirement thereof (including pursuant to an offer to purchase made by the Company) at the option of the holder thereof prior to the final Stated Maturity Date of the Notes, other than a redemption or other retirement at the option of the holder of such Subordinated Indebtedness (including pursuant to an offer to purchase made by the Company) which is conditioned upon a Change of Control of the Company pursuant to provisions substantially similar to those contained in Section 6.6; PROVIDED, however, that the foregoing limitation shall not apply to (1) distinctions between categories of Indebtedness which exist by reason of any Liens arising or created in respect of some but not all Indebtedness and (2) any intercreditor agreements (to which the Company is not a party) among different classes of creditors of the Company.

                   (d) LIMITATIONS ON LIENS. The Company will not, and will not permit any Subsidiary to, create or incur, or suffer to be incurred or to exist, any Lien on its or their property or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom, or transfer any property for the purpose of subjecting the same to the payment of obligations in priority to the payment of its or their general creditors, or acquire or agree to acquire, or permit any Subsidiary to acquire, any property or assets upon conditional sales agreements or other title retention devices, except:

                        (i) Liens for property taxes and assessments or
                   governmental charges or levies and Liens securing claims or demands of mechanics and materialmen, PROVIDED that payment thereof is not at the time required by Section 7.1(c).

                        (ii) Liens of or resulting from any judgment or award,
                   the time for the appeal or petition for hearing of which shall not have expired, or in respect of which the Company or any Subsidiary shall at any time in good faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured;

                        (iii) Liens incidental to the conduct of business or the
                   ownership of properties and assets (including Liens in connection with worker's compensation, unemployment insurance and other like laws, warehousemen and attorneys' liens and statutory landlords' liens) and Liens to secure the performance of bids, tenders or trade contracts, or to secure statutory obligations, surety or appeal bonds or other Liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money, PROVIDED in each case, the obligation secured is not overdue, is being contested in good faith by appropriate actions or proceedings;

                        (iv) minor survey exceptions or minor encumbrances,
                   easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which are necessary for the conduct of the activities of the Company and its Subsidiaries or which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not in any event materially impair their use in the operation of the business of the Company and Subsidiaries;

                        (v) Liens securing Indebtedness of a Wholly-Owned
                   Subsidiary to the Company or to another Subsidiary; and

                        (vi) Liens existing as of the date hereof and described
                   on Schedule 4.20 hereto.


                   (e) SUBSIDIARY GUARANTORS. The Company shall cause each of its current Subsidiaries to execute this Agreement as a Guarantor of the obligations of the Company in accordance with the terms of
              Section 11 of this Agreement and shall cause any other Wholly Owned Subsidiary created or acquired after the Closing

              Date (each an "Additional Guarantor") to execute a Guaranty providing that such Additional Guarantor guarantees the obligations of the Company in accordance with the terms of Section 11 of this Agreement and that all the terms and conditions of
              Section 11 applying to the Guarantors shall apply with the same effect to such Additional Guarantor or Additional Guarantors, and to deliver promptly copies of the Guaranty to the Purchasers, subject to the receipt of any approval required by a Governmental Authority, which the Company and its Subsidiaries shall use their best efforts to obtain.

                   (f) LIMITATION ON RESTRICTED PAYMENTS. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make any Restricted Payment without the prior written consent of the Purchasers, except (a) dividends, payments or other distributions with respect to any Capital Stock by any Subsidiary to the Company or to any Wholly-Owned Subsidiary of the Company,
              (b) the redemption, repurchase, retirement or conversion by the Company of the Notes and the Warrants and the Put Notes in accordance with the terms of this Agreement, and the Warrants, (c) additional payments required subsequent to the Closing Date with respect to the redemption, concurrently with the Closing, of those shares of Common Stock listed on SCHEDULE 7.2(F) attached hereto,
              (d) Restricted Debt Payments or (e) payments on account of Other Designated Debt if, and to the extent that (i) no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of such payment of such Indebtedness, (ii) on the date of and after giving effect to such payment, the Total Debt to EBITDA Ratio to the Company and its Subsidiaries at the time of such Incurrence, after giving pro forma effect thereto, is 5.5 or less and (iii) such Indebtedness consists of Subordinated Indebtedness on terms substantially equivalent to those on which the Notes are subordinated to the Senior Indebtedness.

                   (g) LIMITATIONS ON INVESTMENTS AND TRANSACTIONS WITH
              AFFILIATES.

                        (i) From and after the Closing Date, the Company shall
                   not, and shall not permit any of its Subsidiaries to, directly or indirectly, make any Investment or purchase or otherwise acquire any property, plant or equipment, other than:

                        (1) Permitted Investments;

                        (2) Investments by the Company in any of its Wholly
                   Owned Subsidiaries or Investments by any Wholly Owned Subsidiary in the Company or in any other Wholly Owned Subsidiary;

                        (3) Asset Acquisitions or the funding of a newly-formed
                   Subsidiary in anticipation of and in order to effectuate the acquisition by such entity of the Capital Stock or assets of another Person up to an aggregate amount of $5,000,000 during the term of the Notes; and

                        (4) Accounts and notes receivable if credited or
                   acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms.

                        (ii) Notwithstanding anything else contained in this
                   Subsection 7.2(g), the Company shall not, and shall not permit any of its Subsidiaries to, enter into any transaction or series of transactions to sell, lease, transfer, exchange or otherwise dispose of any of its properties or assets or to purchase any property or assets from, or for the direct or indirect benefit of, an Affiliate of the Company or of any Subsidiary of the Company, make any Investment in or enter into any contract, agreement, understanding, loan, advance or guaranty with, or for the direct or indirect benefit of, an Affiliate of the Company or of any Subsidiary of the Company (each, including any series of transactions with one or more Affiliates, an "Affiliate Transaction"), (i) unless such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Subsidiary than those that could have been obtained at that time in a comparable transaction by the Company or such Subsidiary with an unrelated Person, and (ii) unless such Affiliate Transaction has been approved by a majority of the Board of Directors who have no direct or indirect interest in the Affiliate Transaction or in the Affiliate that is a party to the Affiliate Transaction, or in any other party that is an Affiliate of any such Affiliate; PROVIDED, HOWEVER, that any Director who is also an executive officer of the Company or any of its Subsidiaries shall be considered an "Affiliate" with respect to matters relating to the compensation and indemnification of any executives or management of the Company. The provisions of this Subsection 7.2(g) shall not apply to any Restricted Payment that is made in compliance with the provisions of this Agreement or any other Transaction Document, and to transactions exclusively between or among the Company and any Wholly Owned Subsidiary or exclusively between or among Wholly Owned Subsidiaries provided such transactions are not otherwise prohibited by this Agreement.

                        (iii) Notwithstanding anything else contained in this
                   Subsection 7.2(g), the Company shall not, and shall not permit any of its Subsidiaries to establish or alter the compensation payable or other material terms of employment with respect to any of the Executive Officers without the approval of a majority of the members of the Board of Directors who are not Executive Officers of the Company or any of its Subsidiaries; PROVIDED, HOWEVER, that the chief executive officer of the Company may participate in such deliberations and decisions of the Board of Directors except with respect to his or her own compensation or terms of employment.

                   (h) RESTRICTIONS ON CHANGE IN CONTROL Transactions. The
              Company shall not, and shall not permit any of its Subsidiaries to, become a party to any merger, consolidation, Asset Sale or Asset Acquisition or any other transaction resulting in a Change in Control without the prior written consent of two-thirds in-interest of the holders of the Notes, except that (a) any Wholly-Owned Subsidiary may merge or consolidate with the Company or any other Wholly Owned Subsidiary.

                   (i) LIMITATIONS ON ACTIONS OF SUBSIDIARIES. The Company shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of two-thirds-in-interest of the holders of the Notes, (i) issue, sell, transfer or otherwise dispose of any shares of Capital Stock or other equity ownership interest of any Subsidiary (other than to the Company or to another Wholly Owned Subsidiary) or permit any Person (other than the Company or a Wholly Owned Subsidiary) to own or hold any shares of Capital Stock or other equity ownership interest of any Subsidiary or any Lien or security interest in such shares or other equity interest.

                   (j) RESTRICTIONS AGAINST LIMITATIONS ON UPSTREAM PAYMENTS.
              The Company will not, and will not permit any Subsidiary of the Company, to create or otherwise cause or suffer to exist or to become effective any Payment Restriction or other encumbrance or restriction on the ability of any Subsidiary of the Company to (a) pay dividends or make any other distributions on its Capital Stock or any other interest or participation in, or measured by, its profits owned by, or pay any Indebtedness owed to, the Company or a Subsidiary of the Company, (b) make loans or advances to the Company or a Subsidiary of the Company, or (c) transfer any of its properties or assets to the Company or any Subsidiary of the Company, except for such Payment Restrictions or encumbrances existing under or by reasons of: (i) any instrument governing Indebtedness of the Company or any of its Subsidiaries not Incurred in violation of this Agreement, PROVIDED that such Payment Restrictions or encumbrances are no more restrictive in the aggregate with respect to such dividends and other payments than those contained in the Bank Credit Agreement as in effect on the Closing Date, (ii) applicable law, (iii) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was Incurred in contemplation of or in connection with such acquisition), provided that such restriction is not applicable to any Person, or the property or assets of any Person, other than the Acquired Person, (iv) non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (v) instruments governing purchase money Indebtedness for property acquired in the ordinary course of business that only impose restrictions on the property so acquired, (vi) any agreement for the sale or disposition of the Capital Stock or assets of such Subsidiary, PROVIDED that such restriction is only applicable to such Subsidiary or assets, as applicable, (vii) Refinancing Indebtedness permitted under this Agreement with respect to Indebtedness described in clauses (iii),
              (iv) or (v), PROVIDED that the restrictions contained in the agreements governing such Refinancing Indebtedness are no more restrictive in the aggregate than those contained in the instrument governing the Indebtedness being refinanced immediately prior to such refinancing.

                   (k) MAINTENANCE OF OFFICE OR AGENCIES. The Company will
              maintain in the City of Deerfield Beach in the State of Florida, an office or an agency (which may be an office of any agent) where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Agreement may be served. The Company will give prompt written notice to the Purchasers of any change in the location of such office or agency, provided that the Company shall at all times maintain an office or agency within the continental United States. If at any time the Company shall fail to furnish the Purchasers with the address thereof, such presentations, surrenders, notices and demands may be made or served at the offices of Holland & Knight LLP, One East Broward Boulevard, P.O. Box 14070, Fort Lauderdale, Florida 33301 (P.O. Box 14070, Fort Lauderdale, Florida, 33302).

                   The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the City of Deerfield Beach in the State of Florida, for such purposes. The Company will give prompt written notice to the Purchasers of any such designation or rescission and of any change in the location of any such other office or agency.

         8.   DEFAULTS AND REMEDIES

              8.1. EVENTS OF DEFAULT . The occurrence of any one of the following shall constitute an "Event of Default" hereunder:

                   (a) The Company shall fail to pay any interest on any Note or any Put Note when the same becomes due and payable and the continuance of such failure for a period of ten (10) days;

                   (b) The Company shall fail (i) to pay any principal of, or premium, if any, on any Note when and as the same becomes due and payable in accordance with the terms of the Notes, acceleration, on any Redemption Date, on any Change in Control Purchase Date, or otherwise, (ii) to repurchase any Warrants on any Optional Repurchase Date, or (iii) to pay any principal of, or premium, if any, on any Put Note when and as the same becomes due and payable;

                   (c) The Company or any of its Subsidiaries shall fail to
              perform or comply with any covenant or agreement contained in this Agreement, the Warrant or any of the other Transaction Documents (other than the covenants referred to in paragraphs (a) or (b) above), and such failure shall not have been cured or waived within a period of thirty (30) days;

                   (d) The Company or any Subsidiary shall fail to pay the
              principal of any Indebtedness of the Company or of any Subsidiary of the Company with a principal amount then outstanding in excess of $1,000,000, individually or in the aggregate, when the same becomes due and payable at its Stated Maturity and such failure shall continue after any applicable grace period specified in the mortgage, indenture, instrument or other agreement relating to such Indebtedness; or a default on any such Indebtedness which results in such Indebtedness becoming due and payable prior to its Stated Maturity;

                   (e) Any representation or warranty made by the Company or any of its Subsidiaries in connection with this Agreement or any of the other Transaction Documents or any certificate or financial information delivered pursuant to this Agreement or any of the other Transaction Documents shall prove to have been untrue or incorrect in any material respect when made;

                   (f) The Guaranty hereunder shall terminate or otherwise
              become invalid or unenforceable or the Guarantors shall fail to comply with or perform any of their respective obligations contained in this Agreement or any other Transaction Document unless such failure shall not have a Material Adverse Effect;

                   (g) the Company or any of its Subsidiaries (A) admits in
              writing its inability to pay its debts generally as they become due, (B) commences a voluntary case or proceeding under any Bankruptcy Law with respect to itself, (C) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding under any Bankruptcy Law, (D) consents to the appointment of a custodian of it or for substantially all of its property, (E) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it, (F) makes a general assignment for the benefit of its creditors, or (G) takes any corporate action to authorize or effect any of the foregoing;

                   (h) a court of competent jurisdiction enters a judgment,
              decree or order for relief in respect of the Company or any of its Subsidiaries in an involuntary case or proceeding under any Bankruptcy Law, which shall (A) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect to the Company or any of its Subsidiaries, (B) appoint a custodian of the Company or any of its Subsidiaries or for substantially all of its property or (C) order the winding-up or liquidation of its affairs; and such judgment, decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

                   (i) any judgment or decree for the payment of money in excess of $500,000 (to the extent not covered by insurance) shall be rendered against the Company or any of its Subsidiaries and shall not be discharged and either (A) an enforcement proceeding shall have been commenced by a creditor upon such judgment or decree or
              (B) there shall have occurred a period of 45 days following such judgment or decree during which such judgment or decree is not discharged, waived or the execution thereof stayed.

              Except as otherwise provided herein, the foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether such Event of Default is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

              The term "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator, custodian or similar official under any Bankruptcy Law.

              8.2. REMEDIES ON DEFAULT, ETC . After an Event of Default has occurred, the Company shall promptly notify all of the holders of the Notes in writing of such occurrence. Upon the occurrence of an Event of Default, and at any time thereafter while such Event of Default is continuing, the holders of a majority in aggregate principal amount of the Notes at the time outstanding, by written notice to the Company, may declare (a "Declaration") due and payable an amount equal to all unpaid principal of, premium, if any, and accrued interest on, all Notes issued and outstanding (the "Default Amount"). If an Event of Default specified in clause (g) or (h) of Subsection 8.1 occurs, the Default Amount shall become and be immediately due and payable without the need for any declaration or other act on the part of any of the holders of the Notes. The holders of a majority in aggregate principal amount of the Notes, by written notice to the Company, may rescind any Declaration if all Events of Default then continuing (other than any Events of Default with respect to the nonpayment of principal of or interest on any Note which has become due solely as a result of such Declaration) have been cured.

              In addition, any holder of any of the Notes may proceed to enforce its rights by suit in equity, action at law and/or other appropriate means to collect the payment of principal or interest on the Notes or to enforce the performance of any provision hereunder or under the Notes or the other Transaction Documents.

              The Company hereby agrees to pay on demand reasonable costs and expenses, including without limitation reasonable attorneys' fees, Incurred or paid by any holder of the Notes in enforcing such holders rights upon the occurrence of an Event of Default.

              No provision of this Agreement, the other Transaction Documents or the Notes shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal and interest on the Notes at the times, places and rates, and in the currency provided.

              8.3. WAIVER OF PAST DEFAULTS . The holders of a two-thirds in aggregate principal amount of the Notes at the time outstanding, by notice to the Company (and without notice to any other holders of the Notes), may waive an existing Default or Event of Default and its consequences except (a) an Event of Default described in paragraphs (a) or (b) of Subsection 8.1 hereof, or (b) a Default in respect of a provision that under the terms of this Agreement cannot be amended without the consent of each holder of Notes that is affected. Events of Default described in paragraphs (a) or (b) of Subsection 8.1 hereof may only be waived by holders of all of the Notes at the time outstanding. When a Default is waived, it is deemed cured and shall cease to exist, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

         9. RESTRICTIONS ON TRANSFER.

              9.1. RESTRICTIVE LEGENDS . Except as otherwise permitted by this
         Section 9, each Note and Warrant certificate (or Common Stock certificate issued on exercise thereof or in exchange therefor) issued pursuant to this Agreement shall be stamped or otherwise imprinted with a legend in substantially the following form:

                   THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR PURSUANT TO THE SECURITIES OR "BLUE SKY" LAWS OF ANY STATE. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE ASSIGNED, EXCEPT IN ACCORDANCE WITH APPLICABLE "BLUE SKY" LAWS AND PURSUANT TO
                   (i) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER SUCH ACT, (ii) RULE 144 OR

                   RULE 144A UNDER SUCH ACT, OR (iii) ANY OTHER EXEMPTION FROM REGISTRATION UNDER SUCH ACT RELATING TO SUCH ACT, PROVIDED THAT, IF REQUESTED BY THE COMPANY, AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM AND SUBSTANCE IS FURNISHED TO THE COMPANY THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE.

                   The Company shall maintain a copy of this Agreement and any amendments thereto on file in its principal office, and will make such copy available during normal business hours for inspection to any party thereto or will provide such copy to any holder of Notes or Warrants upon such holder's request.

                   Whenever the legend requirement imposed by this Subsection
              9.1 shall terminate, as provided in Subsection 9.2 hereof, the respective holders of Notes and Warrants for which such legend requirements have terminated shall be entitled to receive from the Company, at the Company's expense, new Notes or Warrant certificates, as applicable, without such legend.

                   9.2. NOTICE OF TRANSFER; OPINIONS OF COUNSEL . The holder of each Note or Warrant certificate bearing the restrictive legend set forth in Subsection 9.1 above (a "Restricted Security") agrees with respect to any transfer of such Restricted Security, upon reasonable request from the Company to such holder, to give to the Company (a) written information describing the transferee and the circumstances of such transfer necessary to establish the availability of an exemption from the registration requirements of the Securities Act and, (b) if requested, an opinion of counsel (at the expense of such holder), which is knowledgeable in securities law matters (including in-house counsel), in form and substance reasonably satisfactory to the Company and its counsel, to the effect that the transfer of such Restricted Security may be effected without registration of such Restricted Security under the Securities Act. If the Company fails to request any such information or opinion, or if for any reason the Company (after having been furnished with the information and, if requested, opinion requested by the Company pursuant to this Subsection 9.2) shall fail to provide such holder within 5 days with written notice that, in the opinion of the Company or its counsel, the transfer may not be legally effected (the "Illegal Transfer Notice"), such holder shall thereupon be entitled to have the transfer of the Restricted Security registered on the books of the Company, or its transfer agent, as the case may be. If the holder of the Restricted Security delivers to the Company an opinion of counsel (including in-house counsel or regular counsel to such Purchaser or its investment adviser) in form and substance reasonably satisfactory to the Company that subsequent transfers of such Restricted Security will not require registration under the Securities Act, or if the Company does not provide the holders with an Illegal Transfer Notice as set forth above, the Company will promptly after such contemplated transfer deliver new certificates for such Restricted Security which do not bear the Securities Act legend set forth in Subsection 9.1 above. The restrictions imposed by this Section 9 upon the transferability of any particular Restricted Security shall cease and terminate when such Restricted Security has been sold pursuant to an effective registration statement under the Securities Act or transferred pursuant to Rule 144 promulgated under the Securities Act. The holder of any Restricted Security as to which such restrictions shall have terminated shall be entitled to receive from the Company a new security of the same type but not bearing the restrictive Securities Act legend set forth in Subsection 9.1 and not containing any other reference to the restrictions imposed by this Subsection 9.2. Notwithstanding any of the foregoing, no opinion of counsel will be required to be rendered pursuant to this Subsection 9.2 with respect to the transfer of any securities on which the restrictive legend has been removed in accordance with this Subsection 9.2. As used in this Subsection 9.2, the term "transfer" encompasses any sale, transfer or other disposition of any of the Notes or Warrants referred to herein.


         10.  SUBORDINATION.

              10.1. AGREEMENT TO SUBORDINATE . The Company agrees, and each holder of Notes by accepting a Note agrees, any provision of this Agreement, the Notes or the Warrants to the contrary notwithstanding, that all Indebtedness of the Company under and in respect of the Notes, the Put Note or this Agreement and all obligations pursuant to Section 11 hereof of the Subsidiary Guarantors (as defined in Subsection 11.1 hereof) on account of their Guaranty (as defined in Subsection 11.1 hereof) of the obligations of the Company under this Agreement or the Notes (collectively, the "Note Indebtedness") is subordinated in right of payment, to the extent and in the manner provided in this Section 10, to the prior payment in full in cash of the Senior Indebtedness of the Company (it being understood and agreed that the holders of Designated Senior Debt shall have all the rights of holders of Senior Indebtedness under this Section 10 so long as they have any binding commitment to lend funds to the Company under the terms of the Bank Credit Agreement whether or not any Indebtedness is outstanding under the Bank Credit Agreement), and that the subordination of all Note Indebtedness pursuant to this Section 10 is for the benefit of all holders of all Senior Indebtedness of the Company, including, without limitation, the holders of Designated Senior Debt, who shall be deemed third party beneficiaries of the covenants and agreements of the Company and the holders of Notes made in this Section 10. The Company further agrees that all Indebtedness other than the Senior Indebtedness and the Note Indebtedness, whether outstanding on the date of this Agreement or Incurred thereafter, shall be subordinated in right of payment to the prior payment in full in cash of the Note Indebtedness.

              10.2. LIQUIDATION; DISSOLUTION; BANKRUPTCY . Upon any distribution of cash, securities or other property of the Company to creditors upon any Insolvency or Liquidation Proceeding with respect to the Company, the holders of any Senior

         Indebtedness will be entitled to receive payment in full in cash of all Senior Indebtedness (including Post-Petition Interest) before the holders of the Note Indebtedness will be entitled to receive any payment or distribution of assets of the Company or any Subsidiary Guarantor of any kind or character, whether in cash, property, or other securities (other than in Reorganization Securities) on account of the
         Note Indebtedness and until all Senior Indebtedness is paid in full in cash, any payment or distribution (other than in Reorganization Securities) on account of the Note Indebtedness to which the holders of the Note Indebtedness would be entitled shall be made to the holders of the Senior Indebtedness on a pro rata basis. Upon any Insolvency or Liquidation Proceeding with respect to the Company, any payment or distribution (other than in Reorganization Securities), to which the holders of the Note Indebtedness would be entitled on account of the
         Note Indebtedness but for the provisions of this Section 10 shall be paid by the Company or any Subsidiary Guarantor, any other Person making such payment or distribution, or by the holders of the Note Indebtedness if received by them, directly to the holders of the Senior Indebtedness (pro rata to such holders on the basis of the amounts of Senior Indebtedness held by them) or their Representative, as their interests may appear, for application to the payment of all outstanding Senior Indebtedness until all such Senior Indebtedness has been paid in full in cash, after giving effect to all other payments or distributions to, or provisions made for, holders of Senior Indebtedness.

              10.3. DEFAULT ON SENIOR INDEBTEDNESS . Neither the Company nor any Subsidiary Guarantor shall make any payment or distribution (other than in Reorganization Securities) on account of any of the Note Indebtedness if (a) a default in the payment of the principal of, or premium, if any, or interest on, or any other amount owing with respect to any Senior Indebtedness (a "Payment Default") occurs and is continuing, whether at maturity or at a date fixed for prepayment or by declaration of acceleration or otherwise, or (b) the Company has received written notice (a "Payment Blockage Notice") from the holders of Senior Indebtedness that a Nonpayment Default (as defined below) has occurred and is continuing; PROVIDED, HOWEVER, that payments and distributions on account of the Note Indebtedness shall resume, and, subject to the proviso at the end of this sentence, all past due amounts in respect of the Note Indebtedness shall be paid (i) in the case of a Payment Default, on the date on which such default is cured or waived or shall have ceased to exist and all Senior Indebtedness shall have been paid in full in cash and (ii) in the case of a Nonpayment Default, (unless on such date a Payment Default shall have occurred and be continuing or a new Payment Blockage Notice shall have been given with respect to a new Nonpayment Default, so long as such Payment Blockage Notice complies with the conditions and limitations set forth in this Subsection 10.3) on the earliest of (A) the date on which such Nonpayment Default is cured or waived or shall have ceased to exist, (B) 179 days after the date on which the Payment Blockage Notice with respect to such Nonpayment Default was received by the Company, or (C) the date on which such blockage period shall have been terminated by written notice to the Company from the holders of the Senior Indebtedness unless the maturity of any Senior Indebtedness has been accelerated and the Company has defaulted with respect to the payment of such Senior

         Indebtedness, PROVIDED, HOWEVER, no payment of past due amounts in respect of Note Indebtedness shall be made unless the holders of the
         Note Indebtedness and the Designated Senior Debt have received written confirmation from the Company that no event of default (as defined in the Bank Credit Agreement) will result from such payment. During any consecutive 365-day period, the aggregate number of days in which payments due (including past due amounts) in respect of the Note Indebtedness may not be made as a result of Nonpayment Defaults on Senior Indebtedness shall not exceed 245 days and there shall be a period of at least 120 consecutive days in each consecutive 365-day period when payments due (including payments of past due amounts) with respect to the Note Indebtedness are not prohibited. If the holders of Senior Indebtedness deliver a Payment Blockage Notice in respect of any Nonpayment Default, no Nonpayment Default that existed or was continuing on the date of delivery of such notice shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been waived or cured for a period of not less than 90 days. "Nonpayment Default" means any event of default (other than a Payment Default) under the terms of any instrument governing any Senior Indebtedness permitting one or more holders of such Senior Indebtedness (or a Representative on behalf of the holders thereof) to declare all or part of such Senior Indebtedness due and payable prior to the date on which it would otherwise become due and payable.

              10.4. LIMITATIONS ON COLLECTION ACTION; ACCELERATION OF NOTE INDEBTEDNESS . Following the occurrence of an Event of Default, the holders of Note Indebtedness shall not take any Collection Action (as hereinafter defined) for a period of 180 days, so long as during such period both of the following conditions continue to be satisfied: (a) the Company and the Subsidiary Guarantors are not permitted pursuant to Subsection 10.3 hereof to make any payment or distribution on account of any of the Note Indebtedness and (b) no holder of Senior Indebtedness has taken any Collection Action If payment of the Note Indebtedness is accelerated because of an Event of Default, the Company shall promptly notify the holders of the Senior Indebtedness of the acceleration. "Collection Action" means: (i) to demand or sue for the whole or any part of the Note Indebtedness, (ii) to initiate or participate with others in any involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers or other proceeding for the liquidation, dissolution or other winding up of the Company or a Subsidiary Guarantor, (iii) to commence judicial enforcement of any of the rights and remedies under this Agreement or the Notes or applicable law with respect to any part of the Note Indebtedness or (iv) to accelerate any part of the Note Indebtedness.

              10.5. WHEN DISTRIBUTIONS MUST BE PAID OVER .

                   (a) If the Company or any Subsidiary Guarantor shall make any payment or distribution on account of the Note Indebtedness at a time when such payment is prohibited by this Section 10, then and in such event the holders of the Note Indebtedness shall hold such payment or distribution in trust for the benefit of, and shall pay over and deliver to, the holders of the Senior Indebtedness (pro rata as to each of such holders on the basis of the respective amounts of such Senior Indebtedness held by them) or their Representative, as their respective interests may appear, for application to the payment of all outstanding Senior Indebtedness until all such Senior Indebtedness has been paid in full in cash, after giving effect to all other payments or distributions to, or provisions made for, the holders of Senior Indebtedness.

                   (b) Nothing contained in this Section 10 or elsewhere in this
              Agreement, or in the Notes or the Warrants shall prevent (i) the Company or any Subsidiary Guarantor, at any time except during the pendency of any Insolvency or Liquidation Proceeding or under the conditions described in Subsection 10.3, from making payments or distributions on account of the Note Indebtedness or (ii) the application or retention of such payments or distributions by the holders of the Note Indebtedness, if, at the time of such application by the holders of the Note Indebtedness, such distribution would not have been prohibited by the provisions of this Section 10.

                   (c) With respect to the holders of Senior Indebtedness, the holders of the Note Indebtedness undertake to perform only such obligations on their part as are specifically set forth in this
              Section 10, and no implied covenants or obligations with respect to any holders of Senior Indebtedness shall be read into this Agreement against the holders of the Note Indebtedness. The holders of the Note Indebtedness shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and shall not be liable to any holders of Senior Indebtedness if the Company or any Subsidiary Guarantor shall pay over or distribute to the holders of the Note Indebtedness or any other Person money or assets to which any holders of Senior Indebtedness are entitled pursuant to this Section 10, except if such payment is made at a time when the holders of the Note Indebtedness had knowledge that the terms of this Section 10 prohibit such payment.

              10.6. NOTICE .

                   (a) The holders of the Note Indebtedness shall not at any
              time be charged with the knowledge of the existence of any facts that would prohibit the making of any payment to the holders of the Note Indebtedness under this Section 10, unless and until the holders of the Note Indebtedness shall have received written notice thereof from the Company, one or more holders of Senior Indebtedness or a Representative of any holders of Senior Indebtedness; and, prior to the receipt of any such written notice, the holders of the Note Indebtedness shall be entitled to assume conclusively that no such facts exist. The holders of the
              Note Indebtedness shall be entitled to rely on the delivery to the holders of the Note Indebtedness of written notice by a Person representing itself as a holder of Senior Indebtedness (or a Representative thereof) to establish that such notice has been given. In the event that the holders of the Note Indebtedness determine in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Section 10, the holders of the Note Indebtedness may request such Person to furnish evidence to the reasonable satisfaction of the holders of the Note Indebtedness as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Section 10, and if such evidence is not furnished, the holders of the Note Indebtedness may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

              (b) The Company shall promptly notify the holders of the Note Indebtedness in writing of any facts it knows that would cause a payment of principal of, or premium, if any, or interest on, the
              Note Indebtedness to violate this Section 10, but failure to give such notice shall not affect the subordination of the Note Indebtedness to the Senior Indebtedness provided in this Section 10 or the rights of holders of such Senior Indebtedness under this
              Section 10.

              10.7. SUBROGATION . After all Senior Indebtedness has been paid in full in cash and all lending commitments under the terms of the Designated Senior Debt have been terminated until the Note Indebtedness is paid in full, the holders of the Note Indebtedness shall be subrogated to the rights of holders of such Senior Indebtedness to receive distributions applicable to such Senior Indebtedness to the extent that distributions otherwise payable to the holders of the Note Indebtedness have been applied to the payment of such Senior Indebtedness. A distribution made under this Section 10 to holders of Senior Indebtedness that otherwise would have been made to the holders of the Note Indebtedness is not, as among the Company, its creditors other than holders of Senior Indebtedness and the holders of the Note Indebtedness, a payment or distribution by the Company to or on account of its Senior Indebtedness.

              10.8. RELATIVE RIGHTS .

              (a) The provisions of this Section 10 are and are intended solely for the purpose of defining the relative rights of the holders of the
         Note Indebtedness on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Section 10 or elsewhere in this Agreement or in the Notes is intended to or shall (i) impair, as among the Company or any Subsidiary Guarantor, their respective creditors other then holders of Senior Indebtedness and the holders of the Note Indebtedness, the obligation of the Company or any Subsidiary Guarantor, which is absolute and unconditional, to pay principal of, and premium, if any, and interest in respect of, the Note Indebtedness in accordance with its terms; (ii) affect the relative rights of the holders of the Note Indebtedness and the Company's or any Subsidiary Guarantor's creditors other than their rights in relation to holders of Senior Indebtedness; or (iii) prevent any holder of Note Indebtedness from exercising its available remedies upon a Default or Event of Default, subject to the provisions of Subsection 10.4 and the rights of holders of Senior Indebtedness to receive payment and distributions otherwise payable or distributable to the holders of Note Indebtedness.

              (b) The failure to make a payment on account of principal of, or premium, if any, or interest in respect of the Note Indebtedness by reason of any provision of this Section 10 shall not be construed as preventing the occurrence of an Event of Default under Subsection 8.1.

              10.9. NO IMPAIRMENT OF SUBORDINATION .

              (a) No right of any holder of Senior Indebtedness to enforce the subordination as provided in this Section 10 shall at any time or in any way be prejudiced or impaired by any act or failure to act by the Company or any Subsidiary Guarantor or by any noncompliance by the Company or any Subsidiary Guarantor with the terms, provisions and covenants of this Agreement, the Notes, the Warrants or any other Transaction Document or any other agreement regardless of any knowledge thereof which any such holder may have or be otherwise charged with.

              (b) Without in any way limiting Subsection 10.9(a), the holders of any Senior Indebtedness may, at any time and from time to time, without the consent of or notice to any holders of Note Indebtedness, without incurring any liabilities to any holder of Note Indebtedness and without impairing or releasing the subordination and other benefits provided in this Agreement or the obligations of the holders of Note Indebtedness to the holders of such Senior Indebtedness, even if the right of reimbursement or subrogation or other right or remedy of any holder of Note Indebtedness is affected, impaired or extinguished thereby, do any one or more of the following: (i) amend, renew, exchange, extend, modify, increase or supplement in any manner such Senior Indebtedness or any instrument evidencing or guaranty or securing such Senior Indebtedness or any agreement under which such Senior Indebtedness is outstanding (including, but not limited to, changing the manner, place or terms of payment or changing or extending the time of payment of, or renewing, exchanging, amending, increasing, releasing, terminating or altering, (1) the terms of such Senior Indebtedness, (2) any security for, or any guaranty of, such Senior Indebtedness, (3) any liability of any obligor on such Senior Indebtedness (including any guarantor) or any liability Incurred in respect of such Senior Indebtedness); (ii) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any property pledged, mortgaged or otherwise securing such Senior Indebtedness or any liability of any obligor thereon, to such holder, or any liability incurred in respect thereof; (iii) settle or compromise any such Senior Indebtedness or any other liability of any obligor of such Senior Indebtedness to such holder or any security therefor or any liability incurred in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including, without limitation, payment of any of Senior Indebtedness) in any manner or order; and (iv) release, terminate or otherwise cancel, or fail to take or to record or otherwise perfect, for any reason or for no reason, any Lien or security interest securing such Senior Indebtedness by whomsoever granted, exercise or delay in or refrain from exercising any right or remedy against any obligor or any guarantor or any other Person, elect any remedy and otherwise deal freely with any obligor and any security for such Senior Indebtedness or any liability of any obligor to the holders of such Senior Indebtedness or any liability incurred in respect of such Senior Indebtedness.

              10.10. REPRESENTATIVES OF HOLDERS OF SENIOR INDEBTEDNESS . Whenever a distribution is to be made, or a notice given, to holders of Senior Indebtedness, the distribution may be made and the notice given to their Representative, if any. If any payment or distribution of the Company's assets is required to be made to holders of any Senior Indebtedness pursuant to this Section 10, the holders of Note Indebtedness shall be entitled to rely upon any order or decree of any court of competent jurisdiction, or upon any certificate of a Representative of such Senior Indebtedness, in ascertaining the holders of such Senior Indebtedness entitled to participate in any such payment or distribution, the amount to be paid or distributed to holders of such Senior Indebtedness and all other facts pertinent to such payment or distribution or to this Section 10.

              10.11. REPRESENTATIVE OF THE HOLDERS OF NOTE INDEBTEDNESS . Whenever a notice is to be given to holders of Note Indebtedness, the notice may be given to the Purchasers as their representatives. The holders of Senior Indebtedness or their Representative shall be entitled to rely upon any order or decree of any court of competent jurisdiction, or upon any certificate of the Purchasers, in ascertaining the holders of such Note Indebtedness entitled to any payment or distribution and all other facts pertinent to the rights and obligations of the holders of Note Indebtedness pursuant to this
         Section 10.

              10.12. PAYMENT. For all purposes of this Section 10, a "payment or distribution on account of Note Indebtedness" shall include, without limitation, any direct or indirect payment or distribution on account of the purchase, prepayment, redemption, retirement, defeasance or acquisition of any Note or Put Note, any recovery by the exercise of any right of set-off, any direct or indirect payment of principal, premium or interest with respect to or in connection with any mandatory or optional redemption or purchase provisions, any direct or indirect payment or distribution payable or distributable by reason of any other Indebtedness being subordinated to any Note Indebtedness, and any direct or indirect payment or recovery on any claim (including claims for indemnification or liquidated damages) relating to or arising out of this Agreement, any Note or Put Note, or any other Transaction Document or any of the transactions contemplated by or referred to therein.

              10.13. WHEN CONSENT OF HOLDERS OF DESIGNATED SENIOR DEBT REQUIRED. Until all Designated Senior debt is paid in full and all loan commitments under the Bank Credit Agreement have terminated, without the prior written consent of the Representative of the holders of Designated Senior Debt the holders of Note Indebtedness shall not agree to any amendment, modification or supplement to any Note or this Agreement which (i) would alter the provisions of this Section 10 or
         (ii) would otherwise have a material adverse effect on the holders of Designated Senior Debt


         11. GUARANTY.

              11.1. GUARANTY .

              (a) In consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and subject to the provisions of this Section 11, each of the Guarantors, and each Additional Guarantor which in accordance with Subsection 7.2(e) hereof is required to execute a Guaranty, upon execution of this Agreement (such Guarantor and Additional Guarantors are collectively referred to herein as the "Subsidiary Guarantors"), hereby jointly and severally irrevocably and unconditionally guarantee (the "Guaranty") to each holder of a Note, irrespective of the validity and enforceability of this Agreement, the Notes or the obligations of the Company under this Agreement or the Notes, that: (x) the principal and premium (if any) of and interest on the Notes and related costs and expenses will be paid in full when due, whether at the Stated Maturity Date or interest payment date, by acceleration, call for redemption, or otherwise; (y) all other payment obligations of the Company to the holders of the Notes under this Agreement, the Notes or the other Transaction Documents will be promptly paid in full, all in accordance with the terms of this Agreement, the Notes and the other Transaction Documents; and (z) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, they will be paid in full when due in accordance with the terms of the extension or renewal, whether at maturity, by acceleration, call for redemption or otherwise.

              (b) Each Subsidiary Guarantor hereby jointly and severally agrees that its payment obligations with regard to this Guaranty shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Agreement, the absence of any action to enforce the same, any delays in obtaining or realizing upon or failures to obtain or realize upon collateral, the recovery of any judgment against the Company, any action to enforce the same or any other circumstances that might otherwise constitute a legal or equitable discharge or defense of such Subsidiary Guarantor. Each Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company or right to require the prior disposition of the assets of the Company to meet its obligations, protest, notice and all demands whatsoever and covenants that this Guaranty will not be discharged except by complete performance of the obligations contained in the Notes and this Agreement.

              (c) If any holder of a Note is required by any court or otherwise to return to either the Company or any Subsidiary Guarantor, or any custodian, trustee or similar official acting in relation to either the Company or any Subsidiary Guarantor, any amount paid by either the Company or such Subsidiary Guarantor to the holder of such Note, this Guaranty, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Subsidiary Guarantor agrees that it will not be entitled to any right of subrogation in relation to the holders of the Notes in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Subsidiary Guarantor further agrees that, as between such Subsidiary Guarantor, on the one hand, and the holders of the Notes on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 8.2 for the purposes of this Guaranty, notwithstanding any stay, injunction or other prohibition preventing such acceleration as to the Company of the obligations guaranteed hereby, and (ii) in the event of any Declaration of acceleration of those obligation as provided in Section 8.2, those obligations (whether or not due any payable) will forthwith become due and payable by such Subsidiary Guarantor for the purpose of this Guaranty.

             (d) It is the intention of the Subsidiary Guarantors and the Company that the obligations of the Subsidiary Guarantors hereunder shall be in, but not in excess of, the maximum amount permitted by applicable law. Accordingly, if the obligations in respect of the Guaranty would be annulled, avoided or subordinated to the creditors of a Subsidiary Guarantor by a court of competent jurisdiction in a proceeding actually pending before such court as a result of a determination both that such Guaranty was made before such court as a consideration and, immediately after giving effect thereto, such Subsidiary Guarantor was insolvent or unable to pay its debts as they mature or left with an unreasonably small capital, then the obligations of such Subsidiary Guarantor under such Guaranty shall be reduced by such court if and to the extent such reduction would result in the avoidance of such annulment, avoidance or subordination; provided, HOWEVER, that any reduction pursuant to this paragraph shall be made in the smallest amount as is strictly necessary to reach such result. Notwithstanding the foregoing, however, in no event shall the obligations of any Subsidiary Guarantor under the Guaranty exceed 95% of the Consolidated Net Worth of such Subsidiary Guarantor. For purposes of this paragraph, "fair consideration," "insolvency," "unable to pay its debts as they mature," "unreasonably small capital" and the effective times of reductions, if any, required by this paragraph shall be determined in accordance with applicable law.

              11.2. EXECUTION AND DELIVERY OF GUARANTY .

              To evidence its Guaranty set forth in Subsection 11.1, each Subsidiary Guarantor agrees that a notation of such Guaranty shall be endorsed on each Note and that this Agreement shall be executed on behalf of each Subsidiary Guarantor.

              Each Subsidiary Guarantor agrees that its Guaranty set forth in Subsection 11.1 shall remain in full force and effect and shall apply to all the Notes notwithstanding any failure to endorse on each Note a notation of such Guaranty.

              The delivery of any Note shall constitute due delivery of the Guaranty set forth in this Agreement on behalf of each Subsidiary Guarantor.

              11.3. CERTAIN BANKRUPTCY EVENTS .

              Each Subsidiary Guarantor hereby covenants and agrees that in the event of the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company, such Subsidiary Guarantor shall not file (or join in any filing of), or otherwise seek to participate in the filing of, any motion or request seeking to stay or to prohibit (even temporarily) execution of the Guaranty and hereby waives and agrees not to take the benefits of any such stay of execution, whether under
         Section 362 or 105 of the United States Bankruptcy Code or otherwise.

              11.4. RELEASE OF GUARANTOR .

              Concurrently with any sale or other disposition of all or substantially all of the assets of any Subsidiary Guarantor by way of merger, consolidation or otherwise, or a sale or other disposition by way of such merger, consolidation or otherwise of all the Capital Stock of such Subsidiary Guarantor, in each case where such sale, consolidation, merger or other disposition is not prohibited by Subsection 7.2(h), then such Subsidiary Guarantor, and the person acquiring the Capital Stock or the assets of such Subsidiary Guarantor, shall be automatically and unconditionally released and discharged from all obligations under the Guaranty, this Section 11 and this Agreement without any further action required on the part of the holders of the Notes.


              12. DEFINITIONS.

              As used herein the following terms have the following respective meanings:

              "ACQUIRED INDEBTEDNESS" means Indebtedness of a Person existing at the time such Person becomes a Subsidiary (or such Person is merged into the Company or a Subsidiary) or assumed in connection with the acquisition of properties or assets from any such Person and not incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition, merger or consolidation.

         "AFFILIATE" except as otherwise defined in this Agreement, means with respect to any Person, any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) (i) who holds more than 10% of the outstanding capital stock of such Person, or (ii) directly or indirectly controlling or controlled by or under common control with such Person, PROVIDED that, for purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

         "AGREEMENT" means this Agreement, as amended, modified or supplemented from time to time, together with any exhibits, schedules or other attachments thereto.

         "AGREEMENT AMONG SHAREHOLDERS AND INVESTORS" means that certain Agreement among Shareholders and Investors, dated February 21, 1997, by and among the Company, each of its current shareholders and each of the holders of the Warrants.

         "ASSET ACQUISITION" means (i) an Investment by the Company or any Subsidiary in any other Person pursuant to which such Person shall become a Subsidiary of the Company or of any Subsidiary of the Company, or shall be merged with or into the Company or any Subsidiary, or (ii) the acquisition by the Company or any Subsidiary of the assets of any Person which constitute all or substantially all of the assets of such Person, any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

         "ASSET SALE" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other disposition by the Company or by any of its Subsidiaries (including any sale and leaseback transaction) to any Person other than to the Company or to a direct or indirect Wholly Owned Subsidiary of the Company of (i) any Capital Stock of any Subsidiary of the Company or (ii) any other property or assets of the Company or of any Subsidiary of the Company, other than with respect to this clause (ii) any such sale, conveyance, transfer, lease, assignment or other disposition of inventory or obsolete equipment in the ordinary course of business; PROVIDED, however, that Asset Sales shall not include (i) a transaction or series of related transactions for which the Company or its Subsidiaries receive aggregate consideration of less than $1,000,000.

         "BANK CREDIT AGREEMENT" means (i) the Credit Agreement, dated as of February 21, 1997, by and among the Company, Bank of Boston Connecticut, as agent, and the lenders party thereto (ii) each instrument pursuant to which obligations under the Bank Credit Agreement described in (i) above, or any subsequent Bank Credit Agreement, is amended, deferred, extended, renewed, replaced, refunded or refinanced, in whole or in part, and (iii) each instrument now or hereafter evidencing, governing, guarantying or securing the Designated Senior Debt under any such Bank Credit Agreement, as modified, amended, restated or supplemented from time to time.

         "BENEFICIAL OWNER" has the meaning ascribed thereto in Rules 13d-3 and 13d-5 promulgated by the Commission under the Exchange Act, except that a person shall be deemed to be the beneficial owner of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time; and the terms "beneficial ownership" and "beneficially owns" have meanings correlative to the foregoing.

         "BOARD OF DIRECTORS" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

         "BUSINESS DAY" means any day other than a day on which banks are authorized or required to be closed in the State of New York.

         "CAPITAL LEASE OBLIGATIONS" of a Person means any obligation which is required to be classified and accounted for as a capital lease on the face of a balance sheet of such Person prepared in accordance with GAAP; the amount of such obligation shall be the capitalized amount thereof, determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

         "CAPITAL STOCK" means, with respect to any Person, any and all shares, interests, participations, rights in or other equivalents (however designated) of such Person's capital stock, and any rights, warrants or options exchangeable for or convertible into such capital stock.

         "CASH EQUIVALENTS" means: (i) marketable obligations issued or unconditionally guaranteed by the United States government, in each case maturing within 360 days after the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within 360 days after the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc.; (iii) commercial paper maturing no more than 360 days after the date of acquisition thereof, issued by a corporation organized under the laws of any state of the United States or of the District of Columbia and, at the time of acquisition, having a rating in one of the two highest rating categories obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc.; (iv) money market funds whose investments are made solely in securities described in clause (i) maturing within one (1) year after the date of acquisition thereof; (v) certificates of deposit maturing within 360 days after the date of acquisition thereof, issued by any commercial bank that is a member of the Federal Reserve System that has capital, surplus and undivided profits (as shown on its most recent statement of condition) aggregating not less than $100,000,000 and is rated A or better by Moody's Investors Service, Inc. or Standard & Poor's Corporation; and (vi) repurchase agreements entered into with any commercial bank of the nature referred to in clause (i), secured by a fully perfected Lien in any obligation of the type described in any of clauses (i) through (v), having a fair market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation thereunder of such commercial bank.

         "CHANGE OF CONTROL" means the occurrence of one or more of the following events (whether or not approved by the Board of Directors of the Company): (i) if any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the "beneficial owner," directly or indirectly, of more than 30% of the total voting power of the Voting Stock of the Company; (ii) the direct or indirect sale, lease, exchange or other transfer of all or substantially all of the assets of the Company and its subsidiaries (determined on a consolidated basis) in one transaction or a series of transactions to any "person" (as such term is used in Section 13(d) or 14(d) of the Exchange Act), provided that the foregoing shall not apply to the granting of Liens on such assets to the extent permitted by this Agreement;
(iii) the Company consolidates with or merges with or into another Person or any Person consolidates with, or merges with or into, the Company (in each case, whether or not in compliance with the terms of this Agreement), in any such event pursuant to a transaction in which immediately after the consummation thereof the shareholders of the Company immediately prior to the consummation of the transaction shall cease to have the power, directly or indirectly (including by way of a general partnership interest), to vote or direct the voting of securities having in the aggregate at least a majority of the ordinary voting power for the election of the directors of the Company; (iv) the Company or any of its Subsidiaries, directly or indirectly, sells, assigns, conveys, transfers, leases or otherwise disposes of, in one transaction or a series of related transactions, all or substantially all of the property or assets of the Company and its Subsidiaries (determined on a consolidated basis) to any Person or group (other than a Wholly Owned Subsidiary of the Company) of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group of Persons"); (v) the adoption of any plan of liquidation or dissolution of the Company (whether or not in compliance with the provisions of this Agreement); or (vi) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors. For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Subsidiaries of the Company the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company. Notwithstanding the foregoing, no Change of Control shall be deemed to have occurred by virtue of (i) the Company or any of its employee benefit or stock plans filing (or being required to file after the lapse of time) a Schedule 13D or 14D-1 (or any successor or similar schedule, form or report under the Exchange Act), or (ii) the purchase by one or more underwriters of Common Stock of the Company pursuant to a firm commitment underwriting in connection with a public offering of such Common Stock.

         "CODE" means the Internal Revenue Code of 1986, and the rules and regulations thereunder, as amended from time to time.

         "COMMISSION" means the United States Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act, the Exchange Act and other Securities laws.

         "COMMON STOCK" means the Company's Common Stock, par value $0.001 per share, and any capital stock of any class of the Company hereafter authorized which is not limited to a fixed sum or percentage of par, stated or liquidation value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Company

         "COMPANY" has the meaning ascribed thereto in the introduction hereof.

         "CONSOLIDATED INTEREST EXPENSE" means, with respect to any Person, for any period, the aggregate amount, to the extent such amount was deducted in computing Consolidated Net Income, of interest (without deduction of interest income), whether expensed or capitalized, paid, accrued or scheduled to be paid or accrued during such period (except to the extent accrued in a prior period) in respect of all Indebtedness of such Person and its subsidiaries (including, without duplication, (a) original issue discount on any Indebtedness to the extent attributable to such period), net cash gain or loss under all Interest Swap Obligations (including amortization of fees); (b) all capitalized interest;
(c) interest paid by the borrower during such period on debt which is guaranteed by such Person, and (d) the interest portion of any deferred payment obligations for such period. For purposes of this definition, (a) interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Board of Directors of such Person (as evidenced by a resolution of such Board of Directors) to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP, and (b) interest shall be increased or reduced by the net cost (including amortization of discount) or benefit associated with Interest Rate or Currency Protection Agreements attributable to such period.

         "CONSOLIDATED NET INCOME," with respect to any Person, for any period, means the aggregate of the net income (or loss) of such Person and its subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; PROVIDED that (a) the net income of any other Person in which such Person or any of its subsidiaries has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of such Person and its subsidiaries in accordance with GAAP) shall be included only to the extent of the amount of dividends or distributions actually paid to such Person or such subsidiary by such other Person in such period; (b) the net income of any subsidiary of such Person that is subject to any Payment Restriction shall be excluded to the extent such Payment Restriction actually prevented the payment of an amount that otherwise could have been paid to, or received by, such Person or a subsidiary of such Person not subject to any Payment Restriction, and (c) there shall be excluded the following: (i) such Person's share, determined in accordance with GAAP, of the net loss of any other Person in which such Person or any of its subsidiaries has an interest (which interest does not cause the net loss of such other person to be consolidated with the net income or loss of such Person and its subsidiaries in accordance with GAAP), (ii) the net income (or loss) of any other Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition, (iii) all gains realized upon or in connection with or as a consequence of the issuance of the Capital Stock of such Person or any of its subsidiaries and any gains on pension reversions received by such Person or any of its subsidiaries, (iv) all gains and losses, together with any related provision for taxes, realized in connection with any sale of assets by such Person during such period (including, without limitation, dispositions pursuant to sale and leaseback transactions), (v) all extraordinary gains or losses, together with any related provision for taxes, realized by such Person during such period, and (vi) the cumulative effect of a change in accounting principles in the year of adoption of such change.

         "CONTINUING DIRECTOR" means, as of the date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date hereof or (ii) was nominated for election or elected to such Board of Directors subsequent to such date with the affirmative vote of a majority of the Continuing Directors who were members of such Board at the time of such election or nomination.

         "DEFAULT" means any event which is, or after notice or passage of time, or both, would be, an Event of Default.

         "DESIGNATED SENIOR DEBT" means (i) the Indebtedness outstanding under the Bank Credit Agreement up to a maximum principal amount of $45,000,000 and
(ii) any interest, penalties, fees, indemnifications, reimbursements, damages and other similar charges (including, but not limited to, all fees and expenses of counsel and all other charges, fees and expenses) payable under the Bank Credit Agreement.

         "DISQUALIFIED CAPITAL STOCK" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event (other than an event which would constitute a Change of Control), (i) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except upon the occurrence of a Change of Control), in whole or in part, on or prior to the Stated Maturity Date of the Notes or (ii) is convertible into or exchangeable for (whether at the option of the issuer or the holder thereof) (a) debt securities or (b) any Capital Stock referred to in (i) above, in each case at any time prior to the Stated Maturity Date of the Notes; provided, that only a portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such Stated Maturity Date shall be deemed to be Disqualified Capital Stock.

         "EBITDA" means, with respect to any period, the Consolidated Net Income of the Company and its Subsidiaries for such period, plus, to the extent that any of the following shall have been taken into account, in computing such Consolidated Net Income (a) provision for taxes based on income or profits (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sales or dispositions of assets outside the ordinary course of business), (b) Consolidated Interest Expense for such period, (c) depreciation and amortization, and (d) other non-cash items (other than non-cash interest) reducing Consolidated Net Income, other than any non-cash item which requires the accrual of or a reserve for cash charges for any future period, less other non-cash items increasing Consolidated Net Income.

         "ENVIRONMENT" means soil, surface waters, groundwaters, land, stream sediments, surface or subsurface strata and ambient air.

         "ENVIRONMENTAL LAW(S)" means and includes any environmental or health and safety-related law, regulation, rule, ordinance, or legally enforceable requirement at the foreign, Federal, state, or local level.

         "ERISA" means the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder, as amended from time to time.

         "ESCROW AGENT" shall mean State Street Bank and Trust Company of Connecticut, National Association, as escrow agent pursuant to the terms of the Escrow Agreement.

         "ESCROW AGREEMENT" shall mean that certain escrow agreement, dated as of the Closing Date, by and among the Escrow Agent, the Company, the Purchasers and certain shareholders of the Company.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "EXCHANGEABLE STOCK" means any Capital Stock which is exchangeable or convertible into another security (other than Capital Stock of the Company which is neither Exchangeable Stock nor Redeemable Stock).

         "EXECUTIVE OFFICERS" means as of a given date the chief executive officer, the chief financial officer, any executive vice president and any divisional president of the Company.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are applicable as of the date of determination; provided, however, that these definitions and all ratios and calculations contained in any covenants set forth in this Agreement shall be determined in accordance with GAAP as in effect and applied by the Company on the Issue Date, consistently applied.

         "GOVERNMENTAL AUTHORITY" means any governmental or quasi-governmental authority including, without limitation, any federal, state, territorial, county, municipal or other governmental or quasi-governmental agency, board, branch, bureau, commission, court, department or other instrumentality or political unit or subdivision, whether domestic or foreign.

         "GUARANTOR(S)" means each Subsidiary guarantying the Company's obligations under the Notes.

         "HAZARDOUS MATERIALS" means and includes any hazardous waste, hazardous material, hazardous substance, petroleum product, oil, toxic substance, pollutant, contaminant, or other human health or safety, as defined or regulated under any Environmental Law.

         "HAZARDOUS WASTE" means and includes any hazardous waste as defined or regulated under any Environmental Law.

         "INCURRENCE" means the incurrence, creation, assumption, issuance, guaranty of the payment of, or in any other manner becoming liable with respect to, the payment of, any Indebtedness. "INCUR" and "INCURRED" shall have a comparable meaning.

         "INDEBTEDNESS" means, with respect to any Person, without duplication,
(i) the principal of and premium (if any) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by securities, debentures, bonds or other similar instruments (including purchase money obligations) for payment of which such Person is responsible or liable; (ii) all Capital Lease Obligations of such Person; (iii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance, securities purchase facility or similar credit transaction (other than obligations with respect to stand-by letters of credit securing obligations (other than obligations described in (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the second business day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);
(v) all Indebtedness of others (including all dividends of other Persons for the payment of which is) guaranteed, directly or indirectly, by such Person or that is otherwise its legal liability or which such Person has agreed to purchase or repurchase or in respect of which such Person has agreed contingently to supply or advance funds; (vi) net liabilities of such Person under Interest Rate or Currency Protection Agreements; (vii) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on any asset or property (including, without limitation, leasehold interests and any other tangible or intangible property) of such Person, whether or not such Indebtedness is assumed by such Person or is not otherwise such Person's legal liability; PROVIDED that if the Obligations so secured have not been assumed by such Person or are otherwise not such Person's legal liability, the amount of such Indebtedness for the purposes of this definition shall be limited to the lesser of the amount of such Indebtedness secured by such Lien; (viii) the repurchase price of all Redeemable Stock of such Person (calculated at the maximum price, if variable), plus all accrued and unpaid dividends; (ix) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends which do not increase the liquidation preference, if any; PROVIDED, HOWEVER, that Indebtedness will not include endorsements of negotiable instruments for collection in the ordinary course of business. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Agreement and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the board of directors of the issuer of such Disqualified Capital Stock. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date; PROVIDED that the amount outstanding at any time of any Indebtedness issued with original issue discount is the full amount of such Indebtedness; and
(x) Redeemable Stock of such Person; PROVIDED, HOWEVER, that Indebtedness will not include endorsements of negotiable instruments for collection in the ordinary course of business.

         "INDEPENDENT FINANCIAL ADVISOR" means a reputable accounting, appraisal or a nationally recognized investment banking firm that is, in the reasonable judgment of the Board of Directors of the Company, qualified to perform the task for which such firm has been engaged hereunder and disinterested and independent with respect to the Company and its Affiliates.

         "INSOLVENCY OR LIQUIDATION PROCEEDING" means, with respect to any Person, (i) any insolvency or bankruptcy or similar case or proceeding, or any reorganization, receivership, liquidation, dissolution or winding up of such Person, whether voluntary or involuntary, or (ii) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of such Person.

         "INTEREST RATE OR CURRENCY PROTECTION AGREEMENT" means any interest rate swap agreement, interest rate cap agreement, currency swap agreement or other financial agreement or arrangement designed to protect the Company or any Subsidiary against fluctuations in interest rates or currency exchange rates and which shall have a notional amount no greater than the payments due with respect to Indebtedness being hedged thereby.

         "INTELLECTUAL PROPERTY" means, collectively, patents, patent applications, copyrights, trade secrets, trademarks, trademark registrations and applications, service marks, service mark registrations and applications, trade names, manufacturing processes, formulae, know how and any and all other proprietary rights.

         "INVESTMENT" by any Person means any direct or indirect (i) loan, advance (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the books of such Person) or other extension of credit or capital contribution (by means of transfers of cash or other property (valued at the fair market value thereof as of the date of transfer) to any other Person or payments for property or services for the account or use of any other Person, or otherwise); (ii) purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by any other Person (whether by merger, consolidation, amalgamation or otherwise and whether or not purchased directly from the issuer of such securities or evidences of Indebtedness); (iii) assumption of any Indebtedness or any other obligation of any other Person (except for an assumption of Indebtedness for which the assuming

Person receives consideration at the time of such assumption in the form of property or assets with a fair market value at least equal to the principal amount of the Indebtedness assumed); and (iv) all other items that would be classified as investments

         "IRS" means the Internal Revenue Service or any successor agency.

         "KEY EMPLOYEE" means any employee of the Company or any of its Subsidiaries with the exception of clerical or administrative personnel.

         "KNOWLEDGE" means to the knowledge of any of the Executive Officers of the Company.

         "LIEN" means, with respect to any Person, any mortgage, pledge, lien, encumbrance, easement, restriction, covenant, right-of-way, charge or adverse claim affecting title or resulting in an encumbrance against real or personal property of such Person, or a security interest of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option, right of first refusal or other similar agreement to sell, in each case securing obligations of such Person and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statute or statutes) of any jurisdiction other than to reflect ownership by a third party of property leased to the referent Person or any of its Subsidiaries under a lease that is not in the nature of a conditional sale or title retention agreement).

         "OBLIGATIONS" with respect to any instrument governing Indebtedness means any and all principal, interest, penalties, fees, indemnifications, reimbursements, damages and other charges, obligations and liabilities existing on the date of this Agreement or arising from time to time thereafter under such instrument, whether direct or indirect, joint or several, actual, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, including any obligations or liabilities to repay, redeem, repurchase, retire, acquire or defease any such Indebtedness, or any obligation to establish a sinking fund for any such purpose.

         "OFFICER" means, with respect to any corporation, the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Treasurer or the Secretary of such corporation.

         "OFFICERS' CERTIFICATE" means a certificate executed on behalf of the Company or any Subsidiary, as applicable, by (a) the Chairman of the Board of Directors (if an officer) or the President or one of the Vice Presidents of the Company or such subsidiary and (b) the Treasurer or one of the Assistant Treasurers or the Secretary or one of the Assistant Secretaries of the Company or such Subsidiary.

         "OPTIONAL REPURCHASE DATE" means each date on which the Company shall be obligated under the terms of the Warrants to repurchase any of the Warrants pursuant to an exercise by any holder of Warrants of a right to require the repurchase any of such Warrants, as set forth in the Warrant.

         "OTHER DESIGNATED DEBT" means Indebtedness of the Company listed on
SCHEDULE 12.1 attached hereto provided that such indebtedness is at all times in the form as of the Closing Date without any amendments, waivers, refinancings or other similar change not consented to by two-thirds-in-interest of the Notes.

         "PARI PASSU," when used with respect to the Indebtedness ranking of any Indebtedness of any Person in relation to other Indebtedness of such Person, means that each such Indebtedness (a) either (i) is not subordinated or junior in right of payment to any other Indebtedness of such Person or (ii) is subordinate in right of payment to the same Indebtedness of such Person as is the other and is so subordinate to the same extent and (b) is not subordinate in right of payment to the other or to any Indebtedness of such Person as to which the other is not so subordinate.

         "PARI PASSU DEBT" means any Indebtedness of the Company or a Subsidiary, as the case may be, whether outstanding at the Issue Date or incurred thereafter, which (a) ranks PARI PASSU with the Notes and (b) by its terms, or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, (i) does not provide for payments of principal of such Indebtedness at the final Stated Maturity Date thereof or by way of a sinking fund applicable thereto or by way of any mandatory redemption, retirement or repurchase thereof by the Company or such Subsidiary (including any redemption, retirement or repurchase which is contingent upon events or circumstances, but excluding any retirement required by virtue of acceleration of such Indebtedness upon an event of default thereunder), in each case prior to the final Stated Maturity Date of the Notes and (ii) does not permit redemption or other retirement (including pursuant to an offer to purchase made by the issuer) of such other Indebtedness at the option of the holder thereof prior to the final Stated Maturity Date of the Notes, other than a redemption or other retirement at the option of the holder of such Indebtedness (including pursuant to an offer to purchase made by the issuer) which is conditioned upon the change of control of the Company pursuant to provisions substantially similar to those contained in Section 6.6 hereof.


         "PAYMENT RESTRICTION" means, with respect to a subsidiary of any Person, any encumbrance, restriction or limitation, whether by operation of the terms of its charter or by reason of any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation, on the ability of (i) such subsidiary to (a) pay dividends or make other distributions on its Capital Stock or make payments on any obligation, liability or Indebtedness owed to such Person or any other subsidiary of such Person, (b) make loans or advances to such Person or any other subsidiary of such Person, or (c) transfer any of its properties or assets to such Person or any other subsidiary of such Person, or
(ii) such

Person or any other subsidiary of such Person to receive or retain any such (a) dividends, distributions or payments, (b) loans or advances, or (c) transfer of properties or assets.

         "PERMITTED INVESTMENTS" means: (i) certificates of deposit with a maturity of one year or less issued by U.S. commercial banks having capital and surplus in exams of $100.0 million; (ii) commercial paper with a minimum rating of Al and/or Pl by Standard & Poor's Corporation and/or Moodys Investors Service, Inc., respectively; (iii) direct obligations of the United States or of a United States agency with a maturity of one year or less; (iv) shares of money market mutual or similar funds having assets in excess of $100.0 million; and
(v) Investments by the Company in Wholly-Owned Subsidiaries.

         "PERMITTED LIENS" means, with respect to any Person, (i) pledges or deposits by such Person under workmen's compensation laws, unemployment insurance laws or similar social security legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness), utility services or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. Government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent and incurred in the ordinary course of such Person's business; (ii) Liens determined by law, such as carriers', warehousemen's, mechanics' and bankers' Liens and incurred in the ordinary course of such Person's business; (iii) Liens for taxes not yet subject to penalties for non-payment or which are being contested in good faith and by appropriate proceedings, if adequate reserve, as may be required by GAAP, shall have been made therefor; (iv) Liens in favor of issuers of surety bonds (other than to satisfy any judgment or judgments) issued pursuant to the request of and for the account of such Person in the ordinary course of its business; and (v) survey exceptions, encumbrances, easements or reservations of, or rights of others for, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties and incurred in the ordinary course of such Person's business.

         "PERSON" means any natural person, sole proprietorship, partnership, joint venture, trust, incorporated organization, limited liability company, association, corporation, institution, public benefit corporation, entity or government body (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, commission or department thereof).

         "POST-PETITION INTEREST" means, with respect to any Indebtedness of any Person, all interest accrued or accruing on such Indebtedness after the commencement of any Insolvency or Liquidation Proceeding against such Person in accordance with and at the contract rate (including, without limitation, any rate applicable upon default) specified in the agreement or instrument creating, evidencing or governing such Indebtedness,

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whether or not, pursuant to applicable law or otherwise, the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

         "PURCHASERS" except as defined elsewhere in this Agreement, has the meaning ascribed thereto in the introduction hereof.

         "PURCHASERS' SPECIAL COUNSEL" means Goodwin, Procter & Hoar LLP, a limited liability partnership including professional corporations, acting as special counsel to certain of the Purchasers in connection with the transactions contemplated hereunder.

         "PUT NOTE" means any promissory note issued by the Company in connection with the exercise by any holder of Warrants of a right to require the repurchase any of such Warrants, as set forth in the Warrant.

         "REDEEMABLE STOCK" means any Capital Stock that by its terms or otherwise is required to be redeemed prior to the first anniversary of the Stated Maturity Date of the Notes or is redeemable at the option of the holder thereof any time prior to the first anniversary of the Stated Maturity Date of the Notes.

         "REDEMPTION DATE" or "REDEMPTION DATE" means the Stated Maturity Date of the Notes and such earlier date or dates as may be specified in any notice of optional redemption of the Company delivered in accordance with Subsection 6.5 hereof.

         "REFINANCING INDEBTEDNESS" means Indebtedness of the Company or any of its Subsidiaries Incurred or given in exchange for, or the proceeds of which are used to, extend, refinance, renew, replace, substitute, defease or refund any other Indebtedness of the Company or any of its Subsidiaries (and related interest, premium, penalties, breakage costs, fees, expenses and other amounts owing in respect of such Indebtedness) Incurred in accordance with the terms of this Agreement.

         "REGISTRATION STATEMENT" means a registration statement filed by the Company with the Commission for a public offering and sale of securities of the Company (other than a registration statement on Form S-8 or Form S-4, or their successors, or any other form for a limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation).

         "RELEASE" means any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing, or dumping into the Environment.

         "REORGANIZATION SECURITIES" means Capital Stock, notes or other securities of the Company (or Capital Stock, notes or any other securities of any other Person (other than a Subsidiary of the Company, unless the Company is no longer in existence and such

                                       61
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Subsidiary is the successor to the Company)), and the payment of all of which
Capital Stock, notes or other securities is subordinated, at least to the same extent as the Notes, to the payment of all outstanding Senior Indebtedness.

         "REPRESENTATIVE" means, with respect to the Senior Indebtedness, the agent or other representative(s), if any, of holders of such Senior Indebtedness.

         "RESTRICTED DEBT PAYMENT" means all payments with respect to principal, interest, premium and other obligations with respect to (i) Other Designated Debt or (ii) Subordinated Indebtedness outstanding on the Date of Issuance or incurred after the date hereof in compliance with Section 7.2(b)(ii).

         "RESTRICTED PAYMENT" means, with respect to any Person, without duplication: (i) any dividend or other distribution, whether in cash or in property or securities, declared or paid on any shares of such Person's Capital Stock, or the making by such Person or any of its subsidiaries of any other distribution in respect of such Person's Capital Stock or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock;
(ii) the redemption, repurchase, retirement or other acquisition for value by such Person or any of its subsidiaries, directly or indirectly, of such person's Capital Stock; (iii) any Restricted Debt Payment; or (iv) any Investment other than Permitted Investments.

         "RULE 144" means Rule 144 as promulgated by the Commission under the Securities Act, and any successor rule or regulation thereto.

         "RULE 144A" means Rule 144A as promulgated by the Commission under the Securities Act, and any successor rule or regulation thereto.

         "SECURITIES ACT" means the Securities Act of 1933, and the rules and regulations of the Commission promulgated thereunder, as amended.

         "SENIOR INDEBTEDNESS" means and includes all principal of, premium and interest (including Post-Petition Interest) on and other Obligations with respect to (i) Designated Senior Debt and (ii) any other Indebtedness of the Company (other than as otherwise provided in this definition), Incurred by the Company with the prior written consent of two-thirds-in-interest of the holders of the Notes, provided, HOWEVER, that the following shall not constitute Senior
Indebtedness: (A) any Indebtedness which by the terms of the instrument creating or evidencing the same is PARI PASSU, subordinated or junior in right of payment to the Notes in any respect, (B) that portion of any Indebtedness Incurred in violation of this Agreement or any covenant contained herein, (C) any Preferred Stock, (D) any Indebtedness of the Company which is subordinated to or junior in right of payment in any respect to any other Indebtedness of the Company, (E) Indebtedness to, or guaranteed on behalf of, any shareholder, director, officer or employee

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of the Company or any Subsidiary (including, without limitation, amounts owed for compensation), (F) Indebtedness represented by Disqualified Capital Stock or
(G) Other Designated Debt. Notwithstanding the foregoing, "Senior Indebtedness" shall not include (1) Indebtedness evidenced by the Notes, (2) Indebtedness which when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Company, (3) any liability for foreign, federal, state, local or other taxes owed or owing by the Company, (4) Indebtedness of the Company to the extent such liability constitutes Indebtedness to a Subsidiary or any other Affiliate of the Company or any of such Affiliate's subsidiaries, (5) Indebtedness for the purchase of goods or materials in the ordinary course of business or (6) Indebtedness owed by the Company for compensation to employees or for services.

         "STATED MATURITY" means, with respect to any security, the date specified in such security as the fixed date on which the principal of such security is due and payable, including pursuant to any mandatory redemption provision.

         "STATED MATURITY DATE" means, with respect to the Notes, February 20, 2002.

         "SUBORDINATED INDEBTEDNESS" means Indebtedness of the Company which is subordinated or junior in right of payment to the Notes.

         "SUBSIDIARY" means with respect to any Person, any corporation, association or other business entity of which securities representing more than 50% of the combined voting power of the total Voting Stock (or in the case of an association or other business entity which is not a corporation, more than 50% of the equity interest) is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. When used herein without reference to any Person, Subsidiary means a Subsidiary of the Company.

         "THREAT OF RELEASE" means a substantial likelihood of a Release which requires action to prevent or mitigate damage to the Environment which may result from such Release.

         "TOTAL DEBT TO EBITDA RATIO" means, with respect to any date, the ratio of (a) the aggregate amount of all outstanding Indebtedness of the Company and its Subsidiaries as of the Transaction Date (as defined below) on a consolidated basis during the four full fiscal quarters for which financial information is available (the "Four Quarter Period") ending on or prior to the date of the transaction or event giving rise to the need to calculate the Total Debt to EBITDA Ratio (the "Transaction Date") (but in no event ending more than 135 days prior to the date of such transaction or event) to (b) EBITDA of the Company and its Subsidiaries on a consolidated basis during the Four Quarter Period determined on a pro forma basis. In addition to and without limitation of the

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foregoing, for purposes of this definition, "EBITDA" shall be calculated after giving effect on a PRO FORMA basis for the period of such calculation to (i) the Incurrence or repayment of any Indebtedness of such Person or any of its Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any Incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the Incurrence or repayment of Indebtedness in the ordinary course of business pursuant to working capital facilities, at any time subsequent to the first day of the Four Quarter Period and on or prior to the Transaction Date, as if such Incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period, (ii) any Asset Sales or Asset Acquisitions or mergers or consolidations permitted under Section
7.2 (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Subsidiaries (including any Person which becomes a Subsidiary as a result of any such Asset Acquisition) Incurring Acquired Indebtedness) which occurred at any time subsequent to the first day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the Incurrence of any such Indebtedness or Acquired Indebtedness) occurred on the first day of the Four Quarter Period. If such Person or any of its Subsidiaries directly or indirectly guarantees Indebtedness of a third person, the preceding sentence shall give effect to the Incurrence of such guaranteed Indebtedness as if such Person or any Subsidiary of such Person had directly Incurred or otherwise assumed such guaranteed Indebtedness.

         "TRANSACTION DOCUMENTS" means, collectively, this Agreement, the Notes, the Warrants, the Agreement among Shareholders and Investors, the Escrow Agreement, the Voting Trust Agreement and any and all agreements, certificates, instruments and other documents contemplated thereby or executed and delivered in connection therewith.

         "VOTING STOCK" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to vote for the election of directors, managers or trustees of any Persons (irrespective of whether or not at the time, stock of any class or classes will have, or might have, voting power by the reason of the happening of any contingency).

         "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required scheduled payment of principal, including payment at final maturity, in respect thereof, with (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding aggregate principal amount of such Indebtedness.

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


         "WHOLLY OWNED SUBSIDIARY" means a Subsidiary all the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or another Wholly Owned Subsidiary.

         In addition to the foregoing, the following terms are defined in the following Subsections of this Agreement:

            TERM                                  DEFINED IN SUBSECTION

            "Additional Guarantor"...........................7.2(f)
            "Affiliate Transaction"..........................7.2(h)
            "Aggregate Closing Purchase Price"...............1.3(m)
            "Bankruptcy Law".................................8.1
            "Change of Control Offer"........................6.6(a)
            "Change of Control Purchase Date"................6.6(b)(ii)
            "Charter Documents"..............................4.1
            "Change Date"....................................6.6(a)
            "Closing"........................................2.1
            "Closing Date"...................................2.1
            "Closing Fee"....................................1.4
            "Current Affiliate"..............................4.12(b)
            "Custodian"......................................8.1
            "Declaration"....................................8.2
            "Default Amount".................................8.2
            "Employee Program"...............................4.12(a)
            "ERISA Affiliate"................................4.12(b)
            "Event of Default"...............................8.1
            "Guaranty"......................................11.1
            "Financial Statements"...........................4.23
            "Four Quarter Period"...........................12
            "Illegal Transfer Notice"........................9.2
            "Indemnified Party" and "Indemnified Parties"...13.1
            "License(s)".....................................4.5
            "Losses"........................................13.1
            "Material Adverse Effect"........................4.1
            "Multiemployer Plan".............................4.12(d)
            "New Securities".................................7.2(b)
            "Nonpayment Default"............................10.3
            "Note Indebtedness".............................10.1
            "Notes"..........................................1.1
            "Payment Blockage Notice".......................10.3
            "Payment Default"...............................10.3
            "Property........................................4.19

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


            "Redemption Price"...............................6.5
            "Restricted Security"............................9.2
            "Stated Maturity Date of the Notes"..............6.1
            "Subsidiary Guarantor(s)".......................11.1
            "Taxes"..........................................4.25
            "Warrants".......................................1.2

     13. MISCELLANEOUS

         13.1. INDEMNIFICATION; EXPENSES, ETC .

              (a) In addition to any and all obligations of the Company to indemnify the Purchasers hereunder or under the other Transaction Documents, the Company agrees, without limitation as to time, to indemnify and hold harmless the Purchasers and their respective Affiliates, and the employees, officers, directors, and agents of the Purchasers and their respective Affiliates (individually, a "Purchaser Indemnified Party" and, collectively the "Purchaser Indemnified Parties") from and against any and all losses, claims, damages, liabilities, costs (including the costs of preparation and attorneys' fees) and expenses (including expenses of investigation) (collectively, "Losses") incurred or suffered by a Purchaser Indemnified Party (i) in connection with or arising out of any material breach of any warranty, or the material inaccuracy of any representation, as the case may be, made by the Company, or the failure of the Company to fulfill any agreement or covenant contained in this Agreement or (ii) in connection with any proceeding against the Company or any Purchaser Indemnified Party brought by any third party arising out of or in connection with this Agreement or the other Transaction Documents or the transactions contemplated hereby or thereby or any action taken in connection herewith or therewith (or any other document or instrument executed herewith or pursuant hereto or thereto), whether or not the transactions contemplated by this Agreement are consummated and whether or not any Purchaser Indemnified Party is a formal party to any proceeding; PROVIDED, however, that the Company shall not be liable for any losses resulting from action on the part of any Purchaser Indemnified Party which is finally determined in such proceeding to be wrongful or which is an act of gross negligence, recklessness, or willful misconduct by such Purchaser Indemnified Party. The Company agrees promptly to reimburse any Purchaser Indemnified Party for all such Losses as they are incurred or suffered by such Purchaser Indemnified Party. Except as otherwise provided herein, the Company agrees (for the benefit of each Purchaser) to pay, and to hold each Purchaser harmless from and against, all costs and expenses (including, without limitation, reasonable attorneys' fees, expenses and disbursements), if any, in connection with the enforcement against the Company, as the case may be, of this Agreement or any other Transaction Document or any other agreement or instrument furnished pursuant hereto or thereto or in connection

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


         herewith or therewith in any action in which the Purchaser attempting to enforce any of the foregoing shall prevail or in any action in which the Purchaser shall in good faith assert any provision of any of the foregoing as a defense.

              (b) In addition to any and all obligations of the Purchasers to indemnify the Company hereunder or under the other Transaction Documents, the Purchasers agree, without limitation as to time, to indemnify and hold harmless the Company, its Subsidiaries and its Affiliates, and the employees, officers, directors, and agents of the Company and its Affiliates (individually, a " Company Indemnified Party" and, collectively the "Company Indemnified Parties") from and against any and all losses, claims, damages, liabilities, costs (including the costs of preparation and attorneys' fees) and expenses (including expenses of investigation) (collectively, "Losses") incurred or suffered by a Company Indemnified Party (i) in connection with or arising out of any material breach of any warranty, or the material inaccuracy of any representation, as the case may be, made by the Purchasers, or the failure of the Purchasers to fulfill any agreement or covenant contained in this Agreement or (ii) in connection with any proceeding against the Purchasers or any Company Indemnified Party brought by any third party arising out of or in connection with this Agreement or the other Transaction Documents or the transactions contemplated hereby or thereby or any action taken in connection herewith or therewith (or any other document or instrument executed herewith or pursuant hereto or thereto), whether or not the transactions contemplated by this Agreement are consummated and whether or not any Company Indemnified Party is a formal party to any proceeding; PROVIDED, HOWEVER, that the Purchasers shall not be liable for any losses resulting from action on the part of any Company Indemnified Party which is finally determined in such proceeding to be wrongful or which is an act of gross negligence, recklessness, or willful misconduct by such Company Indemnified Party. The Purchasers agree promptly to reimburse any Company Indemnified Party for all such Losses as they are incurred or suffered by such Company Indemnified Party. Except as otherwise provided herein, the Purchasers agree (for the benefit of the Company) to pay, and to hold the Company harmless from and against, all costs and expenses (including, without limitation, reasonable attorneys' fees, expenses and disbursements), if any, in connection with the enforcement against the Purchasers, as the case may be, of this Agreement or any other Transaction Document or any other agreement or instrument furnished pursuant hereto or thereto or in connection herewith or therewith in any action in which the Company attempting to enforce any of the foregoing shall prevail or in any action in which the Company shall in good faith assert any provision of any of the foregoing as a defense.

              (c) If any of the Purchaser Indemnified Parties or the Company Indemnified Parties (collectively, the "Indemnified Parties") is entitled to indemnification hereunder, such Indemnified Party shall give prompt notice to the

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


         party required to give indemnification (the "Indemnifying Party") of any claim or of the commencement of any proceeding against such Indemnified Party brought by any third party with respect to which such Indemnified Party seeks indemnification pursuant hereto; PROVIDED, HOWEVER, that the failure so to notify the Indemnifying Party shall not relieve the Indemnifying Party from any obligation or liability except to the extent the Indemnifying Party is prejudiced by such failure. The Indemnifying Party shall have the right, exercisable by giving written notice to an Indemnified Party promptly after the receipt of written notice from such Indemnified Party of such claim or proceeding, to assume, at the expense of the Indemnifying Party, the defense of any such claim or proceeding with counsel reasonably satisfactory to such Indemnified Party. The Indemnified Party or Parties will not be subject to any liability for any settlement made without its or their consent (but such consent will not be unreasonably withheld). The Indemnifying Party shall not consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by claimant or plaintiff to such Indemnified Party or Parties of a release, in form and substance satisfactory to the Indemnified Party or Parties, from all liability in respect of such claim, litigation or proceeding.

              (d) In addition to any other obligations of the Company to indemnify the Purchasers herein or pursuant to any of the Transaction Documents or any other agreements or documents executed and delivered in connection therewith, the Company will pay, and will save the Purchaser and each other holder of any of the Notes or Warrants harmless from liability for the payment of all expenses arising in connection with such transactions, including, without limitation: (i) all document production and duplication charges and the reasonable fees, charges and expenses of Purchasers' Special Counsel (whether arising before or after any Closing Date), the transactions contemplated hereby (up to a maximum of $75,000) and any subsequent proposed modification of, or proposed consent under, this Agreement, whether or not such proposed modification shall be effected or proposed consent granted; (ii) the costs and expenses, including attorneys' fees, incurred by any Purchaser in enforcing any rights under this Agreement or in responding to any subpoena or other legal process issued in connection with this Agreement or the transactions contemplated hereby or thereby or by reason of such Purchaser's having acquired the Notes or Warrants, including without limitation costs and expenses incurred by such Purchaser in any bankruptcy case; (iii) the cost of delivering to such Purchaser's principal office, insured to its satisfaction, the Notes and Warrants delivered to such Purchaser hereunder and any Notes Warrants or Common Stock delivered to such Purchaser upon any substitution of any of the Notes or Warrants pursuant to the terms of this Agreement or the Transaction Documents and of such Purchaser's delivering any Notes, Warrant certificates or Common Stock certificates, insured to its satisfaction, upon any such substitution; and (iv) the reasonable out-of-pocket expenses incurred by such

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


         Purchaser in connection with such transactions and any such amendments or waivers.

              13.2..SURVIVAL OF REPRESENTATIONS AND WARRANTIES; SEVERABILITY . All representations and warranties contained in this Agreement or the other Transaction Documents or made in writing by or on behalf of the Company in connection with the transactions contemplated by this Agreement or the other Transaction Documents shall survive, for so long as any of the Notes or Warrants shall remain outstanding, the execution and delivery of this Agreement, and the other Transaction Documents, any investigation at any time made by any Purchaser or on such Purchaser's behalf, the purchase of the Notes and Warrants by the Purchasers under this Agreement and any disposition of or payment on the Notes or Warrants. All statements contained in any certificate or other instrument delivered to the Purchasers by or on behalf of the Company pursuant to this Agreement or the other Transaction Documents shall be deemed representations and warranties of the Company under this Agreement. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

              13.3..AMENDMENT AND WAIVER . This Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given, provided that the same are in writing and signed by the Company and two-thirds-in-interest of the holders of the Notes and Warrants.

              13.4..NOTICES, ETC . Except as otherwise provided in this Agreement, notices and other communications under this Agreement shall be in writing and shall be delivered by courier, or mailed by a nationally recognized overnight courier, postage prepaid, addressed,
         (a) if to any Purchaser, at the address specified for such Purchaser on the Purchaser Signature Pages attached hereto or such other address as the Purchaser shall have furnished to the Company in writing, or (b) if to any other holder of any Note or Warrant or any part thereof, at such address as such other holder shall have furnished to the Company in writing, or, until any such other holder so furnishes to the Company an address, then to and at the address of the last holder of such Note or Warrant or part thereof who has furnished an address to the Company, or
         (c) if to the Company, at its address set forth on the Company Signature Page attached hereto, to the attention of the Chief Executive Officer, or at such other address, or to the attention of such other Officer, as the Company shall have furnished to the Purchaser and each such other holder in writing, or (d) if to any Guarantor, at the address specified for such Guarantor on the Guarantor Signature Page attached hereto, to the chief executive officer of such Guarantor, or at such other address, or to the attention of such other officer, as such Guarantor shall have furnished to the Purchaser and each such other holder in writing. This Agreement and the other Transaction Documents and all documents delivered in connection herewith or therewith embody the entire agreement and understanding between the Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

              13.5. SUCCESSORS AND ASSIGNS . Whenever in this Agreement any of the parties hereto are referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the respective parties which are contained in this Agreement shall bind and inure to the benefit of the successors and assigns of all other parties. The terms and provisions of this Agreement, and the other Transaction Documents shall inure to the benefit of and shall be binding upon any assignee or transferee of the Purchasers, and in the event of such transfer or assignment, the rights and privileges herein conferred upon the Purchasers shall automatically extend to and be vested in, and become an obligation of, such transferee or assignee, all subject to the terms and conditions hereof. In connection therewith, such transferee or assignee may disclose all documents and information which such transferee or assignee now or hereafter may have relating to any of the Notes or Warrants or any part thereof, this Agreement, the other Transaction Documents, the Company, any other Persons referred to herein or any of the business of any of the foregoing entities.

              13.6. DESCRIPTIVE HEADINGS . The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

              13.7. SATISFACTION REQUIREMENT . If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to any Purchaser, the holders of a specified portion of the Notes or the Warrants or the Company, the determination of such satisfaction shall be made by such Purchaser, such holders or the Company, as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.

              13.8. GOVERNING LAW . THIS AGREEMENT AND THE NOTES AND WARRANTS SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF FLORIDA, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAW.

              13.9. SERVICE OF PROCESS. Each of the Company, the Subsidiary Guarantors, and the Purchasers (a) hereby irrevocably submits itself to the jurisdiction of the state courts of the State of Florida and to the jurisdiction of the United States District Courts for the District of Florida, for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, the Notes, the Warrants or any part or parts thereof, the other Transaction Documents or the subject matter hereof or thereof brought by any of the other parties hereto or their successors or assigns and (b) hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court, and (c) hereby waives any offsets or counterclaims in any such action, suit or proceeding (other than compulsory counterclaims). Each of the Company, the Subsidiary Guarantors, and the Purchasers hereby consents to service of process by registered mail at the address to which notices are to be given. Each of the Company, the Subsidiary Guarantors, and the Purchasers agrees that its submission to jurisdiction and its consent to service of process by mail is made for the express benefit of the other parties hereto. Final judgment against any of the Company, the Subsidiary Guarantors or the Purchasers in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit, action or proceeding on the judgment, a certified or true copy of which shall be conclusive evidence of the fact and of the amount of any indebtedness or liability of such party therein described or in any other manner provided by or pursuant to the laws of such other jurisdiction. Except with respect to the enforcement of final judgments as set forth in the immediately preceding sentence, the parties hereto agree that any action, suit or other proceeding arising out of or based upon this Agreement, whether at law or in equity, shall be brought and maintained exclusively in the courts referenced in this Subsection 13.9.

              13.10. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

              13.11. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS. This Agreement may not be used to interpret another agreement, indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such agreement, indenture, loan or debt agreement may not be used to interpret this Agreement.

              13.12. WAIVER OF JURY TRIAL . EACH OF THE COMPANY, THE SUBSIDIARY GUARANTORS AND THE PURCHASERS HEREBY WAIVES TRIAL BY JURY IN ANY LITIGATION, SUIT OR PROCEEDING, IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT, THE NOTES, THE WARRANTS, ANY OTHER TRANSACTION DOCUMENTS, OR ANY INSTRUMENT OR DOCUMENT DELIVERED PURSUANT TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT, THEREOF, PROVIDED, HOWEVER, THAT WITH RESPECT TO ANY COMPULSORY COUNTERCLAIM (I.E., A CLAIM BY THE COMPANY AGAINST

         ANY OF THE PURCHASERS WHICH IF NOT BROUGHT IN SUCH ACTION WOULD RESULT IN THE COMPANY BEING FOREVER BARRED FROM BRINGING SUCH CLAIM) THE COMPANY SHALL HAVE THE RIGHT TO RAISE SUCH COMPULSORY COUNTERCLAIM IN ANY SUCH LITIGATION.


                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

                          SECURITIES PURCHASE AGREEMENT
                          SENIOR SUBORDINATED NOTES AND
                        WARRANTS TO PURCHASE COMMON STOCK
                             COMPANY SIGNATURE PAGE


     IN WITNESS WHEREOF, the undersigned, being duly authorized, has executed this Agreement on behalf of the Company as of the date first above written.

                                    OUTSOURCE  INTERNATIONAL,   INC.,  a
                                    Florida Corporation



                                    By:/s/ PAUL M. BURRELL
                                    ----------------------
                                    Name:  Paul M. Burrell
                                    Title: President



                                    Address: 1144 East Newport Center Drive
                                             Deerfield Beach, FL  33442


                                    Telephone: (954) 418-6200
                                    Telecopy:  (954) 418-3365

                          SECURITIES PURCHASE AGREEMENT
                          SENIOR SUBORDINATED NOTES AND
                        WARRANTS TO PURCHASE COMMON STOCK
                            GUARANTOR SIGNATURE PAGE


     IN WITNESS WHEREOF, the undersigned, being duly authorized, has executed this Agreement on behalf of the Guarantor indicated below as of the date first above written.

                                    OUTSOURCE  INTERNATIONAL OF AMERICA,
                                    INC.



                                    By: /s/ PAUL M. BURRELL
                                    -----------------------
                                    Name:  Paul M. Burrell
                                    Title: President

                                    Address:  1144 East  Newport  Center Drive
                                              Deerfield Beach, FL  33482

                                    Telephone:  (954) 418-6200
                                    Telecopy:    (954) 418-3365


                                    OUTSOURCE FRANCHISING, INC.



                                    By:/s/ PAUL M. BURRELL
                                    ----------------------
                                    Name:   Paul M. Burrell
                                    Title:  Vice President

                                    Address:  1144 East Newport Center Drive
                                              Deerfield Beach, FL  33482

                                    Telephone:  (954) 418-6200
                                    Telecopy:    (954) 418-3365

                                    CAPITAL STAFFING FUND, INC.


                                    By:/s/ PAUL M. BURRELL
                                    ----------------------
                                    Name:   Paul M. Burrell
                                    Title:  President

                                    Address:  1144 East Newport Center Drive
                                              Deerfield Beach, FL  33482

                                    Telephone:  (954) 418-6200
                                    Telecopy:   (954) 418-3365


                                    EMPLOYEES INSURANCE SERVICES, INC.


                                    By:/s/ PAUL M. BURRELL
                                    ----------------------
                                    Name:   Paul M. Burrell
                                    Title:  President

                                    Address:  1144 East Newport Center Drive
                                              Deerfield Beach, FL  33482

                                    Telephone:  (954) 418-6200
                                    Telecopy:   (954) 418-3365


                                    SYNADYNE I, INC.


                                    By:/s/ PAUL M. BURRELL
                                    ----------------------
                                    Name:   Paul M. Burrell
                                    Title:  Vice President

                                    Address:  1144 East Newport Center Drive
                                              Deerfield Beach, FL  33482

                                    Telephone:  (954) 418-6200
                                    Telecopy:   (954) 418-3365

                                    SYNADYNE II, INC.


                                    By:/s/ PAUL M. BURRELL
                                    ----------------------
                                    Name:   Paul M. Burrell
                                    Title:  Vice President

                                    Address:  1144 East Newport Center Drive
                                              Deerfield Beach, FL  33482

                                    Telephone:  (954) 418-6200
                                    Telecopy:   (954) 418-3365


                                    SYNADYNE III, INC.


                                    By:/s/ PAUL M. BURRELL
                                    ----------------------
                                    Name:   Paul M. Burrell
                                    Title:  Vice President

                                    Address:  1144 East Newport Center Drive
                                              Deerfield Beach, FL  33482

                                    Telephone:  (954) 418-6200
                                    Telecopy:   (954) 418-3365


                                    SYNADYNE IV, INC.


                                    BY:/s/ PAUL M. BURRELL
                                    ----------------------
                                    Name:   Paul M. Burrell
                                    Title:  Vice President

                                    Address:  1144 East Newport Center rive
                                              Deerfield Beach, FL  33482

                                    Telephone:  (954) 418-6200
                                    Telecopy:    (954) 418-3365

                                    SYNADYNE V, INC.


                                    BY:/s/ PAUL M. BURRELL
                                    ----------------------
                                    Name:   Paul M. Burrell
                                    Title:  Vice President

                                    Address:  1144 East Newport Center Drive
                                              Deerfield Beach, FL  33482

                                    Telephone:  (954) 418-6200
                                    Telecopy:   (954) 418-3365

                          SECURITIES PURCHASE AGREEMENT
                          SENIOR SUBORDINATED NOTES AND
                        WARRANTS TO PURCHASE COMMON STOCK
                            PURCHASER SIGNATURE PAGE

Accepted and agreed as of the
date first written above:                 Purchase Price to be paid by
                                          Bachow at the Closing:   $11,000,000

BACHOW INVESTMENT PARTNERS III,
L.P. ("BACHOW")
                                          Principal amount of Notes
                                          to be purchased by
                                          Bachow at the Closing:   $11,000,000

                                          Shares of Common Stock
By:  Bala Equity Partners, L.P.,          issuable upon exercise of
     its general partner                  Initial Warrants to be
                                          purchased by Bachow at
                                          Closing:                    532,411

By:  Bala Equity, Inc., its general partner

By: /s/ JAY D. SEID
-----------------------
Name:  Jay D. Seid
Title: Vice President

Address:  Three Bala Plaza East
          5th Floor
          Bala Cynwyd, PA 19004

Telephone: (610) 660-4900
Telecopy:  (610) 660-4930

Nominee (name in which the Notes and Warrants
are to be registered, if different
than name of Bachow):
               N/A
____________________________________________
         (Nominee's Name)

Tax ID No.: 23-2741476

(if acquired in the name of a nominee
the taxpayer ID No. of such nominee)

Wire Transfer Instructions:

Bank Name:  ____________________
ABA No.:    ____________________
Acct Name:  ____________________
Acct No.:   ____________________
Reference:  ____________________

                     SECURITIES PURCHASE AGREEMENT
                     SENIOR SUBORDINATED NOTES AND
                   WARRANTS TO PURCHASE COMMON STOCK
                        PURCHASER SIGNATURE PAGE

Accepted and agreed as of the
date first written above:            Purchase Price to be paid by
                                     Triumph at the Closing:        $14,000,000

TRIUMPH-CONNECTICUT LIMITED
PARTNERSHIP
                                     Principal amount of Notes
                                     to be purchased by
                                     Triumph at the Closing:        $14,000,000

                                     Shares of Common Stock
By:  Triumph-Connecticut Capital     issuable upon exercise of
     Advisors, L.P.,                 Initial Warrants to be purchased
     its general partner             by Triumph at Closing:             677,614

By:/s/ RICHARD J. WILLIAMS
-------------------------------
Name:  Richard J. Williams
Title: Managing Director

Address:  Sixty State Street
          21st Floor
          Boston, MA  02109

Telephone:  (617) 557-6000
Telecopy:   (617) 557-6020

Nominee (name in which the Notes
and Warrantsare to be registered,
if different than name of Triumph:
             N/A
_________________________________
         (Nominee's Name)

Tax ID No.: 04-3183699

(if acquired in the name of a nominee
the taxpayer ID No. of such nominee)

Wire Transfer Instructions:

Bank Name:  Bank of Boston-Connecticut
ABA No.:    011-100805
Acct Name:  Triumph-Connecticut Limited Partnership
Acct No.:   502-431-63
Reference:  Nancy Labbe-Institutional Banking

City National Bank of Florida, N.A.
February 19, 1997

Page 6

                                    EXHIBIT B

                               JOINDER AGREEMENT

         The undersigned hereby agrees, effective as of the date hereof, that any shares of common stock, par value $.001 per share, (the "Common Stock") of OutSource International, Inc. (the "Company"), voting trust certificates representing beneficial ownership of shares of Common Stock issued pursuant to that certain Voting Trust Agreement (the "Voting Trust Agreement"), dated as of February 21, 1997 by and among the Company, Lawrence Schubert and the parties named therein, or other securities issued by the Company (collectively, "Securities"), acquired by the undersigned (including without limitation upon foreclosure on pledges or other security interests) from any individual or entity party to that certain Agreement among Stockholders and Investors (the "Stockholders' Agreement"), dated as of February 21, 1997 by and among the Company, Lawrence Schubert and the parties named therein, shall remain subject to all of the provisions of the Stockholders Agreement as if such Securities were still owned by the transferor. The address and facsimile number to which notices may be sent to the undersigned is as follows:

                                             CITY NATIONAL BANK OF FLORIDA

                                             By: /s/ JONATHAN O. TEETER
                                                --------------------------

                                             Name: Jonathan O. Teeter

                                             Title: Vice President

                                             Dated: February 19, 1997

                                   SCHEDULES

OUTSOURCE INTERNATIONAL, INC.
SECURITIES PURCHASE AGREEMENT
SCHEDULE 1.6
USE OF PROCEEDS

EXPENSES OF TRANSACTION:
Bachow /Triumph fee                                    $375,000
Smith Barney fee                                      1,500,000
Out of pocket expense                                   250,000
                                                    -----------
TOTAL EXPENSES OF TRANSACTION                         2,125,000
                                                    -----------

SHAREHOLDER PAYMENTS:

Distribution of PTI, net of notes and advances        5,263,000
Share redemptions, net of notes                       5,008,000
All-Temps acquisition, net of advances                  567,000
WAD acquisition, net of notes                           532,000
                                                    -----------
TOTAL SHAREHOLDER PAYMENTS                           11,370,000
                                                    -----------
ACQUISITIONS:

NOTE: FOLLOWING AMOUNTS ARE SHOWN NET OF SELLER AND BANK FINANCING AND DO
 NOT COMPRISE THE TOTAL ACQUISITION PURCHASE PRICE.

Labor World - Elgin (Pay Ray)                         1,250,000
Labor World - South Florida                           7,200,000
Labor World - Atlanta                                   390,000
Stand-by Personnel - Colorado Springs                 1,630,000
Staff Management                                      1,035,000
                                                    -----------
TOTAL ACQUISITIONS                                   11,505,000
                                                    -----------
TOTAL USE OF PROCEEDS                               $25,000,000
                                                    ===========

Note: Use of proceeds for acquisitions listed above may not take place on actual closing date of this transaction and certain items have been temporarily disbursed by the Company out of working capital pending this transaction.



                                  EXHIBIT 4.1
                         OUTSOURCE INTERNATIONAL, INC.
                             STATUS OF SUBSIDIARIES
                        FOREIGN AUTHORITY TO DO BUSINESS
                                FEBRUARY 17, 1997

          STATE          OSI (IL)/OIA (1)     OFI       EISI   CSF   SYNADYNE I  SYNADYNE II  SYNADYNE III  SYNADYNE IV  SYNADYNE V
---------------------    ---------------- ----------    ----   ---   ----------  -----------  ------------  -----------  ----------
Alabama                        N/A            N/A        N/A   N/A      N/A      REGISTERED   APP PENDING        N/A         N/A
Alaska                         N/A            N/A        N/A   N/A      N/A          N/A      APP PENDING        N/A         N/A
Arizona                    REGISTERED         N/A        N/A   N/A      N/A          N/A      REGISTERED         N/A         N/A
Arkansas                       N/A            N/A        N/A   N/A      N/A          N/A      APP PENDING        N/A         N/A
California                 REGISTERED         N/A        N/A   N/A      N/A      WILL APPLY   WILL APPLY         N/A         N/A
Colorado                   WILL APPLY         N/A        N/A   N/A      N/A      WILL APPLY       N/A            N/A         N/A
Connecticut                    N/A            N/A        N/A   N/A      N/A          N/A      APP PENDING        N/A         N/A
District of Columbia           N/A            N/A        N/A   N/A      N/A      WILL APPLY   REGISTERED         N/A         N/A
Florida                    REGISTERED     REGISTERED     N/A   N/A      N/A          N/A      REGISTERED         N/A         N/A
Georgia                    REGISTERED         N/A        N/A   N/A      N/A      WILL APPLY   REGISTERED         N/A         N/A
Idaho                          N/A            N/A        N/A   N/A      N/A          N/A      REGISTERED         N/A         N/A
Iowa                           N/A            N/A        N/A   N/A      N/A      WILL APPLY   REGISTERED         N/A         N/A
Illinois                   REGISTERED         N/A        N/A   N/A      N/A      WILL APPLY   REGISTERED         N/A         N/A
Indiana                        N/A            N/A        N/A   N/A      N/A      WILL APPLY   REGISTERED         N/A         N/A
Kansas                         N/A            N/A        N/A   N/A      N/A          N/A      APP PENDING        N/A         N/A
Kentucky                       N/A            N/A        N/A   N/A      N/A          N/A      REGISTERED         N/A         N/A
Louisiana                      N/A            N/A        N/A   N/A      N/A      WILL APPLY   REGISTERED         N/A         N/A
Maryland                   REGISTERED         N/A        N/A   N/A      N/A      WILL APPLY   APP PENDING        N/A         N/A
Massachusetts              REGISTERED         N/A        N/A   N/A      N/A      WILL APPLY   REGISTERED         N/A         N/A
Michigan                   REGISTERED         N/A        N/A   N/A      N/A      WILL APPLY   REGISTERED         N/A         N/A
Minnesota                      N/A            N/A        N/A   N/A      N/A      WILL APPLY   REGISTERED         N/A         N/A
Mississippi                    N/A       APP PENDING     N/A   N/A      N/A         N/A       APP PENDING        N/A         N/A
Missouri                       N/A            N/A        N/A   N/A      N/A         N/A       EXPIRED            N/A         N/A
Nevada                         N/A            N/A        N/A   N/A      N/A         N/A       REGISTERED         N/A         N/A
New Hampshire              REGISTERED         N/A        N/A   N/A      N/A         N/A       APP PENDING        N/A         N/A
New Jersey                 WILL APPLY         N/A        N/A   N/A      N/A      WILL APPLY   APP PENDING        N/A         N/A





                             EXHIBIT 4.1 (CONTINUED)
                          OUTSOURCE INTERNATIONAL, INC.
                             STATUS OF SUBSIDIARIES
                        FOREIGN AUTHORITY TO DO BUSINESS
                                FEBRUARY 17, 1997


          STATE          OSI (IL)/OIA (1)     OFI       EISI   CSF   SYNADYNE I  SYNADYNE II  SYNADYNE III  SYNADYNE IV  SYNADYNE V
---------------------    ---------------- ----------    ----   ---   ----------  -----------  ------------  -----------  ----------
New Mexico                      N/A            N/A       N/A   N/A      N/A          N/A       REGISTERED       N/A          N/A
New York                        N/A            N/A       N/A   N/A      N/A      WILL APPLY    REGISTERED       N/A          N/A
North Carolina                  N/A            N/A       N/A   N/A      N/A      WILL APPLY    APP PENDING      N/A          N/A
Ohio                            N/A            N/A       N/A   N/A      N/A          N/A       REGISTERED       N/A          N/A
Okalahoma                       N/A            N/A       N/A   N/A      N/A          N/A       REGISTERED       N/A          N/A
Oregon                          N/A            N/A       N/A   N/A      N/A          N/A       APP PENDING      N/A          N/A
Pennsylvania                REGISTERED         N/A       N/A   N/A      N/A      WILL APPLY    REGISTERED       N/A          N/A
South Carolina                  N/A            N/A       N/A   N/A      N/A      WILL APPLY    APP PENDING      N/A          N/A
South Dakota                    N/A            N/A       N/A   N/A      N/A          N/A       REGISTERED       N/A          N/A
Tennessee                       N/A            N/A       N/A   N/A      N/A      WILL APPLY    REGISTERED       N/A          N/A
Texas                           N/A       APP PENDING    N/A   N/A      N/A      WILL APPLY    REGISTERED       N/A          N/A
Utah                            N/A            N/A       N/A   N/A      N/A          N/A       REGISTERED       N/A          N/A
Vermont                         N/A            N/A       N/A   N/A      N/A          N/A       APP PENDING      N/A          N/A
Virginia                    REGISTERED         N/A       N/A   N/A      N/A      WILL APPLY    REGISTERED       N/A          N/A
Washington                      N/A            N/A       N/A   N/A      N/A          N/A       REGISTERED       N/A          N/A
Wisconsin                       N/A            N/A       N/A   N/A      N/A      WILL APPLY    APP PENDING      N/A          N/A

LEGEND
REGISTERED  = THERE IS AN ACTIVE REGISTRATION IF EFFECT
LICENSED    = THERE IS AN ACTIVE LICENSE IN EFFECT
APP PENDING = AN APPLICATION HAS BEEN FILED, BUT WE HAVE NOT BEEN NOTIFIED THAT
              OUR REGISTRATION IS EFFECTIVE
WILL APPLY  = APPLICATIONS WILL BE FILED BY OUR ATTORNEYS NOT LATER THAN
              FEBRUARY 28TH
N/A         = NOT APPLICABLE IN THIS STATE

NOTE 1: OutSource International, Inc. (IL) will be merged into OutSource International of America, Inc. (FL)

AUTHORITY

                                  SCHEDULE 4.2

                                  Subsidiaries

                                             STATE OF
              NAME                        INCORPORATION     TAX STATUS
---------------------------------------   -------------    -------------
OutSource International of America, Inc.     Florida       C corporation

OutSource Franchising, Inc.                  Florida       C corporation

Capital Staff Funding, Inc.                  Florida       C corporation

Employees Insurance Services, Inc.           Florida       C corporation

Synadyne 1, Inc.                             Florida       C corporation

Synadyne II, Inc.                            Florida       C corporation

Synadyne III, Inc.                           Florida       C corporation

Synadyne IV, Inc.                            Florida       C corporation

Synadyne V, Inc.                             Florida       C corporation

OutSource International, Inc. (1)            Illinois      S corporation

Note (1) To be merged into OutSource International of America, Inc.

OUTSOURCE INTERNATIONAL, INC.
SECURITIES PURCHASE AGREEMENT
SCHEDULE 4.3
CAPITALIZATION

See schedule entitled "February 1997 Corporate Recapitalization" attached to
Schedule 4.4, which sets forth the following options and warrants:

Incentive Stock Option plan
Warrants to Triumph Capital
Warrants to Bachow and Associates
Warrants in escrow in connection with Triumph/Bachow agreements

Note: The above warrants contain a contingent put obligation - See Schedule
      4.33.

In addition, the following outstanding debt is convertible into common stock of the company at the time of an IPO, based on the IPO per share price:

PayRay, Inc.                            $1,226,000
TriTemps, Inc.                             780,000
                                        ----------
Total convertible portion of debt       $2,006,000
                                        ==========
See Schedule 4.33 regarding commitments to issue options in connection with acquisitions.

As of the closing date, with regards to OutSource International,Florida corporation:

Common Stock, $.001 par value:
Authorized                             100,000,000 shares
Issued                                   8,382,749 shares
Outstanding                              8,382,749 shares

Preferred Stock, $.OOI par value:
Authorized                              10,000,000 shares
Issued                                           0 shares
Outstanding                                      0 shares



OUTSOURCE INTERNATIONAL
February 1997 Corporate Recapitalization

Summary of Private Redemption and Private Placement:

                                                                                                PRO FORMA           PRO FORMA
                       INITIAL PARENT     PRIVATE      SUB-TOTAL   PRO-FORMA   PRO-FORMA   ENDING # OF SHARES  ENDING % OF SHARES
                       COMPANY SHARES   REDEMPTION   SHARES ISSUED  OPTIONS    WARRANTS    OWNERSHIP   VOTING  OWNERSHIP    VOTING
                       --------------   ----------   ------------- ---------   ---------   ---------   ------  ---------   -------
                                                                               (Private
                                                                              Placements)
Larry Schubert trust      892,956        (109,833)      783,123                             783,123   In trust     6.95%      0.00%
Nadya Schubert trust      892,956        (109,833)      783,123                             783,123   In trust     6.95%      0.00%
Alan Schubert           2,314,279        (111,677)    2,202,602                           2,202,802   In trust    19.54%      0.00%
Matt Schubert trust       394,698               0       394,698                             394,698   In trust     3.50%      0.00%
Matt Schubert              88,394               0        86,394                              86,394   In trust     0.77%      0.00%
Jason Schubert trust      481,092               0       481,092                             481,092   In trust     4.27%      0.00%
Mindy Wagner               88,763               0        86,763                              86,763   In trust     0.77%      0.00%
                        ---------        --------     ---------    -------   ---------   ----------  ----------  ------     ------
Schubert subtotal       5,149,138        (331,344)    4,817,795          0           0    4,817,795           0   42.74%      0.00%
                        ---------        --------     ---------    -------   ---------   ----------  ----------  ------     ------


Lou Morelli, Sr.        1,278,801        (188,239)    1,092,581                           1,092,561   In trust      9.89%     0.00%
Ray Morelli               402,255               0       402,255                             402,255   In trust      3.57%     0.00%
Lou Morelli, Jr.          315,749               0       315,749                             315,749   In trust      2.60%     0.00%
Lou Morelli, Jr. trust     88,507               0        86,507                              86,507   In trust      0.77%     0.00%
Peggy Janisch             404,310               0       404,310                             404,310   In trust      3.59%     0.00%
Peggy Janisch trust        88,948               0        86,948                              86,948   In trust      0.77%     0.00%
                        ---------        --------     ---------    -------   ---------   ----------  ----------   -----     ------
Morelli subtotal        2,574,570        (186,239)    2,285,330          0           0    2,385,330           0    21.19%     0.00%
                        ---------        --------     ---------    -------   ---------   ----------  ----------   ------    ------

Founder subtotal
 (in voting trust)      7,723,709        (517,584)    7,208,125          0           0    7,208,125           0    63.92%     0.00%
                        ---------        --------     ---------    -------   ---------   ----------  ----------   ------    ------

Paul Burrell              909,615               0       909,615     58,000           0      977,615     977,615     8.67%     9.41%
Bob Lefcort               178,007               0       178,007          0           0      178,007     178,007     1.55%     1.71%
Bob Lefcort trust          89,003               0        89,003          0           0       89,003      69,003     0.79%     0.86%
Other OSI management
 and employees                  0               0             0    729,354           0      729,354     729,354     6.47%     7.02%
Founder shares -
 Paul Burrell as 100%
 trustees                       0               0             0          0           0            0   7,208,125     0.00%    69.38%
                        ---------        --------     ---------    -------   ---------   ----------  ----------   ------    ------
Management subtotal     1,176,625               0     1,176,625    797,354           0    1,973,979   9,180,104    17.51%    88.35%

Triumph                         0               0             0          0     877,614      677,614     577,614     6.01%     5.52%
Bachow                          0               0             0          0     532,411      532,411     532,411     4.72%     5.12%
Founder shares-
 Triumph/Bachow rep
 as 0% trustees                 0               0             0          0           0            0           0     0.00%     0.00%
                        ---------        --------     ---------    -------   ---------   ----------  ----------   ------    ------
Investor subtotal               0               0             0          0   1,210,025    1,210,025   1,210,025    10.73%    11.65%
                        ---------        --------     ---------    -------   ---------   ----------  ----------   ------    ------
Tranche 2 - Escrow              0               0             0          0     278,295      278,295     escrow      2.47%     0.00%
Tranche 3 - Escrow              0               0             0          0     604,456      604,456     escrow      5.36%     0.00%
                        ---------        --------     ---------    -------   ---------   ----------  ----------   ------    ------
Escrow subtotal                 0               0             0          0     882,751      882,751           0     7.83%     0.00%
                        ---------        --------     ---------    -------   ---------   ----------  ----------   ------    ------
Totals                  8,900,333        (517,584)    8,382.750    797,354   2,092,778   11,272,880  10,390,129   100.00%   100.00%
                        =========        ========     =========    =======   =========   ==========  ==========   ======    ======

Note Total ISO plan option shares authorized are 1,090,878 - Above proforma presentation includes grant of 515,189 shares on 1/1/96 (after expiration of unexercised, unvested options) plus proposed February 1997 grant of 262,185 shares.

OUTSOURCE INTERNATIONAL, INC.
SECURITIES PURCHASE AGREEMENT
SCHEDULE 4.4
STOCKHOLDERS AND VOTING AGREEMENTS

See schedule entitled "February 1997 Corporate Recapitalization" attached hereto.

Founder shares are subject to Voting Trust Agreement by and among OutSource, the trustees, and certain OutSource shareholders, as well as an Agreement between Shareholders and Investors in OutSource, both agreements dated February 1997.

Warrants in escrow subject to release in accordance with Escrow Agreement dated February 1997, by and among Bank of Boston Connecticut, certain OutSource shareholders, certain investors in senior subordinated notes and warrants, and OutSource.

Note: The above warrants contain a contingent put obligation - See Schedule
4.33.


OUTSOURCE INTERNATIONAL, INC.
SECURITIES PURCHASE AGREEMENT
SCHEDULE 4.9
DEBT AND OTHER LIABILITIES
                                             Page 1 of 4

                                     OUTSTANDING
          LENDER                      PRINCIPAL        REPAYMENT TERMS
          ------                      AT CLOSING       ---------------
                                     -----------
SUBORDINATED INDEBTEDNESS:
-------------------------

Capital Staffing Fund:
     Paul M. Burrell                    $500,000  Principal due February 2001, interest
                                                  paid monthly at 21% per annum

     Richard E. Burrell                 125,000   Principal due February 2001, interest
                                                  paid monthly at 21% per annum

     Scott T. Burrell                    50,000   Principal due February 2001, interest
                                                  paid monthly at 21% per annum

     Louis J. Morelli                   100,000   Principal due February 2001, interest
                                                  paid monthly at 21% per annum

     Rachele Spadoni                    125,000   Principal due February 2001, interest
                                                  paid monthly at 21% per annum

     Raymond S. Morelli                 100,000   Principal due February 2001, interest
                                                  paid monthly at 21% per annum

     Robert E. Tomlinson                200,000   Principal due February 2001, interest
                                                  paid monthly at 21% per annum

Shareholders:

     Larry Schubert trust               407,000   Principal due in five quarterly
                                                  installments starting February 1999,
                                                  interest paid quarterly at 10% per
                                                  annum


     Nadya Schubert trust               407,000   Principal due in five quarterly
                                                  installments starting February 1999,
                                                  interest paid quarterly at 10% per
                                                  annum

     Alan Schubert                      605,000   Principal due in five quarterly
                                                  installments starting February 1999,
                                                  interest paid quarterly at 10% per
                                                  annum


     Paul Burrell                       325,000   Interest only payable quarterly for
                                                  the first two years at 10% per annum.
                                                  Principal and interest at 10%  per
                                                  annum paid in twelve (12) equal
                                                  quarterly installments starting May
                                                  1999.


OUTSOURCE INTERNATIONAL, INC.
SECURITIES PURCHASE AGREEMENT
SCHEDULE 4.9
DEBT AND OTHER LIABILITIES                       Page 2 of 4

                                     OUTSTANDING
          LENDER                      PRINCIPAL        REPAYMENT TERMS
          ------                     AT CLOSING        ---------------
                                     -----------
Acquisitions:
     WAD, Inc.                          400,000   Principal and interest at 10% per annum
     (Beneficiaries-Paul Burrell,                 paid in eight (8) equal quarterly
     Robert Lefcort)                              installments starting May 1997

     All-Temps, Inc                     158,325   $8,325 due immediately -  the balance is
     (Beneficiary - Chuck Brewer)                 payable in minimum annual installments
                                                  of $40,000 in 1997 and 1998, with any
                                                  remainder due at the end of 1999. Non
                                                  interest bearing.

     PayRay, Inc.                     1,526,290   Principal and interest at 14% per annum
     (Beneficiary - Ray                           paid over five years in equal monthly
      Morelli and Partners)                       installments starting March 1997

     TriTemps, Inc.                  1,037,180    Principal and interest at 14% per annum
     (Beneficiary - Ray                           paid over five years in equal monthly
     Morelli and partners)                        installments starting March 1997


     CST, Inc.                         100,123    Principal plus one year interest at 7%
                                                  per annum due December 1997.

     Kenneth E Southeard, Inc.         100,566    50% of principal plus six months'
                                                  interest at 6% per annum due June and
                                                  December 1997.

     Komco, Inc.                          9,780   Earn out balance due on demand.

     Demark, Inc.                        27,996   Earn out balance due on demand.

     LaPorte Enterprises, Inc.          400,000   Due in June 1997 with six months,
                                                  interest at 10% per annum

     LaPorte Enterprises, Inc.          250,000   18 monthly installments of principal
                                                  and interest starting March 1997 at 7%
                                                  per annum

(1) StaffNet, Inc.                      160,000   Four quarterly payments starting June
                                                  1997 - non interest bearing.

(1) Stand-by Personnel - Denver         500,000   Principal plus interest at 6% due April
                                                  1998 (one year after transaction date).

(1) Stand-by Personnel - Denver         500,O0O   50% of principal plus interest at 6% due
                                                  July 1998 (15 months after transaction date).
                                                  50% of principal plus interest at 6% due
                                                  July 1999 (27 months after transaction date).
                                                  Subject to earnout - See Schedule 4.33

(1) Stand-by Personnel -
    Colorado Springs                    850,000   50% of principal plus one year interest at
                                                  4% per annum due March 1998 and March 1999.
                                                  Subject to earnout - See Schedule 4.33

(1) Staff Management Services. Inc.   1,650,000   Principal of $925,000 plus interest at
                                                  4% per annum due March 1998 and $725.000 plus
                                                  interest due March 1999.


OUTSOURCE INTERNATIONAL, INC.
SECURITIES PURCHASE AGREEMENT
SCHEDULE 4.9
DEBT AND OTHER LIABILITIES                              Page 3 of 4
                                     OUTSTANDING
          LENDER                      PRINCIPAL        REPAYMENT TERMS
          -----                       AT CLOSING       ---------------
                                     -----------
SUBORDINATED DEBT WITH WARRANTS:

     Triumph Capital                  14,000,000   Interest payable monthly at ll% per anum
                                                   for the first two years and 12.5% per annum

     Bachow and Associates, Inc.      11,000.000   for the next three years. Principal of $9.2
                                                   million due in February 2001 and balance due
                                                   in February 2002.

NOTE: THE WARRANTS ASSOCIATED WITH THE ABOVE DEBT CONTAIN A CONTINGENT PUT OBLIGATION - SEE SCHEDULE 4.33.


NON-SUBORDINATED INDEBTEDNESS:

CAPITALIZED LEASES:
(3)  Hewlett Packard Leasing           1,527,988   Equal monthly installments over 5 years
                                                   at 8.2% per annum interest.

     Catalfumo Constuction             5,300,000   Base rental payments of $45,854 per month,
                                                   not including operating expenses, through
                                                   December 1999, after which base rental is
                                                   $53,393 for thirteen years. Purchase option and
                                                   right to convert to 75% financing at 8.2% per
                                                   annum with 20 year amortization/10 year maturity
                                                   expires December 1999.

     Bankers Direct Leasing - Lease #1   539,078   Lease #1 incurred 10/18/96 for furniture
                                                   and equipment, base payments of $11,232.22
                                                   through October 2001 - imputed interest rate is
                                                   7.2%. Payment period is 60 months.

     Bankers Direct Leasing - Lease #2   389,394   Lease #2 is yet to be implemented, but represents
                                                   furniture and equipment ordered and shipped by
                                                   12/31/96. At present the lease finance factor will
                                                   be consistent with Lease #1. A one month deposit of
                                                   $7,828.04 was made in 1996. Payment period is 60
                                                   months upon execution of the lease.

     AT&T                                  4,556   Baltimore - Base payments are $119.78 for sixty months,
                                                   ending September 2001. The lease rate is 19.820%.
     AT&T                                  6,777   Alexandria - Base payments are $354.73 for 36 months,
                                                   ending November 1998. The lease rate is 19.265%.

     Finova                                4,859   Manchester - Base payments of $496.09, rate 16.309%,
                                                   ending 8/7/97.

     Finova                                1,860   Chattanooga - Represents acquisition lease buyout. Base
                                                   payment is $265.65. Final payment is due June 1997. No
                                                   interest is imputed due to inavailability of asset fair
                                                   market value and immateriality.


OUTSOURCE INTERNATIONAL, INC.
SECURITIES PURCHASE AGREEMENT
SCHEDULE 4.9
DEBT AND OTHER LIABILITIES                   Page 4 of 4


                                     OUTSTANDING
          LENDER                       PRINCIPAL       REPAYMENT TERMS
          ------                      AT CLOSING       ---------------
MORTGAGES:                            ----------

(1)  California Federal                 73,406    Base payments of $863.00 due with final payment on
     (Condo-Boca Raton)                           September 2008. Interest rate is 8.50%. In March
                                                  1995, $228.64 used for impound payment began to
                                                  be applied towards payment of loan.

(1)  Devon                             239,636    Base payment is $1,152.00 plus accrued interest
     (Dispatch center - Chicago, IL)              (prime + 2%), through April 1999.

(1)  Palaske                           209,839    Payments $2,001.09 through February 2013 interest
     (Dispatch center - Waukegan, IL)              rate is 8.50$.

OTHER:

     TKO Software                       86,230    $100,000 due November 1997, which includes imputed
                                                  interest at 10% per annum.

     NBD Bank                            6,915    CHN-Base payment $515.55, interest rate of 6.919%
                                                  final payment Feb. 1996.
     NBD Bank                            5,725    CHS-Base payment $538.79, interest rate of 8.995%
                                                  final payment Nov. 1997.
     NBD Bank                            5,759    CHHP-Base payment $495.35, interest rate of 5.90%
                                                  final payment Dec. 1997.

     Chrysler Credit                     9,915    WK-Base payment $425.35, interest rate of 9.930%,
                                                  final payment Feb 1999.
     Chrysler Credit                    11,604    MAN-Base payment $345.56, interest rate of 13.033%,
                                                  final payment June 2000.

GUARANTEES:

(2) NationsBank                     1,112,533     Represents 1st mortgage on 8000 N. Federal, Boca
                                                  Raton, FL. Payment is $7,458.67 plus accrued interest.
                                                  Rate is prime + 1%. Final payment is due is approximately
                                                  $814,000 in May 2000.

(2)  Colson                           637,593     Represents 2nd mortgage on 8000 N. Federal, Boca
                                                  Raton, FL. Payment $7,321.10 through August 2000.
                                                  Payment from Sept 2000 through August 2005 is
                                                  $7258.28. Payment from Sept 2005 through August 2010 is
                                                  $7,258.28. Interest rate is 9.531%. Payments include
                                                  fees for CDC and CSA, which are approx 5% of monthly
                                                  payment.
                                  -----------
     Subtotal-term debt            45,788,729

     Line of Credit - Bank of
     Boston, as agent              40,387,618     Matures February, 2001. Interest payable monthly -
                                                  variable rate based on ratio of Funded Indebtedness to EBITDA.
                                                  This represents the current maximum borrowing limit, of which approximately $20 million will be actually borrowed
                                                  and outstanding after closing this transaction.

     Letter of Credit - Bank of
     Boston, as agent               4,612,382     Matures December, 1997 but is renewable annually,
                                  -----------     until the expiration of the term of the Line of
                                                  Credit above. May be increased to $10 million, with
                                                  any increase reducing the available Line of Credit
                                                  amount shown above.

     Total - all debt             $90,788,729
                                  ===========

----------
(1) Note: The debt indicated is not actually outstanding as of closing, but is expected to be incurred shortly thereafter, at the time the related asset is purchased.

(2) Note: This debt relates to OutSource's previous headquarters building in Boca Raton, Florida and represents guarantees by certain OutSource subsidiaries. The building is currently for sale and once sold, these guarantees will be release. Also; SMSB partnership, the lessor and owner of the building has agreed to limit OutSource's liability for rent to 18 months (approximately $30,000 per month) starting in December 1996.

(3) Note: Full amount of authorized borrowing of $2,151,000 under this credit facility are expected to be incurred over next twelve months.

OUTSOURCE INTERNATIONAL, INC.
SECURITIES PURCHASE AGREEMENT
SCHEDULE 4.10
MATERIAL DEVELOPMENTS

(i) Writeoff of approximately $1.8 million related to aborted IPO, investigation of certain matters by Schiff Hardin Waite, and settlement of lawsuit by Robert Feinstein.

(ii) Debt incurred for certain acquisitions - PayRay/TriTemps, CST Kenneth E. Southeard, Komco, Demark, and LaPorte Enterprises.
      Capitalized 15 year lease for new headquarters in Deerfield Beach, FL Lease/purchase of approximately $1.2 million in furniture and equipment related to above acility.
      Lease/purchase of approximately $2 million in software Masterpack, Davison, Unidata) and related hardware.

(iii) Acquisitons noted in (ii) above.

OUTSOURCE INTERNATIONAL, INC.
SECURITIES PURCHASE AGREEMENT
SCHEDULE 4.11
RECENT EVENTS

See Schedule 4.10

                                  SCHEDULE 4.12
                               EMPLOYEE PROGRAMS

The following is a list of Employee Programs maintained by the Company (or its Subsidiaries or Current Affiliates) during the six-year period ending on the Closing Date:

     A)   Procedures Manual

     B)   Labor World Profit Sharing Plan 5500s [1995, 1994, 1993]

     C)   Synadyne Flexible Benefits Plan 5500s [1995, 1994]

     D) Synadyne Group Welfare Benefits Plan 5500s [1995, 1994] (Plan had less than 100 participants in 1993 and therefore was not required to file a 5500.)

     E)   Synadyne Savings and Investment Plan

     F)   Synadyne Dependent Care Assistance Plan

     G) OutSource International, Inc. Stock Option Plan, as amended and restated effective February 1, 1997.

The Labor World Profit Sharing and Retirement Plan and Trust does not have a current IRS determination letter.

Pursuant to the terms of the Labor World Profit Sharing and Retirement Plan and Trust ("LW Plan"), highly compensated employees are not eligible to participate in the LW Plan. However, as a result of administrative errors, some highly compensated employees have been permitted to make elective salary deferral contributions. The Company is reviewing all records and compiling information regarding this operational defect in order to make the appropriate correction. The Company intends to seek IRS approval regarding the proposed correction under the Voluntary Closing Agreement Program ("VCAP"). There will be a penalty, payable by the Company, associated with a correction under the VCAP.

The Company provides welfare plan coverage (health insurance coverage) to certain employees who have terminated employment; this post-termination coverage is attributable solely to the previous employment relationship with the Company.

                                 SCHEDULE 4.19

                             ENVIRONMENTAL MATTERS


          NONE

OUTSOURCE INTERNATIONAL, INC.
SECURITIES PURCHASE AGREEMENT
SCHEDULE 4.20
LIENS

The following lenders have liens on the assets noted:

1)   Hewlett Packard Lease Financing:

     Masterpack software
     Unidata software
     Davison software
     American Business Communications telephone system
     Hewlett Packard computers

2)   TKO Financing

     OutSmart software

3)   Bankers Direct Leasing

     Workstations in Deerfield Beach headquarters
     Office furniture in Deerfield Beach headquarters

4)   Catalfumo Construction

     Deerfield Beach headquarters building

5)   Bank of Boston, as agent

     All assets, particularly cash and accounts receivable

6)   AT&T
     Finova

     Office equipment

7)   NBD Bank
     Chrysler Credit

     Vans

FOLLOWING LIENS RELATE TO ASSETS ANTICIPATED TO BE PURCHASED SHORTLY AFTER
CLOSING:

8)   California Federal
     Condominium - Boca Raton, FL

9)   Devon
     Dispatch center - Chicago, IL

10)  Palaske
     Dispatch center - Waukegan, IL

11)  Staff Management, Inc.

     Rights to repossess certain intangible assets upon a default in payment of deferred purchase price

FOLLOWING LIENS RELATE TO ASSETS OWNED BY OTHER ENTITIES BUT GUARANTEED BY OUTSOURCE SUBSIDIARIES:

12)  Nations Bank
     Colson

     Office building - 8000 North Federal Highway
     Baca Raton, FL

                                 SCHEDULE 4.21

                                   INSURANCE

                         SEE ATTACHED EXHIBITS A AND B

                                 SCHEDULE 4.21
                                   EXHIBIT A
                                INSURANCE DIGEST

                      OUTSOURCE INTERNATIONAL, INC. etal.

CENTURY FINANCIAL SERVICES
185 NW SPANISH RIVER BLVD. #170                           EFFECTIVE JULY 1, 1996
BOCA RATON, FL 33431                                                      1 OF 5


TYPE OF POLICY       LOCATION/COVERAGE                    LIMIT OR AMOUNT      COMPANY/POLICY NO.     POLICY PERIOD     ANNUAL COST
--------------       -----------------                    ---------------      ------------------     -------------     -----------
COMMERCIAL           LIMITS OF LIABILITY:                    $1,000,000       National Union Fire        7/1/96 -         $138,750
GENERAL LIABILITY    Any One Occurrence: Combined                             Insurance Co. (AIG)        7/1/97
                       Single Limit                                          Policy # RMGL 1437689
                     Products/Completed Operations
                       Aggregate: Combined Single Limit      $2,000,000
                     General Aggregate: Per Location         $2,000,000
                     Personal Injury and Advertising
                       Injury:
                         Any One Person or Organization      $1,000,000
                     Fire Damage Liability: Any One Loss     $1,000,000
                     Medical Expense: Any One Person             $5,000

EMPLOYEE BENEFIT     LIMITS OF LIABILITY:
PROGRAMS LIABILITY   Any One Claim:                          $1,000,000               * *                  * *            Included
(CLAIMS-MADE FORM)   Aggregate All Claims:                   $2,000,000                                                   above
                     Deductible - Each Claim:                    $1,000

UMBRELLA LIABILITY   LIMITS OF LIABILITY:                                        American Home           7/1/96 -         $50,256
                     Each Occurrence Limit: Combined                          Assurance Co. (AIG)        7/1/97
                       Single Limit                         $15,000,000       Policy # BE93228-76
                     General Aggregate Limit:               $15,000,000
                     Products/Completed Operations
                       Aggregate Limit:                     $15,000,000
                         Excess Scheduled Primary
                         Policies or Subject to Self-
                           Insured Retention of:                $10,000

                                INSURANCE DIGEST

                      OUTSOURCE INTERNATIONAL, INC. etal.

CENTURY FINANCIAL SERVICES
185 NW SPANISH RIVER BLVD. #170                           EFFECTIVE JULY 1, 1996
BOCA RATON, FL 33431                                                      2 OF 5


TYPE OF POLICY       LOCATION/COVERAGE                    LIMIT OR AMOUNT      COMPANY/POLICY NO.     POLICY PERIOD     ANNUAL COST
--------------       -----------------                    ---------------      ------------------     -------------     -----------
BUSINESS AUTO        COVERAGES:                                               National Union Fire        7/1/96 -         $48,525
COVERAGE             Combined Single Limit Each                                Insurance Co. of          7/1/97
                     Accident:                               $1,000,000       Pittsburgh, PA (AIG)
                       All Owned, Hired, Non-Owned                            Policy # RMCA1438722
                         Autos
                     Personal Injury Protection:        Statutory By State
                       All Owned Autos Subject to
                         No Fault
                     Property Protection Insurance:     Statutory By State
                       (MI Only)
                     Medical Payments - Each Person            $2,000

                     Uninsured/Underinsured Motorists:  Statutory By State
                       Protection - Commercial Autos
                     Uninsured/Underinsured Motorists:       $1,000,000
                       Protection-Private Passenger
                         Autos

                     Comprehensive Coverage
                       All Owned Autos
                     Actual Cash Value Less
                       Deductible of:                            $500

                     Collision Coverage
                       All Owned Autos:
                     Actual Cash Value Less
                       Deductible of:                            $500

                     SCHEDULE OF OWNED VEHICLES
                       ON FILE WITH CARRIER

                                INSURANCE DIGEST

                      OUTSOURCE INTERNATIONAL, INC. etal.

CENTURY FINANCIAL SERVICES
185 NW SPANISH RIVER BLVD. #170                           EFFECTIVE JULY 1, 1996
BOCA RATON, FL 33431                                                      3 OF 5


TYPE OF POLICY       LOCATION/COVERAGE                    LIMIT OR AMOUNT      COMPANY/POLICY NO.     POLICY PERIOD     ANNUAL COST
--------------       -----------------                    ---------------      ------------------     -------------     -----------
PROPERTY             PER LOCATION SCHEDULE ON FILE
INSURANCE            WITH CARRIER - SUBJECT TO
                     QUARTERLY REPORTING OF NEW OR
                     ADDITIONAL LOCATIONS.

                     SUBJECTS OF INSURANCE:
                     Buildings:                              $3,855,000        Lumbements Mutual         7/1/96 -          $40,854
                     Contents Including EDP:                 $4,302,000        Casualty Company          7/1/97
                     Business Income/Extra Expense:          $4,373,000         (Kemper Group)
                     Accounts Receivable:                      $150,000
                     Valuable Papers:                           $50,000
                     Newly Acquired Buildings:                 $500,000
                     Personal Property-Acquired
                       Locations:                              $250,000
                     Fine Arts:                                 $50,000
                     Recharge Fire Protection
                       Equipment:                               $10,000
                     Pollution Cleanup and Removal:             $25,000
                     Property in Transit:                       $50,000

                     COVERAGE:
                     "All Risk" of direct physical
                     damage, excluding the causes of
                     loss of Earthquakes and Flood and
                     as per policy terms, conditions,
                     and exclusions.

                     COINSURANCE:
                     90% - Personal Property (Contents)
                       and EDP
                     50% - Business Income

                     VALUATION:
                     Replacement Cost-Personal Property

                     DEDUCTIBLE:
                     Per Contents Loss:                          $1,000
                     Except Florida Locations Wind
                       Deductible: 2% of the personal
                       property values (including EDP)
                       expressed as a flat dollar amount,
                       but not less than $1,000.

                                INSURANCE DIGEST

                      OUTSOURCE INTERNATIONAL, INC. etal.

CENTURY FINANCIAL SERVICES
185 NW SPANISH RIVER BLVD. #170                           EFFECTIVE JULY 1, 1996
BOCA RATON, FL 33431                                                      4 OF 5


TYPE OF POLICY       LOCATION/COVERAGE               LIMIT OR AMOUNT           COMPANY/POLICY NO.     POLICY PERIOD     ANNUAL COST
--------------       -----------------         ----------------------------   ------------------     -------------     -----------
CRIME INSURANCE      LIMITS OF LIABILITY:         LIMIT          DEDUCTIBLE     Lumbermens Mutual        7/1/96 -        $19,682.43
                     Fidelity - Coverage                                        Casualty Company         7/1/97
                       Form A                   $2,000,000        $10,000        (Kemper Group)
                     Forgery & Alteration -                                         Policy #
                       Coverage Form B          $2,000,000        $10,000          3F894661-00
                     Theft, Disappearance &
                       Destruction - Coverage
                       Form C                   $2,000,000        $10,000
                     Premises Burglary -
                       Coverage Form E          $2,000,000        $10,000
                     Computer Fraud -
                       Coverage Form F          $2,000,000        $10,000

                     LIMITS OF LIABILITY:
                     For Payroll Partners
                       Allstate Contracts
                       Only:
                     Fidelity - Coverage
                       Form A                    $1000,000         $1,500       Lumbermens Mutual        7/1/96 -        $1,808.48
                                                                                Casualty Company         7/1/97
                                                                                 (Kemper Group)
                                                                                    Policy #
                                                                                   3F894662-00

                                   EXHIBIT B

                               ADVICE OF INSURANCE

NUMBER/DATE: LAT97-0002/January 1, 1997

NAMED INSURED OUTSOURCE INTERNATIONAL, INC. et al.
ADDRESS       1144 E. Newport Center
              Deerfield Beach, FL 33442

              Attn: Mike McGowan

IN ACCORDANCE WITH YOUR INSTRUCTIONS. WE HAVE ARRANGED INSURANCE ATTACHING FROM January 1, 1997 AND EXPIRING March 1, 1997 (policies to be issued with
January 1, 1998 expirations)

                  WORKERS' COMPENSATION & EMPLOYERS LIABILITY

TYPE OF COVERAGE:
     Workers' Compensation:
          Statutory, all scheduled states
          Other States Insurance - all Non-monopolistic states
     Employers Liability:
          Bodily Injury by Accident - $1,000,000 each accident
          Bodily Injury by Disease  - $1,000,000 each employee
          Bodily Injury by Disease  - $1,000,000 policy limit
     Terms and Conditions:
          Deductible - $250,000 per Accident, $500,000 for USL&H
          Retention  - $250,000 per Accident, $500,000 for USL&H
     Endorsements: Stop Gap - $1,000,000 limit - Monopolistic States
          Voluntary Compensation Endorsement, USL&H Endorsement
          Alternate Employer Endorsement-90 Day Notice of Cancellation
          90 Day Notice of Non-Renewal Endorsement
                 INSURANCE COMPANY OF THE STATE OF PA:
          Pol. # 2177940 All other States, Ex. ME, and Monopolistic States Pol. # 2177944 - AZ, MD, VA; Pol. # 2177945 - CA
          Pol. # 2177946 - ID; Pol. # 2177948 - OR
                 NATIONAL UNION FIRE INSURANCE COMPANY OF PA:
          Pol. # 2177943 - UT, WI

INSURING COMPANY(IES)

COVERAGE IS SUBJECT TO ALL TERMS, CONDITIONS AND EXCLUSIONS OF THE POLICY. THE POLICY(IES) ARE BEING PREPARED AND WILL BE FORWARED TO YOU AS SOON AS POSSIBLE. IMPORTANT. IF THERE IS ANY INACCURACY IN THE ABOVE DESCRIPTION OF INSURANCE REQUIRED, PLEASE ADVISE US IMMEDIATELY.

                                                 /s/ GARY H. MORRIS
                                                     -------------------------
                                                     Gary H. Morris
                                                     Authorized Representative

                                  [LETTERHEAD]

                                  EXHIBIT 4.22
                               EMPLOYMENT MATTERS
                             OUTSOURCE INTERNATIONAL
                             LITIGATION 1990 TO 1997
                                     2.19.97

  YEAR                                                             CURRENT
INITIATED  PLAINTIFF         DESCRIPTION             RESOLUTION     STATUS
---------  ---------         -----------             ----------    -------

1997       Gail Green        ADA & Wrongful          Open          In Progress;
                             Discharge                             Expect to be
                                                                   Dismissed.

1997       Geoffrey Haycock  WI Fair Emp. Law        Open          In Progress;
                                                                   Expect to be
                                                                   dismissed

1996       Carl Nurick       EEOC - Title VII        Open          EEOC ruled
                                                                   "no cause",
                                                                   Plaintiff
                                                                   has 90 day
                                                                   right to
                                                                   sue.

1996       Len Briskman      EEOC - Title VII        Settled       Settled

1996       Robert Feinstein  Wrongful Discharge      Settled       Settled

1995       Rosalba Lopez     EEOC - Title VII        Open          Plaintiff
                                                                   failed to
                                                                   show for
                                                                   arbitration
                                                                   hearing;
                                                                   should be
                                                                   dismissed

1995       Patricia Ruiz     EEOC - Title VII         Open         In Progress;
                                                                   we expect to
                                                                   be dismissed.

1995       Greta Richardson  EEOC - Title VII         Open         EEOC ruled
                                                                   "no cause";
                                                                   Plaintiff has
                                                                   90 day right
                                                                   to sue.

1993       None
1992       None
1991       None
1990       None

                                                                         1/23/97
                                LIABILITY CLAIMS

                                    ILLINOIS


                                                          ANTICIPATED CLAIM COST
CLAIMANT                        DOL                        CARRIER / LABOR WORLD
--------------------------------------------------------------------------------
MIQUEL TORRES                 4/14/92                     $1,500.00 / $

CARRIER: Credit General                           COVERAGE: Employer's Liability

THE EMPLOYEE RECEIVED SECOND DEGREE BURNS TO HIS RIGHT HAND AND FOREARM FROM A HOT GLUE MACHINE WHILE WORKING AT RHOPAC INC.

STATUS: We will maintain our lien of $82,611.00 should a settlement be reached. A trial date has not been set.

ACTION: Keep legal costs to a minimum while monitoring the third party claim.

JOHN CATALANO                  8/4/94                     $5,000.00 / $

CARRIER: National Union Fire                      COVERAGE: General Liability

MR. CATALANO, A REGULAR EMPLOYEE OF CHICAGO CARDBOARD WAS WORKING ON A PRESS WHEN HIS LEG WAS AMPUTATED.

STATUS: Depositions of Dynment, Chicago Cardboard, employees were taken, however, the employee's attorney no longer wishes to take the depositions of Labor World employees at this time.

ACTION: Our defense attorney will pursue a dismissal upon completion of discovery.

                                                          ANTICIPATED CLAIM COST
CLAIMANT                        DOL                        CARRIER / LABOR WORLD
--------------------------------------------------------------------------------
MAGDALENO MARTINEZ            6/14/91                     $5,000.00 / $

CARRIER: Home Insurance Co.                       COVERAGE: General Liability

THIS EMPLOYEE WAS WORKING AT ALMARC AND HAD HIS HAND INSIDE A MIXING MACHINE WHEN ANOTHER TEMPORARY EMPLOYEE TURNED THE MACHINE ON.

STATUS: The employee settled his third party suit with the machine manufacturer for $20,000.00. We have requested $6,000.00 of that to satisfy our workers compensation lien.

The trial of 9/6/96 resulted in the employee's Motion to file a Second Complaint against Olmarc and the Motion to file a Reconsideration on the Dismissals to be set for hearing on 1/15/97.

ACTION: Determine amount of lien recovery and obtain results of the hearing on 1/15/97.

                                    MARYLAND

                                                          ANTICIPATED CLAIM COST
CLAIMANT                        DOL                        CARRIER / LABOR WORLD
--------------------------------------------------------------------------------
GEORGIA BROWN                 2/21/91                     $50,000.00 / $

CARRIER: Home Insurance Co.                       COVERAGE: General Liability

AN AMPLOYEE OF A SUBCONTRACTOR WORKING ON THE PREMISES OF LEEDMARK (A LABOR WORLD CUSTOMER) ALLEGES AN UNKNOWN INDIVIDUAL DROPPED A METAL SHELF ON HER HAND, CAUSING AN AMPUTATION OF HER FINGER.

STATUS: The employee's deposition was obtained revealing that she was assigned a helper by Leedmark when she arrived to the job site. She trained this individual and the two worked together for approximately three hours before the incident took place. None can identify the individual who worked with Ms. Brown thus, we should be able to obtain a dismissal from this suit.

ACTION PLAN: Continue attempts to secure a dismissal from this claim.

                                     FLORIDA

                                                          ANTICIPATED CLAIM COST
CLAIMANT                        DOL                        CARRIER / LABOR WORLD
--------------------------------------------------------------------------------
RANDALL GREEN                 5/26/94                     $2,500.00 / $

CARRIER: Redland Insurance Co.                    COVERAGE: General Liability

THIS PERSON HAS NAMED OUR CORPORATE COMPANY IN A SUIT FOR INJURIES HE SUSTAINED WHILE WORKING AT A JOB SITE IN POMPANO BEACH FLORIDA. HE ALLEGES THAT A TEMPORARY EMPLOYEE OF LABOR WORLD, AT THE SAME JOB SITE, CAUSED HIS INJURIES.

STATUS: The Labor World franchise that is believed to be the proper defendant in this claim has been added to the complaint.

The deposition of the franchise owner is to be schedule and once obtained, verifying that his company is the one involved in this incident, the corporate Labor World will be dismissed.

ACTION PLAN: Obtain franchise owners deposition date and pursue dismissal.

                             MASTER LIABILITY POLICY

                                   FRANCHISE

                                   CINCINNATI

                                                          ANTICIPATED CLAIM COST
CLAIMANT                        DOL                        CARRIER / LABOR WORLD
--------------------------------------------------------------------------------
CARGHILL                   8/16/93&1/3/94                   $2,500.00 / $874.72

         Maryland Casualty
CARRIER: Redland Insurance Co.                    COVERAGE: General Liability

A CLIENT, CARGHILL, ALLEGES THAT BRANCH MANAGER, LARRY FAIRALL, LABOR WORLD OF CINCINNATI, OUTSOURCE, LABOR WORLD USA & EMPLOYEES UNLIMITED BREACHED THE SERVICING AGREEMENT BY FAILING TO PROVIDE LONGSHOREMANS COVERAGE FOR EMPLOYEE, DAVID FULLER.

STATUS: The defense counsel is Collecting supporting evidence to pursue a dismissal for OutSource and Labor World USA who were wrongly named as defendants in this suit.

ACTION PLAN: Determine what additional information is needed for a dismissal to be granted.

                                  EXHIBIT 4.24

                             OUTSOURCE INTERNATIONAL

                                     STATUS

                                       OF

                                   TRADEMARKS

FEBRUARY 6, 1997

                                EXECUTIVE SUMMARY

TRADEMARKS WE NOW OWN

/bullet/ OutSource International - The Leader in Human Resources and design -
         #2,009,431 - Effective 10/22/96

/bullet/ Labor World Name in conjunction with the Globe Logo - #l,843,149 -
         Effective 7/5/94

/bullet/ Labor World (name only) - #1,956,465 - Effective 2/13/96

/bullet/ Synadyne (name only) - #1,960,796 - Effective 3/5/96

/bullet/ Office Hours (name only) - #2,009,427 - Effective 10/22/96

/bullet/ Office Hours (clock logo only) - #1,976,113 - Effective 5/28/96

TRADEMARKS FILED AND AWAITING ACTION
NAME                                 CHANCES                       EXPECTED DATE
----                                 -------                       -------------
Synadyne, "'A Professional           Excellent                     03/31/97
Employee, and Design

"High Efficiency Staffing            Excellent                     03/31/97
Solutions"

OSI (initials only)                  Good                          09/30/97

Labor Technologies (name)            Excellent                     03/31/97

"Partners in Productivity"           Excellent                     03/31/97

Labor Tech Logo Design               Good                          06/30/97

All European Marks                   Good                          09/30/97

All Canadian Marks                   Good                          12/31/97

36 States where we do                Excellent                     26 effective;
Business                                                           6 pending;
                                                                   4 not
                                                                   permitted

OUTSOURCE INTERNATIONAL
INDIVIDUAL STATE TRADEMARK REGISTRATIONS
36 STATES WHERE WE DO BUSINESS

Holland & Knight handling the registrations

STATES WHERE WE ARE EFFECTIVE

STATE    REGISTRATION #                     STATE    REGISTRATION #
-----    --------------                     -----    --------------
AL       106-818                            MS       N/A
CA       046338                             MO       13639
FL       T96000000912                       NV       N/A
GA       S15761                             NH       VOL 92, PG 121
ID       15373                              NJ       14112
IL       078646                             OR       S30703
IN       5010-3871                          PA       2708405
KY       11298                              TN       N/A
LA       N/A                                TX       55970
MA       53157                              UT       036604
MI       M01-254                            VA       N/A
MN       25108                              NY       515 241
OH       SM69770                            SC       N/A

STATES WHERE WE ARE PENDING                 STATES WITH NO REGISTRATION

CT       IA                                 AK
MD       WI                                 AZ
NC       WA                                 NM
                                            DC

EUROPEAN COMMUNITY - TRADEMARK OFFICE - ALICANTE, SPAIN

PENDING - Rudnick & Wolfe is handling the registrations

Austria        France         Italy                 Spain
Belgium        Germany        Luxembourg            Sweden
Denmark        Greece         The Netherlands       United Kingdom
Finland        Ireland        Portugal

Labor World              Serial #20438)
Office Ours              Seriel #20420) All filed on 4/1/96
OutSource International  Serial #20404)
Synadyne                 Serial #20412)

CANADIAN TRADEMARKS - OUTSOURCE INTERNATIONAL - SYNADYNE - OFFICE OURS ALL FILED ON 10/30/96 - ALL HANDLED BY RUDNICK & WOLFE

                            OUTSOURCE INTERNATIONAL

                  STATUS OF PENDING REGISTRATION OF TRADEMARKS
                   WITH THE U.S. PATENT AND TRADEMARK OFFICE

     NOTE: All marks are owned by OutSource Franchising, Inc. except for the OutSource International marks which are owned by OutSource International, Inc.

LABOR TECHNOLOGIES

NOTE - EVEN THOUGH WE DO NOT INTEND TO USE THIS MARK, AT THE PRESENT TIME, WE ARE PROCEEDING WITH THE REGISTRATION SINCE WE MAY WANT TO USE IT IN THE FUTURE AND ALL OF OUR COSTS ARE BEHIND US.

PENDING - Rudnick & Wolfe is handling the registration

/bullet/ "LABOR TECHNOLOGIES" - PTO Serial #74/594038 - Filed 11/2/94 - Notice
         of Allowance issued.
/bullet/ "PARTNERS IN PRODUCTIVITY" - PTO serial # 74/594044 - Filed 11/2/94 -
         Notice of Allowance issued.
/bullet/ "LOGO - PTO Serial # not assigned - Filed 7/20/95 - Office Action issued.
/bullet/ MAN & GEAR DESIGN - Application withdrawn 7/20/95

SYNADYNE

PENDING - Bell, Boyd and Lloyd is handling the registration

/bullet/ "SYNADYNE", "A PROFESSIONAL EMPLOYER" AND DESIGN - PTO serial
         # 74/703925 - Filed approximately 8/4/95

OFFICE OURS

PENDING - Rudnick & Wolfe is handling the registration

/bullet/ "HIGH EFFICIENCY STAFFING SOLUTIONS" - PTO serial # 74/703943 - Filed
         7/20/95 - Office Action issued.

OUTSOURCE INTERNATIONAL

PENDING - Rudnick & Wolfe is handling the registrations

/bullet/ "OSI" (initials only) - PTO serial # 75/034925 - filed 12/20/95.

OUTSOURCE INTERNATIONAL, INC.
SECURITIES PURCHASE AGREEMENT
SCHEDULE 4.26
TRANSACTIONS WITH AFFILIATES                                         Page l of 2

      Louis J. Morelli - attorney - routine collection work in Illinois at hourly rate established subject to OutSource's routine bid process

      Group health insurance provided to Larry Schubert, Alan Schubert, and Louis A. Morelli for monthly reimbursement to OutSource of actual costs of approximately $1,610 per month.

      Month to month leasing of records storage space in warehouse owned by SMSB, a partnership owned by Larry Schubert, Alan Schubert, Louis A Morelli and Paul Burrell, in the approximate amount of $2,055 per month.

      Leasing of Boca condominium, Chicago dispatch facility, and Waukegan dispatch facility from SMSB, a partnership owned by Larry Schubert, Alan Schubert, Louis A Morelli and Paul Burre in the approximate amount of $11,694 per month pending the purchase of those assets for approximately $810,000.

      Payments to Matthew Schubert and Louis J. Morelli for the purchase of the Hammond, Indiana Labor World office - 50% of normal sales commission for year ended June 10, 1997 and 25% of normal sales commission for year ended June 10,1998, based on business in place at that office at time of acquisition.

      Matthew Schubert, Louis J.Morelli and Ray Morelli have ownership interest in the following entities that have Labor World and Office Ours franchise agreements with OutSource Franchising, Inc. The Labor World franchise agreements are on the same terms as Labor World Franchise agreements with other unrelated third parties. The Office Ours franchise agreement with Ray Morelli is the only such Office Ours franchise agreement in existence at this time.

Division       Franchisee and Related Party Stockholders     1996 Royaltie Location

Labor World    LM Investors, Inc.    - Matt Schubert         $183,857 Aurora, IL
                                     - Louis J Morelli

Labor World    LM Investors, Inc.    - Matt Schubert          110,228 Joliet, IL
                                     - Louis J Morelli

Labor World    Temp Aid, Inc.        - Matt Schubert          148,757 Elkhart, IN
                                     - Louis J Morelli

Labor World    TempAid, Inc.         - Matt Schubert          103,857 Grand Rapids, MI
                                     - Louis J Morelli

Office Ours    All Staff Temps, Inc. - Ray Morelli             17,908 Schaumburg, IL
                                                             --------
                                                             $564,607
                                                             ========

OUTSOURCE INTERNATIONAL, INC.
SECURITIES PURCHASE AGREEMENT
SCHEDULE 4.27
SUBSIDIARY PAYMENTS

      See attached provisions 7.7, 7.10 and 7.15 of the Credit Agreement among OutSource and Bank of Boston, as agent, dated February 1997. The items in those provisions are prohibited - The Borrower referenced is OutSource International, the Florida parent and the Subsidiaries referenced are OutSource Franchising, Inc, Capital Staffing Fund, Inc., Synadyne I through V, Inc., OutSource International of America, Inc. and Employees Insurance Services, Inc.

      7.7 LIMITATION ON RESTRICTED PAYMENTS. (i) Declare or pay any dividend or make any distribution in respect of the Borrowees or any Subsidiary's Capital Stock (except (A) dividends or distributions payable solely in the Borrower's or a Subsidiary's Capital Stock, (B) options, warrants or other rights to purchase the Capital Stock of the Borrower or a Subsidiary, (C) stock divdends or distributions payable from a Subsidiary to the Borrower so long as any such stock dividend is pledged by the Borrower pursuant to the Pledge Agreement to which the Borrower is a party, and (D) non-stock dividends or distributions payable solely to the Borrower which has executed and delivered to the Agent a Subsidiary Guarantee), or (ii) purchase, redeem or otherwise acquire or retire for value, or set apart assets for a sinking or other analogous fund for the benefit of, any Capital Stock of the Borrower or any Subsidiary, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any Subsidiary (collectively, a "Restricted Payment") except that as long as no Default exists or would result therefrom, the Borrower may (A) declare and pay dividends on its Capital Stock (x) after February __, 1999 if the Consolidated Indebtedness to Consolidated EBIIDA Ratio at the time of declaration and payment is less than 3.50 to 1.00 or (y) after the Borrower has received aggregate net proceeds of not less that $45,000,000 as a result of its issuance of its Capital Stock in one or more public offerings and (B) repurchase warrants issued pursuant to the Securities Purchase Agreement in accordance with the terms thereof but only if such repurchase is paid for with Put Notes (as defined in said Agreement) which notes are subordinated pursuant to the Securities Purchase Agreement.

      7.10 TRANSACTIONS WITH AFFILIATES. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is not otherwise prohibited under this Agreement, is in the ordinary course of the Borrower's or such Subsidiary's business (including in connection with the Borrowers on-going franchise program) and is upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person not an Affiliate.

      7.15 NO LIMIT ON UPSTREAM PAYMENTS BY SUBSIDIARIES. Permit any of its Subsidiaries to enter into or agree, or otherwise become subject, to any agreement, contract or other arrangements with any Person pursuant to the terms of which (a) such Subsidiary is or would be prohibited from declaring or paying any cash dividends, or distributions or making any other payment to the Borrower, or (b) such dividends, distributions or other payments are, or would be limited or restricted on an annual or cumulative basis or otherwise. The Borrower shall cause its Subsidiaries, to the extent permitted by applicable law, to make such distributions of funds, including dividends, as may be necessary to meet in a timely manner all of the Borrower's obligations under this Agreement.

OUTSOURCE INTERNATIONAL, INC.
SECURITIES PURCHASE AGREEMENT
SCHEDULE 4.33
MATERIAL CONTRACTS AND OBLIGATIONS                                   Page 1 of 2

      Debt and Other Liabilities, including leases - See Schedule 4.9

      The warrants issued to Triumph/Bachow, as well as the warrants placed in escrow, should they be eventually issued to Triumph/Bachow, all contain a contingent put obligation, whereby OutSource would be required to purchase the warrants for the "publicly traded" fair value of those warrants should OutSource not cause an Initial Public Offering to happen by February 2001. This put right expires February 2003. OutSource may satisfy the put obligation by the issuance of a 3 year subordinated obligation payable in equal quartedy installments with the first payment due 6 months from the issuance of the put note and payments due every six months thereafter - interest would be payable quarterly at the rate of 13% per annum.

      Transactions with Affiliates - See Schedule 4.26

      Employment Agreements:

      Officers - See Schedule 4.26

      The company has also committed to employment terms in connection with past or planned acquisitions as follows:

      Claire Schmidt - CST - potential of $75,000 per year through 1997 and participation in the ISO plan, with no stated minimum employment term.

      Julie Gadziala - Apex Personnel - 3 years employment (allows termination for cause) potential $210,000 per year plus 1% of regional sales (as defined) and minimum options of 12,500 shares during the three year period (7,500 options at closing and 2,500 options in year 2 and year 3).

      Adrian Walker - Standby-Colorado Springs - potential of $127,000 per year, with no stated minimum employment term.

      Dennis Omahen - Staff Management - potential of $120,000 per year plus auto allowance, with no stated minimum employment term. Minimum options of 15,000 shares during a three year period (5,000 options at closing and 5,000 options in year 2 and year 3), subject to agreed performance standards.

OUTSOURCE INTERNATIONAL, INC.
SECURITIES PURCHASE AGREEMENT
SCHEDULE 4.33
MATERIAL CONTRACTS AND OBLIGATIONS                                   Page 2 of 2

      The company offers the following employee benefit plans:

      Stock Option Plan - See Schedules 4.3, 4.4 and 4.26
      Group Health, Life, and Dental Insurance
      Annual and Quarterly Incentive Bonus Plans
      401(k) plan and employee contribution match

      The following acquisitions contain contingent "earnout" provisions which could allow additional payments based on achieving certain levels of gross margins, sales or net income:

      All-Temps, Inc. - 2.1875% of gross margin of Industrial Division operations in certain southern California counties, through 1999, with a minimum annual amount payable of $40,000 and an aggregate three year (1997-1999) minimum payment of $150,000.

      CST, Inc. 3.5 times the excess of Boston Industrial net income (as defined) over $484,000 for the twelve month period ended May 31, 1997 and
      1.5 times the excess of net income (as defined) over $484,000 for the twelve month period ended May 31, 1998, the sum of both items not to exceed $380,000.

      Komco, Inc. - 1% of Phoenix sales until September, 1997.

      Payments to Mathew Schubert and Louis J. Morelli for the purchase of the Hammond, Indiana Labor World office - See Schedule 4.26

      Kenneth E. Southeard, Inc. - 1% of Chattanooga sales through September 1998, with minimum payment of $10,000 and maximum payment of $30,000.

      Standy-by Personnel - Denver - 15% of gross margin of positive or negative variance from $4,750,000 gross margin in 1997 and $5,500,000 gross margin in 1998, not to exceed $125,000 additional payment per year and not to exceed $260,000 payment reduction per year.

      Stand-by Personnel - Colorado Springs - 15% of gross margin of positive or negative variance from $1,950,000 gross margin in each of 1997 and 1998, not to exceed $250,000 per year.

OUTSOURCE INTERNATIONAL, INC.
SECURITIES PURCHASE AGREEMENT
SCHEDULE 7.2(F)
SHARES TO BE REDEEMED AT CLOSING

      See schedule entitled "February 1997 Corporate Recapitalization" attached to Schedule 4.4. The column entitled "Private Redemption" denotes the number of share being redeemed by the company for the following consideration.

      NAME                                   AMOUNT

      Larry Schubert trust                 $1,616,394
      Nedya Schubart trust                 $1,616,394
      Alan Schubert                         1,643,532
      Lou Morelli, Sr.                      2,740,840
                                           ----------
                                           $7,617,160
                                           ==========

      The company is deducting approximately 8.5% from the above consideration to compensate for its financing costs and the net amount due in being paid with a combination of cash and notes.

OUTSOURCE INTERNATIONAL, INC.
SECURITIES PURCHASE AGREEMENT
SCHEDULE 12.1
OTHER DESIGNATED DEBT

      Distribubons of each Subsidiaries' AAA accounts, consistent with the declarations made by such Subsidiaries on or about February 21, 1997. The total amounts are estimated to be $9.1 million, of which $4.3 million will be returned to the Subsidiaries for a net payment retained by the shareholders of $4.8 million. These amounts are estimates and subject to final accounting and tax determinations.

      Notes payable to the following individuals and listed on Schedule 4.9

      Larry Schubert trust
      Nadya Schubert trust
      Alan Schubert
      Paul Burrell
      WAD, Inc.

      Payment of approximately $242,000 representing the equity of the following individuals in SMSB partnership, pertaining to real estate to be purchased by the Company:

      Larry Schubert
      Alan Schubert
      Paul Burrell
      Louis A. Morelli

                                                                       EXHIBIT A

                  EXHIBIT A -- FORM OF SENIOR SUBORDINATED NOTE

THIS NOTE WAS ISSUED WITH "ORIGINAL ISSUE DISCOUNT." THE TOTAL AMOUNT OF THE ORIGINAL ISSUE DISCOUNT IS 75.5% OF ITS PRINCIPAL AMOUNT, THE ISSUE DATE IS FEBRUARY 21, 1997, AND THE YIELD TO MATURITY ON THE ISSUE DATE IS 20.5%, COMPOUNDED QUARTERLY. FOR ADDITIONAL INFORMATION, PLEASE CONTACT ROBERT TOMLINSON, CHIEF FINANCIAL OFFICER OF OUTSOURCE INTERNATIONAL, INC. AT (954) 418-6200.
THIS NOTE AND THE INDEBTEDNESS REPRESENTED BY THIS NOTE HAVE NOT BEEN
REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR PURSUANT TO THE SECURITIES OR "BLUE SKY" LAWS OF ANY STATE. SUCH NOTE AND INDEBTEDNESS MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE ASSIGNED, EXCEPT IN ACCORDANCE WITH APPLICABLE "BLUE SKY" LAWS AND PURSUANT TO (I) A REGISTRATION STATEMENT WITH RESPECT TO SUCH NOTE AND INDEBTEDNESS WHICH IS EFFECTIVE UNDER SUCH ACT, (II) RULE 144 OR RULE 144A UNDER SUCH ACT, OR (III) ANY OTHER EXEMPTION FROM REGISTRATION UNDER SUCH ACT RELATING TO SUCH ACT, PROVIDED THAT, IF REQUESTED BY THE COMPANY, AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM AND SUBSTANCE IS FURNISHED TO THE COMPANY THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE.

             SENIOR SUBORDINATED NOTE DUE FEBRUARY 20, 2002

[$_________]                                              February 21, 1997
                                                          Boston, Massachusetts

     FOR VALUE RECEIVED, the undersigned, OUTSOURCE INTERNATIONAL, INC., a Florida corporation (the "Company"), hereby promises to pay to __________________ or to its order or to such persons as it may designate from time to time (hereinafter referred to as the "Payee") the principal sum of __________________________ DOLLARS ($_________).

     This Note is issued pursuant to and is entitled to the benefits of the Securities Purchase Agreement (the "Agreement"), dated as of the date hereof, between the Company and the Payee. Terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

         1. MATURITY. Unless sooner prepaid or accelerated in accordance with the Agreement, the principal amount of this Note shall be repaid by the Company in two installments as follows: (a) on March 31, 2001, the Company shall pay $________ against the outstanding principal amount of this Note, and (b) on February 20, 2002, the Company shall pay $________, representing the remaining principal balance of this Note; each such payment shall be together with all accrued and unpaid interest to the date of payment and any other payments due hereunder without set-off, deduction or counterclaim.

         2. INTEREST. The Notes shall bear interest from the date of issuance until February 21 , 1999 at a rate of eleven percent (11%) per annum and thereafter at a rate of twelve and one-half percent (12.5%) per annum. Interest on the unpaid principal amount of the Notes shall be computed on the basis of a 360 day year and the actual days elapsed, and shall be payable quarterly in arrears on the last day of March, June, September, and December of each year (or, if such day is not a Business Day, then on the next Business Day), commencing on March 31, 1997, and upon any other payment of any principal amount of the Notes.

         3. DEFAULT INTEREST AND LATE CHARGES. In the event that any principal amount of this Note is not paid within five (5) days of when due and payable (whether at stated maturity, by acceleration or otherwise), the interest rate on such principal amount shall, notwithstanding anything herein or in the Agreement to the contrary and until all principal payments on this Note have been brought current, thereafter be increased by three percent (3%) per annum to the extent legally enforceable. Any interest not paid when due and payable shall thereafter be paid, on demand by the Payee, together with interest thereon at a rate of three percent (3%) per annum in excess of the rate set forth in Section 2 of this Note.

         4. PAYMENTS. All payments of principal and interest on this Note and any other payment due hereunder or under the Agreement shall be made by the Company in accordance with the terms of the Agreement.

         5. OPTIONAL REDEMPTION. This Note may be redeemed at the option of the Company, in whole or from time to time in part, at any time and from time to time, without premium or penalty, in accordance with the terms of Section 6.5 of the Agreement.

         6. REQUIREMENT THAT THE COMPANY OFFER TO REDEEM THE NOTE FOLLOWING A CHANGE OF CONTROL. Subject to the terms and conditions of the Agreement, the Company shall become obligated to offer to redeem this Note after the occurrence of a Change of Control of the Company, in accordance with and to the extent provided in Section 6.6 of the Agreement.

         7. SUBORDINATION. This Note and the Indebtedness represented by this Note are subordinated to the Senior Indebtedness (as defined in the Agreement). To the extent provided in the Agreement, the Senior Indebtedness must be paid before this Note may be paid. The Company agrees and the Payee and each holder of this Note by accepting this Note agrees, to be bound by such subordination. No provision of the Agreement or this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal and interest on this Note at the times, places and rates, and in the currency provided.

         8. EVENTS OF DEFAULT; ACCELERATION. Upon the occurrence of an Event of Default (as defined in the Agreement), the principal amount of this Note together with all accrued interest and all other payments due hereunder or under the Agreement may be declared to be immediately due and payable in the manner and with the effect provided in the Agreement. Certain events of bankruptcy or insolvency are Events of Default which will result in this Note becoming due and payable immediately upon the occurrence of such Events of Default. Subject to the terms of the Agreement, following the occurrence of an Event of Default, the Payee may proceed to enforce and exercise its rights by suit in equity, action at law and/or other appropriate means. The Company agrees to pay on demand all reasonable costs of collection and all other reasonable costs and expenses, including without limitation reasonable attorneys' fees, incurred or paid by the Payee in enforcing or collecting this Note upon the occurrence of an Event of Default.

         9. NO WAIVERS; AMENDMENTS. No failure or delay on the part of the Company or the Payee in exercising any right, power or remedy hereunder or under the Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein and in the Agreement are cumulative and are not exclusive of any remedies that may be available to the Company or the Payee at law or in equity or otherwise. This Note may not be amended and the provisions hereof may not be waived without the prior written consent of the holders of a majority of the aggregate principal amount of the Notes outstanding at the time such action is taken by the Company.

         10. GOVERNING LAW. This Note shall be deemed to be a contract made under the laws of the State of Florida, and for all purposes shall be governed by and construed in accordance with the laws of the State of Florida without regard to principles of conflicts of laws thereof.


              [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

     IN WITNESS WHEREOF, the Company has caused this Note to be duly executed and delivered as a sealed instrument at the place and on the date set forth above by the duly authorized representative of the Company.

ATTEST:                             OUTSOURCE INTERNATIONAL, INC.


-----------------------------       By:____________________________________
                                    Name:
                                    Title:

                                                                       EXHIBIT B

================================================================================

                                EXHIBIT B-FORM OF

                              COMMON STOCK WARRANT

                           TO PURCHASE COMMON STOCK OF

                          OUTSOURCE INTERNATIONAL, INC.

                               Certificate No. W -__

                                February 21, 1997

================================================================================

                                TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----

ARTICLE I - DEFINITIONS ..............................................    1

ARTICLE II - WARRANT EXERCISE PRICE AND EXERCISE OF WARRANTS .........    6
     Section 2.1  Manner of Exercise .................................    6
     Section 2.2  Payment of Taxes ...................................    7
     Section 2.3  Fractional Shares of Common Stock ..................    7
     Section 2.4  Certain Rights and Obligations of Holders ..........    8
     Section 2.5  Reservation of Warrant Shares ......................    8
     Section 2.6  No Impairment ......................................    8

ARTICLE III - TRANSFERS, EXCHANGES ...................................    8
     Section 3.1  Exchange and Transfer of Warrant Certificates ......    8
     Section 3.2  Division and Combination ...........................    9
     Section 3.3  Lost, Stolen, Mutilated or Destroyed Warrants ......    9
     Section 3.4  Cancellation of Warrant ............................    9

ARTICLE IV - ADJUSTMENTS, NOTICE PROVISIONS; PAYMENT OF CASH DIVIDENDS    9
     Section 4.1  Subdivisions and Combinations ......................    9
     Section 4.2  Certain Other Distributions ........................   10
     Section 4.3  Issuance of Additional Shares ......................   11
     Section 4.4  Issuance of Warrants, Options or Other Rights ......   13
     Section 4.5  Issuance of Convertible Securities .................   13
     Section 4.6  Adjustment of Number of Warrant Shares .............   14
     Section 4.7  Other Provisions Applicable to Adjustments
                  under this Section .................................   14
     Section 4.8  Reorganization, Reclassification, Merger,
                  Consolidation or Disposition of Assets .............   16
     Section 4.9  Payment of Dividends ...............................   17
     Section 4.10 Verification of Computations .......................   17
     Section 4.11 Notice of Certain Actions ..........................   18

ARTICLE V - REPURCHASE ...............................................   18
     Section 5.1  Conditions of Repurchase ...........................   18
     Section 5.2  Repurchase Price and Payment .......................   19

ARTICLE VI - MISCELLANEOUS ...........................................   19
     Section 6.1  Changes to Agreement ...............................   19
     Section 6.2  Assignment .........................................   20
     Section 6.3  Notices, Etc .......................................   20
     Section 6.4  Defects in Notice ..................................   20
     Section 6.5  Governing Law and Forum ............................   20


                                      (i)

                                                                          PAGE
                                                                          ----

Section 6.6  Standing ...............................................    21
Section 6.7  Headings ...............................................    21
Section 6.8  WAIVER OF JURY TRIAL ...................................    21


SIGNATURES

Exhibit A    Subscription Agreement
Exhibit B    Assignment Form


                                      (ii)

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR PURSUANT TO THE SECURITIES OR "BLUE SKY" LAWS OF ANY STATE. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE ASSIGNED, EXCEPT IN ACCORDANCE WITH APPLICABLE "BLUE SKY" LAWS AND PURSUANT TO (I) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER SUCH ACT, (II) RULE 144 OR RULE 144A UNDER SUCH ACT, OR (III) ANY OTHER EXEMPTION FROM REGISTRATION UNDER SUCH ACT RELATING TO SUCH ACT, PROVIDED THAT, IF REQUESTED BY THE COMPANY, AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM AND SUBSTANCE IS FURNISHED TO THE COMPANY THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE.

Date of Issuance: February 21, 1997                       Certificate No. W -__

                                    WARRANT

                     To Purchase Shares of Common Stock of

                          OUTSOURCE INTERNATIONAL, INC.

         FOR VALUE RECEIVED, OutSource International, Inc., a Florida corporation (the "Company"), hereby grants to____________________________ (the "Purchaser"), or registered assigns, the right to purchase from the Company _______________________ Shares of the Company's Common Stock (as hereinafter defined), at a purchase price of $0.01 per share, all on the terms and conditions and pursuant to the provisions hereinafter set forth. Certain capitalized terms used herein are defined in Article I hereof. The amount of securities purchasable pursuant to the rights granted hereunder and the purchase price for such securities are subject to adjustment pursuant to the provisions contained in this Warrant.

                             ARTICLE I - DEFINITIONS

         In addition to any terms defined elsewhere herein, as used in this Warrant the following terms have the respective meanings set forth below:

         "AASI" shall mean that certain Agreement among Shareholders and Investors, dated February 21, 1997, by and among the Company, each of its current shareholders and each of the holders of Warrants.

         "Approval Process" shall mean the process to be used by the Company and the Holder to determine the Current Value in the event that there is a dispute regarding such Current

Value as follows: the Company and the Holder shall choose a nationally recognized, independent investment bank (the "Appraiser") mutually acceptable to such parties, which will determine the Current Value and deliver to each party a fairness opinion with respect to such Current Value. If the parties cannot agree on a mutually acceptable Appraiser, each of the Company and the Holder shall select a nationally recognized investment banking firm, the two firms so selected shall select a third nationally recognized investment banking firm, and such third firm shall be the Appraiser; PROVIDED, HOWEVER, that if the Approval Process in a particular instance relates to a dispute involving holders of warrants issued pursuant to the Purchase Agreement to the "Purchasers" (as defined therein) in addition to the Holder, then all such holders (including the Holder) must act as a group with the approval of two-thirds-interest of all such holders) All expenses with respect to the Approval Process shall be borne by the Company. The Appraiser will consider the cost of the appraisal and fairness opinion when determining the Current Value. The Approval Process shall proceed on a timely basis with all parties using their best efforts to resolve such disputes as soon as practicable.

         "Assigned Value" shall mean initially $8.87, subject to adjustment pursuant to Article IV hereof.

         "Business Day" shall mean any day that is not a Saturday or Sunday or a day on which banks are required or permitted to be closed in the State of New York.

         "Charter Documents" shall mean the Company's Articles of Incorporation and the Company's by-laws, each as amended and in effect from time to time.

         "Closing Price" on any date shall mean the last sale price of the Common Stock reported in THE WALL STREET JOURNAL or other trade publication regular way or, in case no such reported sale takes place on such date, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is admitted to trading or listed if that is the principal market for the Common Stock or, if not listed or admitted to trading on any national securities exchange or if such national securities exchange is not the principal market for the Common Stock, the last sale price as reported by the Nasdaq Stock Market ("NASDAQ") or its successor, if any, or if the Common Stock is not so reported, the average of the reported bid and asked prices in the over-the-counter market, as furnished by the National Quotation Bureau, Inc., or if such firm is not then engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business and selected by the Holder or, if there is no such firm, as furnished by any NASD member selected by the Holder.

         "Commission" or "SEC" shall mean the Securities and Exchange Commission on or any other federal agency then administering the Securities Act, the Exchange Act and other federal securities laws.

         "Common Stock" shall mean the Company's Common Stock, par value, $0.001 per share, and any capital stock of any class of the Company hereafter authorized which is not limited to a fixed sum or percentage of par, stated or liquidation value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Company.

         "Company" shall mean OutSource International, Inc., a Florida corporation, and any successor to the business or assets thereof.

         "Company Sale" shall mean any merger or consolidation of the Company, sale of substantially all outstanding Common Stock, sale of all or substantially all of the assets of the Company or a recapitalization transaction.

         "Convertible Securities" shall mean any and all evidences of indebtedness, shares of capital stock or other securities which are convertible or exercisable into or exchangeable for, with or without payment of additional consideration in cash or property, Common Stock, either immediately or upon the occurrence of a specified date or a specified event or events, other than the Warrants.

         "Current Value" as of any given date shall mean the fair market value of the Common Stock on such date determined as follows: (a) if there has been a Qualified Public Offering, the Company has a Qualified Public Float and the Closing Price for the Common Stock is available, the average of the daily Closing Price of the Common Stock for the twenty (20) consecutive Trading Days ending on the Trading Day immediately prior to the date of determination; PROVIDED, HOWEVER, that if there shall have occurred prior to the date of determination any event described in Sections 4.1 through 4.5 hereof which shall have become effective with respect to market transactions at any time (the "Market-Effect Date") on or within such 20-day period, the Closing Price for each Trading Day preceding the Market-Effect Date shall be adjusted, for purposes of calculating such average, by multiplying such Closing Price by a fraction, of which the numerator shall be the Assigned Value as in effect on the Trading day preceding the date of determination and the denominator of which shall be the Assigned Value as in effect on the Trading Day preceding the Market-Effect Date, it being understood that the purpose of this provision is to ensure that the effect of such event on the market price of the Common Stock shall, as nearly as possible, be eliminated in order that the distortion in the calculation of the Current Value may be minimized; or (b) if there has not been a Qualified Public Offering, the Company does not have a Qualified Public Float or the Closing Price for the Common Stock is not available, the Board of Directors of the Company and the Holder shall independently determine Current Value on the basis of an assumed Company Sale as a whole reflecting external market conditions and the unique characteristics of the Company, as if the Common Stock were freely tradeable in a liquid public market (i.e. without any discount for lack of liquidity or restrictions on free trading or due to the fact that the Company has no class of equity securities registered under the Exchange Act, if such is the case). The value of individual subsidiaries of the Company may be considered but any final determination of Current Value shall derive from a valuation of the Company and its subsidiaries taken as a whole.
In the event that clause (b) above applies, each of the Board of Directors of the Company and the Holder shall deliver to the other a report stating the Current

Value as of a specified date and setting forth a brief statement as to the nature and scope of the examination or investigation upon which the determination of such Current Value was made in the event that such reports disagree as to Current Value, the Company and the Holder shall Promptly consult with each other to resolve such disagreement; PROVIDED that, at any time during such consultations, either the Board of Directors of the Company or the Holder may request that the parties determine Current Value pursuant to the Approval Process and upon such request each party shall be obligated to proceed with the Approval Process.

         "Current Warrant Price" shall mean, as of any date, the price at which a share of Common Stock may be purchased pursuant to this Warrant on such date, which initially shall be $0.01, subject to adjustment pursuant to Article IV.

         "Date of Issuance" shall mean the date of issuance of this Warrant set forth above; provided that the Date of Issuance shall be deemed to be the date of issuance of this Warrant regardless of the number of times new certificates representing the unexercised and unexpired rights formerly represented by this Warrant shall be issued.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

         "Exercise Period" shall mean the period during which this Warrant is exercisable pursuant to Section 2.1.

         "Expiration Date" shall mean February 20, 2002.

         "Holder" shall initially mean the Purchaser and, thereafter, any Person in whose name this Warrant is registered on the books of the Company maintained for such purpose.

         "Majority Holders" shall mean the Holders of Warrants exercisable for in excess of 66.667% of the aggregate number of shares of Common Stock then purchasable upon exercise of all outstanding Warrants.

         "Notes" shall mean the Senior Subordinated Notes issued to the Purchasers on the Date of Issuance pursuant to the Purchase Agreement in the original aggregate principal amount of $25,000,000.

         "Other Property" shall have the meaning set forth in Section 4.8.

         "Person" shall mean any natural person, sole proprietorship, partnership, joint venture, trust, incorporated organization, limited liability company, association, corporation, institution, public benefit corporation, entity or government body (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality division, agency, commission or department thereof).

         "Purchase Agreement" shall mean that certain Securities Purchase Agreement, dated as of February 21, 1997, among the Company, the Purchaser and the other parties thereto named therein, as modified, supplemented or amended from time to time.

         "Qualified Public Float" shall mean that the Common Stock is registered under Section 12 of the Exchange Act and the average of the daily Closing Price of the Common Stock for thirty (30) consecutive Trading Days ending on the date of determination multiplied by the number of shares of Common Stock outstanding (excluding those held by affiliates as the term is defined under the Exchange
Act) and freely transferable in the public market is at least $30.0 million.

         "Qualified Public Offering" shall mean an underwritten public offering
(i) pursuant to an effective registration statement under the Securities Act covering the offer and sale of Common Stock (ii) in which the proceeds received by the Company, net of underwriting discounts and commissions, equal or exceed $25.0 million, (iii) the initial public offering price per share of Common Stock is at least equal to the Assigned Value then in effect and (iv) at least one of the "lead" or managing underwriters is one of the so called "bulge bracket Wall Street firms".

         "Registration Rights Agreement" shall mean that certain Registration Rights Agreement, dated February 21, 1997, by and among the Company and each of the Holders of Common Stock Warrants.

         "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         "Trading Day" with respect to the Common Stock means (i) if the Common Stock is quoted on NASDAQ or any similar system of automated dissemination of quotations of securities prices, a day on which trades may be made on such system, (ii) if the Common Stock is listed or admitted for trading on any national securities exchange, a day on which such national securities exchange is open for business, or (iii) otherwise any Business Day.

         "Transfer" shall mean any disposition of any Warrant or the shares of Common Stock acquired by the exercise of any purchase rights hereunder or of any interest in either thereof, which would constitute a sale thereof within the meaning of the Securities Act.

         "Common Stock Warrants" or "Warrant" shall mean this Warrant and the other Common Stock Warrants issued on the Date of Issuance pursuant to the Purchase Agreement, and all warrants to purchase Common Stock issued upon transfer, division or combination of, or in substitution for, any thereof.

         "Voting Securities" shall mean the Common Stock and any other class of equity securities of the Company which, pursuant to the Company's Charter Documents are entitled to notice of any shareholders' meeting or solicitation of consents and to vote upon matters submitted to shareholders for a vote.

         "Warrant Price" shall mean an amount equal to (i) the number of shares of Common Stock being purchased upon exercise of this Warrant pursuant to
Section 2.1 hereof, multiplied by (ii) the Current Warrant Price as of the date of such exercise.

         "Warrant Shares" shall mean the shares of Common Stock purchasable or purchased by the Holder upon the exercise hereof.

          ARTICLE II - WARRANT EXERCISE PRICE AND EXERCISE OF WARRANTS

         Section 2.1 MANNER OF EXERCISE.

              (a) GENERAL. The Holder may exercise, in whole or in part (but not as to a fractional share of Common Stock), the purchase rights represented by this Warrant at any time and from time to time after the Date of Issuance to and including 5:00 p.m., New York City time, on the Expiration Date (such period, the "Exercise Period") on any Business Day.

              (b) SUBSCRIPTION AND PAYMENT OF WARRANT PRICE. In order to exercise this Warrant, in whole or in part, the Holder shall deliver to the Company at its principal office at 1144 East Newport Center Drive, Deerfield Beach, Florida 33442, or at the office or agency designated by Company pursuant to Section 6.3, (i) a written notice of election to exercise this Warrant substantially in the form of Subscription Agreement attached as EXHIBIT A to this Warrant (the "Subscription Agreement"), duly executed by the Holder exercising all or part of the purchase rights represented by this Warrant or such Holder's authorized agent or attorney, which notice shall specify the number of shares of Common Stock to be purchased, (ii) payment of the Warrant Price, (iii) this Warrant, and (iv) if this Warrant is not registered in the name of the Purchaser, an Assignment or Assignments substantially in the form of the Assignment attached as EXHIBIT D to this Warrant (the "Assignment") evidencing the assignment of this Warrant to the Person exercising all or part of the purchase rights represented hereby in which case the Holder shall have complied with all requirements of Section 3.1 hereof. Such Warrant Price shall be paid in full (i) by wire transfer, cash, check, or money order, payable in United States currency to the order of the Company, (ii) by the Holder authorizing the Company to withhold from issuance that number of shares of Warrant Shares issuable upon such exercise of this Warrant which when multiplied by the Assigned Value of the Warrant Shares is equal to the Warrant Price (and such withheld shares shall no longer be issuable under this Warrant) or (iii) by any combination of the foregoing.

              (c) DELIVERY OF CERTIFICATES. Upon receipt thereof, the Company shall, as promptly as practicable, and in any event within ten (10) Business Days thereafter, execute or cause to be executed and deliver or cause to be delivered to the Holder a certificate or certificates representing the aggregate number of shares of Common Stock issuable upon such exercise, together with cash in lieu of any fraction of a share as hereinafter provided. The certificates so delivered shall be, to the extent possible, in such denomination or denominations as such Holder shall request in the notice and shall be registered in the name of such Holder or such other name as shall be designated in the notice. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and the Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such shares of Common Stock for all purposes, as of the date the notice, together with the Warrant Price and this Warrant, is received by the Company as described above. The issuance of certificates for shares of Common Stock shall be made without charge to the Holder for any issuance tax in respect thereof or other cost incurred by the Company in connection with such exercise and the related issuance of shares of Common Stock.

              (d) NEW WARRANTS. If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to the Holder a new Warrant evidencing the unexercised rights of the Holder to purchase the balance of the shares of Common Stock for which this Warrant is then exercisable, which new Warrant shall in all other respects be identical with this Warrant, or, at the request of the Holder, appropriate notation may be made on this Warrant and the same returned to the Holder. Notwithstanding any provision herein to the contrary, the Company shall not be required to register Warrant Shares issued hereunder in the name of any Person who acquired this Warrant (or part hereof) or any Warrant Shares otherwise than in accordance with this Warrant.

         Section 2.2 PAYMENT OF TAXES. All shares of Common Stock issuable upon the exercise of this Warrant pursuant to the terms hereof shall be validly issued, fully paid and non-assessable and free from all liens and charges with respect to the issuance thereof. The Company shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issue or delivery thereof; provided, however, that the Company shall not be required to pay any federal, state or local income taxes incurred by the Holder in connection with the issuance or delivery of such shares. In addition, the Company shall not be required to pay any tax or other charge imposed in connection with any transfer involved in the issuance of any Warrant Shares issuable upon exercise of this Warrant in any name other than that of the Holder, and in such case the Company shall not be required to issue or deliver any certificate representing Warrant Shares until such tax or other charge has been paid or it has been established to the satisfaction of Company that no such tax or other charge is due.

         Section 2.3 FRACTIONAL SHARES OF COMMON STOCK. The Company shall not be required to issue fractional shares of Common Stock upon exercise of any Warrant. As to any fraction of a share of Common Stock which the Holder of one or more Warrants, the rights under which are exercised in the same transaction, would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction (which shall be deemed to be a fraction of the last share of Common Stock issued) in an amount equal to the same traction of the Current Value per share of Common Stock on the date of exercise.

         Section 2.4 CERTAIN RIGHTS AND OBLIGATIONS OF HOLDERS. The Holders of the Warrants and the Warrant Shares shall (a) have such rights with respect to the registration thereof under the Securities Act as are set forth in the Registration Rights Agreement and such rights with respect to corporate governance of the Company and transactions involving Common Stock as are set forth in the AASI and (b) have such obligations with respect to the sale of a portion of this Warrant and/or the Warrant Shares as are set forth in the Call Agreement.

         Section 2.5 RESERVATION OF WARRANT SHARES. The Company shall at all times reserve and keep available, free from preemptive rights, for issuance upon the exercise of Warrants, the maximum number of its authorized but unissued shares or treasury shares, or both, of Common Stock which may then be issuable upon the exercise in full of all outstanding Warrants. The Company shall from time to time take all action which may be necessary or appropriate so that the Warrant Shares, immediately upon their issuance following an exercise of Warrants, will be listed or quoted, as the case may be, on the principal securities exchanges or markets within the United States of America, if any, on which other shares of Common Stock are then listed.

         Section 2.6 NO IMPAIRMENT. The Company shall not by any action, including, without limitation, amending its Charter Documents or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Warrants, but will at all times in good faith assist in the carrying out of all such terms and in the the taking of all such actions as may be necessary or appropriate to protect the rights of the Holders against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Warrant Shares receivable upon the exercise of the Warrants above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable Warrant Shares upon the exercise of any Warrant, and (c) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under the Warrants. Notwithstanding the foregoing paragraph, the Company shall not be required to issue Warrant Shares upon the exercise of any Warrant if such issuance would result in a violation by the Company of any applicable law.


                       ARTICLE III - TRANSFERS, EXCHANGES

         Section 3.1 EXCHANGE AND TRANSFER OF WARRANT CERTIFICATES. The Warrants (and any Warrant Shares issued upon exercise of the Warrants) shall bear such restrictive legend or legends as may be required by the Purchase Agreement and as may be required by law and shall be transferable only in accordance with the terms of this Agreement, the Purchase Agreement and the AASI. Subject to such restrictions, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Holder, upon surrender of this Warrant with a properly executed Assignment at the principal office of the Company. Upon such surrender, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be canceled. A Warrant, if properly assigned in compliance herewith, may be exercised by a new Holder without having a new warrant issued.

         Section 3.2 DIVISION AND COMBINATION. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office or agency of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 3.1 as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

         Section 3.3 LOST, STOLEN, MUTILATED OR DESTROYED WARRANTS. If any Warrant shall be mutilated, lost, stolen or destroyed, the Company shall issue, execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Warrant, or in lieu of or in substitution for a lost, stolen or destroyed Warrant, a new Warrant representing equivalent rights of the Holder. If required by the Company, the Holder of the mutilated, lost, stolen or destroyed Warrant must provide indemnity sufficient to protect the Company from any loss which it may suffer if the Warrant is replaced. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

         Section 3.4 CANCELLATION OF WARRANT. Any Warrant surrendered upon the exercise or for exchange or transfer, or purchased or otherwise acquired by the Company, shall be canceled and shall not be reissued by the Company; and, except as provided herein in case of the partial exercise of the Warrants or upon an exchange or transfer, no Warrant shall be issued hereunder in lieu of such canceled Warrant. Any Warrant so canceled shall be destroyed by the Company.


     ARTICLE IV - ADJUSTMENTS, NOTICE PROVISIONS; PAYMENT OF CASH DIVIDENDS

    Section 4.1 SUBDIVISIONS AND COMBINATIONS. If at any time Company shall:

              (a) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock;

              (b) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock;

              (c) issue any shares of equity securities pursuant to a reclassification of shares of Common Stock; or

              (d) declare a dividend or make a distribution on outstanding shares of Common Stock in shares of Common Stock;

         (any of the events described in the foregoing clauses (a) through (d) an "Extraordinary Common Stock Event"), then the Current Warrant Price and the Assigned Value shall each be adjusted by multiplying the then effective Current Warrant Price or Assigned Value, as applicable, by a fraction, the numerator of which shall be the number of shares of Common Stock of all classes outstanding immediately before such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock of all classes outstanding immediately after such Extraordinary Common Stock Event, and the product so obtained shall thereafter be the Current Warrant Price and Assigned Value, respectively. The Current Warrant Price and Assigned Value, as so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events.

         Section 4.2 CERTAIN OTHER DISTRIBUTIONS. If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any dividend or other distribution of:

              (a) cash (other than a cash distribution or dividend payable out of earnings or earned surplus legally available for the payment of dividends under the laws of the jurisdiction of incorporation of Company which the Holder shall receive pursuant to Section 4.9 hereof);

              (b) any evidences of its indebtedness, any shares of its stock or any other securities or property of any nature whatsoever (other than cash, Convertible Securities or Common Stock); or

              (c) any warrants or other rights to subscribe for or purchase any evidence of its indebtedness, any shares of its stock or any other securities or property of any nature whatsoever (other than cash, Convertible Securities or Common Stock);

then the Current Warrant Price and the Assigned Value shall each be adjusted, so that in each such event lawful and adequate provision shall be made so that the Holder shall receive upon exercise of this Warrant, in addition to the number of shares of Common Stock receivable thereupon, the amount or quantity of cash, evidences of indebtedness, securities, warrants, rights or other property which they would have received had this Warrant been exercised on the date of and immediately prior to such event and had they thereafter, during the period from the date of such event to and including the date of actual exercise of this Warrant, retained such cash, evidences of indebtedness, securities, warrants, rights or other property receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this Article IV with respect to the rights of the Holder of this Warrant. A reclassification of the Common Stock (other than a change in par value, or from par value to no par value or from no par value to par value) into shares of Common Stock and shares of any other class of stock shall be deemed a distribution by Company to the holders of its Common Stock of such shares of such other class of stock within the meaning of this Section 4.2 and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Common Stock within the meaning of Section 4.1.

         Section 4.3 ISSUANCE OF ADDITIONAL SHARES.

              (a) Except as provided below in clause (b) of this Section 4.3, if the Company shall, at any time while this Warrant is outstanding, issue any additional shares of Common Stock of any class at a price per share less than the Assigned Value in effect immediately prior to such issuance or sale, then in each such case the Current Warrant Price or Assigned Value shall each be reduced to an amount determined by multiplying the Current Warrant Price or Assigned Value, as applicable, by a fraction:

                   (i) the numerator of which shall be (x) the number of shares of Common Stock outstanding (excluding treasury shares) immediately prior to the issuance of such additional shares of Common Stock, plus
          (y) the number of shares of Common Stock issuable upon exercise in full of all outstanding Warrants, plus (z) the number of shares of Common Stock which the net aggregate consideration received by the Company for the total number of such additional shares of Common Stock so issued would purchase at the Assigned Value (prior to adjustment), and

                   (ii) the denominator of which shall be (x) the number of shares of Common Stock outstanding (excluding treasury shares) immediately prior to the issuance of such additional shares of Common Stock, plus (y) the number of shares of Common Stock issuable upon exercise in full of all outstanding Warrants, plus (z) the actual number of such additional shares of Common Stock so issued.

         For the purpose of this Section 4.3(a), the issuance of any warrants, options or other subscription or purchase rights with respect to shares of Common Stock of any class and the issuance of any Convertible Securities (or the issuance of any warrants, options or any rights with respect to such Convertible Securities) shall be deemed an issuance at such time of such Common Stock if the Net Consideration Per Share (determined as provided in Section 4.7(a)) which may be received by the Company for such Common Stock shall be less than the Assigned Value at the time of such issuance and, except as hereinafter provided, an adjustment in each of the Current Warrant Price and Assigned Value shall be made upon each such issuance of warrants, options, rights or Convertible Securities in the manner provided in this

Section 4.3(a) as if such Common Stock were issued at such Net Consideration per Share. No adjustment of the Current Warrant Price or Assigned Value shall be made under this Section 4.3(a) upon the issuance of any additional shares of Common Stock which are issued pursuant to the exercise of any such warrants, options or other rights or pursuant to the exercise of any conversion or exchange rights in any such Convertible Securities if any adjustment shall previously have been made upon the issuance of such warrants, options or other rights or Convertible Securities. Any adjustment of the Current Warrant Price and Assigned Value made in accordance with this paragraph of this Section 4.3(a) shall be disregarded if, as, and when the rights to acquire shares of Common Stock upon exercise or conversion of the warrants, options, rights or Convertible Securities which gave rise to such adjustment expire or are canceled without having been exercised, so that the Current Warrant Price and Assigned Value, respectively, effective immediately upon such cancellation or expiration shall be equal to the Current Warrant Price and Assigned Value in effect immediately prior to the time of the issuance of the expired or canceled warrants, options, rights or Convertible Securities, with such additional adjustments as would have been made to that Current Warrant Price and Assigned Value had the expired or canceled warrants, options, rights or Convertible Securities never been issued. In the event that the terms of any warrants, options, other rights or Convertible Securities previously issued by the Company are changed (whether by their terms or for any other reason) so as to change the Net Consideration Per Share payable with respect thereto (whether or not the issuance of such warrants, options, rights or Convertible Securities originally gave rise to an adjustment of the Current Warrant Price and Assigned Value), the Current Warrant Price and Assigned Value shall be recomputed as of the date of such change, so that the Current Warrant Price and Assigned Value, respectively, effective immediately upon such change shall be equal to the Current Warrant Price and Assigned Value in effect at the time of the issuance of the warrants, options, rights or Convertible Securities subject to such change, adjusted for the issuance thereof in accordance with the terms thereof after giving effect to such change, and with such additional adjustments as would have been made to the Current Warrant Price and Assigned Value had the warrants, options, rights or Convertible Securities been issued on such changed terms.

              (b) The terms of this Section 4.3 shall not apply to (i) the issuance by the Company of options to acquire up to an aggregate of 1,090,878 shares of Common Stock to employees, directors or consultants of the Company or any Subsidiary pursuant to stock purchase or stock option plans approved by the Board of Directors (including shares which may be issued under options to purchase an aggregate of 515,169 shares of Common Stock outstanding on the Date of Issuance) and the shares of Common Stock issuable upon exercise thereof (such number being subject to increase by the amount of shares purchasable under any outstanding options which are terminated without being exercised, and subject to adjustment for any stock dividend, stock split, subdivision, combination or other recapitalization of the Common Stock of the Company), so long as the exercise price of any such options granted after the Date of Issuance is not less than the Current Value at the time of grant or (ii) any issuance of Common Stock pursuant to the exercise of Warrants. The maximum number of shares which shall not be deemed to be an issuance of additional shares pursuant to the foregoing shall be subject to appropriate adjustment with respect to any as-yet unissued shares in the event of any Extraordinary Common Stock Event. No adjustment of the Current Warrant Price or the Assigned Value shall be made under paragraph (a) of this Section 4.3 under any of the circumstances which would constitute an Extraordinary Common Stock Event.

         Section 4.4 ISSUANCE OF WARRANTS, OPTIONS OR OTHER RIGHTS. If at any time the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a distribution of, or shall in any manner (whether directly or by assumption in a merger in which Company is the surviving corporation) issue or sell, any warrants, options or other rights to subscribe for or purchase any Common Stock or any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, then the Current Warrant Price and the Assigned Value shall each be adjusted as provided in Section 4.3 on the basis that the maximum number of shares of Common Stock issuable pursuant to all such warrants, option or other rights or necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued and outstanding and the Company shall have received all of the consideration payable therefor, if any, as of the date of issuance of such warrants, options or other rights. No further adjustment of the Current Warrant Price or Assigned Value shall be made upon the actual issuance of shares of Common Stock or Convertible Securities upon exercise of such warrants, options or other rights.

         Section 4.5 ISSUANCE OF CONVERTIBLE SECURITIES. If at any time Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a distribution of, or shall in any manner (whether directly or by assumption in a merger in which Company is the surviving corporation) issue or sell, any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, then the Current Warrant Price and the Assigned Value shall be adjusted as provided in
Section 4.3 on the basis that the maximum number of shares of Common Stock necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued and outstanding and the Company shall have received all of the consideration payable therefor, if any, as of the date of issuance of such Convertible Securities. No adjustment of the Current Warrant Price or the Assigned Value shall be made under this Section 4.5 upon the issuance of any Convertible Securities which are issued pursuant to the exercise of any warrants or other subscription or purchase rights therefor, if any such adjustment shall previously have been made upon the issuance of such warrants or other rights pursuant to Section 4.4. No further adjustments of the Current Warrant Price or the Assigned Value shall be made upon the actual issue of such shares of Common Stock upon (i) conversion or exchange of such Convertible Securities and, if any issue or sale of such Convertible Securities is made upon exercise of any warrant or other right to subscribe for or to purchase any such Convertible Securities for which adjustments of the number of shares of Common Stock for which this Warrant is exercisable and the Current Warrant Price and the Assigned Value have been or are to be made pursuant to other provisions of this Article IV, no further adjustments of tile Current Warrant Price or the Assigned Value shall be made by reason of such issue or sale or (ii) the actual conversion or exchange of Convertible Securities at less than the Assigned Value at the time of such conversion or exchange if such Convertible Securities were initially issued at Assigned Value and no adjustment was required to be made at the time of such issuance pursuant to the provisions of this Article IV.

         Section 4.6 ADJUSTMENT OF NUMBER OF WARRANT SHARES. Upon each adjustment of the Current Warrant Price and Assigned Value pursuant to this
Article IV, this Warrant shall thereupon evidence the right to purchase that number of Warrant Shares (calculated to the nearest hundredth of a share) obtained by multiplying the number of Warrant Shares purchasable immediately prior to such adjustment upon exercise of this Warrant by the Assigned Value in effect immediately prior to such adjustment and dividing the product so obtained by the Assigned Value in effect immediately after such adjustment.

         Section 4.7 OTHER PROVISIONS APPLICABLE TO ADJUSTMENT UNDER THIS SECTION. The following provisions shall be applicable to the making of adjustments of the Current Warrant Price and the Assigned Value provided for in this Article IV:

              (a) COMPUTATION OF CONSIDERATION. To the extent that any shares of Common Stock or any Convertible Securities or any warrants or other rights to subscribe for or purchase any additional shares of Common Stock or any Convertible Securities shall be issued for cash consideration, the consideration received by the Company therefor shall be deemed to be the amount of the cash received by the Company therefor, or, if such additional shares of Common Stock or Convertible Securities are offered by the Company for subscription, the subscription price, or, if such additional shares of Common Stock or Convertible Securities are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price (in any such case subtracting any amounts paid or receivable for accrued interest or accrued dividends and without taking into account any compensation, discounts or expenses paid or incurred by Company for and in the underwriting of, or otherwise in connection with, the issuance thereof). To the extent that such issuance shall be for a consideration other than cash, then, except as herein otherwise expressly provided, the amount of such consideration shall be deemed to be the fair value of such consideration at the time of such issuance as determined in good faith by the Board of Directors of the Company (excluding therefrom any director designated by the transferee thereof). In case any additional shares of Common Stock or any Convertible Securities or any warrants or other rights to subscribe for or purchase such additional shares of Common Stock or Convertible Securities shall be issued in connection with any merger in which Company issues any securities, the amount of consideration therefor shall be deemed to be the fair value, as determined in good faith by the Board of Directors of the Company (excluding therefrom any director designated by the transferee thereof for the purpose of voting on such matter but not for the purpose of determining whether a quorum is present at such meeting), of such portion of the assets and business of the nonsurviving corporation as such Board in good faith shall determine to be attributable to such additional shares of Common Stock, Convertible Securities, warrants or other rights, as the case may be. The Net Consideration Per Share which may be received by the Company for any additional shares of Common Stock issuable pursuant to any warrant, option or other subscription or purchase right or any Convertible Securities shall be determined as follows:

                   (i) The Net Consideration Per Share shall mean the amount equal to the total amount of consideration, if any, received by the Company for the issuance of such warrants, options, rights or Convertible Securities, plus the minimum amount of consideration, if any, payable to the Company upon exercise or conversion thereof, divided by the aggregate number of shares of Common Stock that would be issued if all such warrants, options or other rights or Convertible Securities were exercised or converted at such Net Consideration Per Share; and

                   (ii) The Net Consideration Per Share which may be received by the Company shall be determined in each instance as of the date of issuance of warrants, options, rights or Convertible Securities without giving effect to any possible future price adjustments or rate adjustments which may be applicable with respect to such warrants, options, rights or Convertible Securities and which are contingent upon future events; provided that in the case of an adjustment to be made as a result of a change in terms of such warrants, options, rights or Convertible Securities, the Net Consideration Per Share shall be recalculated as of the date of such change.

In case of the issuance at any time of any additional shares of Common Stock or Convertible Securities in payment or satisfaction of any dividends upon any class of stock other than Common Stock, the Company shall be deemed to have received for such additional shares of Common Stock or Convertible Securities a consideration equal to the amount of such dividend so paid or satisfied.

              (b) WHEN ADJUSTMENTS SHALL BE MADE. The adjustments required by this Article IV shall be made whenever and as often as any specified event requiring an adjustment shall occur. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

              (c) WHEN ADJUSTMENT NOT REQUIRED. If Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before such distribution, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

              (d) WHEN ADJUSTMENTS CARRIED FORWARD. No adjustment in the Current Warrant Price or the Assigned Value in accordance with the provisions of this
Article IV need be made unless such adjustment would amount to a change of at least 1% therein; PROVIDED, HOWEVER, that the amount by which any adjustment is not made by reason of the provisions of this Section 4.7(d) shall be carried forward and taken into account at the time of any subsequent adjustment in the Current Warrant Price or the Assigned Value.

              (e) CERTIFICATE OF ADJUSTMENT. Whenever any adjustment is to be made pursuant to this Article IV, the Company shall prepare and deliver to the Holder a certificate executed by the Chief Financial Officer of the Company at least fifteen (15) days prior thereto, such notice to include in reasonable detail (i) the events precipitating the adjustment, (ii) the computation of any adjustments (including a description of the basis on which the Board of Directors of the Company determined the fair value of any evidences of indebtedness, shares of stock, other securities or property or options, warrants or other subscription or purchase rights referred to in this Article IV), (iii) the Current Warrant Price and Assigned Value immediately before and immediately after the adjustment, and (iv) the number of shares of Common Stock or the securities or other property purchasable upon exercise of this Warrant before and after giving effect to such adjustment. Such Certificate shall be accompanied by the accountant's verification required by Section 4.10 hereof.

         Section 4.8 REORGANIZATION, RECLASSIFICATION, MERGER, CONSOLIDATION OR DISPOSITION OF ASSETS.

              (a) In case Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another partnership or corporation, or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another partnership or corporation and, pursuant to the terms of such reorganization reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("Other Property"), are to be received by or distributed to the holders of shares of Common Stock, then each Holder shall have the right thereafter to receive, in the Holder's sole and absolute discretion, either (i) a new Warrant from the successor company identical in substance and terms to this Warrant or (ii) a new warrant upon exercise of which the Holder would receive the number of shares of common stock or partnership interests of the successor or acquiring corporation or partnership or of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be agreed between the Company and the Holder of this Warrant in order to provide for adjustments of shares of Common Stock for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Article IV. For purposes of this Section 4.8, "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible, into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 4.8 shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of asset.

              (b) If the Common Stock issuable upon exercise of this Warrant shall be changed by the Company into the same or different number of shares of any class or classes of stock, whether by reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Article IV), then and in each such event the Holder shall have the right thereafter to exercise this Warrant for the kind and amount of shares of stock and other securities and property receivable upon such reclassification or other change, by holders of the number of shares of Common Stock for which this Warrant might have been exercised immediately prior to such reclassification or change, all subject to further adjustment as provided herein.

         Section 4.9 PAYMENT OF DIVIDENDS. If at any time when this Warrant is outstanding, the Company shall declare one or more dividends on its Common Stock payable in cash out of earnings or earned surplus legally available for the payment of dividends under the laws of the jurisdiction of incorporation of the Company, or payable in other property of the Company, the Company shall on the payment date or dates for such dividend or dividends make a special distribution in cash to the Holder of this Warrant on the record dated for such dividend or dividends in an amount equal to the product of (a) with respect to cash dividends, (i) the amount of cash to be paid pursuant to such dividend to each share of Common Stock then outstanding multiplied by (ii) the number of shares of Common Stock for which this Warrant is exercisable as of such record date or
(b) with respect to dividends payable in other property of the Company, (i) the fair market value (determined in good faith by the Company's Board of Directors) of such other property payable to each share of Common Stock then outstanding multiplied by (ii) the number of shares of Common Stock for which this Warrant is exercisable as of such record date.

         Section 4.10 VERIFICATION OF COMPUTATIONS. The Company shall select a nationally-recognized firm of independent public accountants (which may be the Company's regular accountants), which selection may be changed from time to time, to verify each computation and/or adjustment made in accordance with this
Article IV. The certificate, report or other written statement of any such firm shall be conclusive evidence of the correctness of any computation made under this Article IV. Promptly upon its receipt of such certificate, report or statement from such firm of independent public accountants, the Company shall deliver a copy thereof to the Holder.

         Section 4.11 NOTICE OF CERTAIN ACTIONS. In the event the Company shall:

              (a) declare any dividend payable in stock to the holders of its Common Stock or make any other distribution in property other than cash to the holders of its Common Stock; or

              (b) offer to the holders of its Common Stock rights to subscribe for or purchase any shares of any class of stock or any other rights or options; or

              (c) effect any reclassification of its Common Stock (other than a reclassification involving merely the subdivision or combination of outstanding shares of Common Stock) or any capital reorganization or any consolidation or merger (other than a merger in which no distribution of securities or other property is made to holders of Common Stock), or any sale, transfer or other disposition of its property, assets and business substantially as an entirety, or the liquidation, dissolution or winding up of the Company;

then, in each such case, the Company shall cause notice of such proposed action to be mailed to the Holder at least thirty (30) days prior to such action. Such notice shall specify the date on which the books of the Company shall close, or a record be taken, for determining holders of Common Stock entitled to receive such stock dividend or other distribution or such rights or options, or the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, other disposition, liquidation, dissolution, winding up or exchange shall take place or commence, as the case may be, and the date as of which it is expected that holders of record of Common Stock shall be entitled to receive securities or other property deliverable upon such action, if any such date has been fixed.

                             ARTICLE V - REPURCHASE

         Section 5.1 CONDITIONS OF REPURCHASE.

              (a) If on or prior to February 20, 2001, neither a Qualified Public Offering nor a Company Sale has been consumated, at any time between February 21, 2001, and February 20, 2003, (the "Optional Repurchase Date"), the Holder shall have the right to require the Company to purchase in whole or from time to time in part, this Warrant or, if applicable, the unexercised portion of this Warrant and, if this Warrant has been exercised in whole or in part prior to the Optional Repurchase Date, the Warrant Shares purchased upon such exercise or exercises in accordance with the following provisions. If the Holder desires to exercise its rights pursuant to this Article V, the Holder shall notify the Company in writing, indicating the number of Warrants and/or Warrant Shares to be repurchased in such combined amounts of Warrants and Warrant Shares representing at least 1,000 shares of Common Stock or integral multiples thereof. The Company shall use its best efforts to determine the Current Value as of the Optional Repurchase Date within 45 days after receipt of such notice and shall notify the Holder of the Current Value in writing promptly following its final determination. The Holder shall have the right to withdraw its notice of repurchase within ten (10) days after receipt of the notice of determination of the Current Value. The repurchase price shall be calculated and paid as set forth in Section 5.2 hereof. In the event that repurchase pursuant to this
Article V shall be unlawful in whole or in part for any reason, the obligation of the Company to make such repurchase shall continue in effect without restriction as to date or year until such time or times as such repurchase (or any portion thereof not yet made) shall no longer be unlawful, and the Company shall promptly make such repurchase at such time as it becomes lawful, to the extent it is lawful at that time.

         Section 5.2 REPURCHASE PRICE AND PAYMENT.

              (a) The repurchase price shall be equal to the product of the Current Value multiplied by the sum of (i) the aggregate number of Warrant Shares for which the unexercised portion of this Warrant is then exercisable and which are to be repurchased pursuant to this Article V and (ii) the aggregate number of Warrant Shares purchased upon exercise of this warrant which are to be repurchased pursuant to this Article V.

              (b) The Holder shall surrender the certificate or certificates representing this Warrant and all Warrant Shares to be repurchased to the Company and thereupon the repurchase price as set forth in this Section 5.2 shall be paid to the order of the Holder. The repurchase price shall be payable at the option of the Company in cash or through delivery to the Holder of a promissory note (the "Put Note") with the following terms: (i) final maturity: three (3) years from date of issuance; (ii) interest: payable in cash quarterly in arrears at the rate of 13.0% per annum; (ii) principal amortization: ten (10) equal quarterly installments payable in cash, with the first installment due six
(6) months after the date of issuance and the last installment due on the final maturity date; and (iv) ranking: subordinated to senior indebtedness on substantially the same terms as the Notes. The Put Note shall contain such other terms and conditions at least as favorable to the Holder as the Notes and otherwise shall have such other terms and conditions as the Holder and the Company shall reasonably agree.

                           ARTICLE VI - MISCELLANEOUS

         Section 6.1 CHANGES TO AGREEMENT. The Company, when authorized by its Board of Directors, with the written consent of the Holder may amend or supplement this Agreement. The Company may, without the consent or concurrence of the Holder, by supplemental agreement or otherwise, make any changes or corrections in this Agreement that the Company shall have been advised by counsel (i) are required to cure any ambiguity or to correct any defective or inconsistent provision or clerical omission or mistake or manifest error herein contained, (ii) add to the covenants and agreements of the Company in this Warrant such further covenants and agreements thereafter to be observed, or
(iii) result in the surrender of any right or power reserved to or conferred upon the Company in this Warrant, in each case which changes or corrections do not and will not adversely affect, alter or change the rights, privileges or immunities of the Holder.

         Section 6.2 ASSIGNMENT. All the covenants and provisions of this Warrant by or for the benefit of the Company or the Holder shall bind and inure to the benefit of their respective successors and assigns.

         Section 6.3 NOTICES, ETC. Except as otherwise provided in this Agreement, notices and other communications under this Agreement shall be in writing and shall be delivered by courier, or mailed by a nationally recognized overnight courier, postage prepaid addressed, (a) if to any of the Holders, at the address specified on the signature pages attached hereto or such other address as the Holder shall have furnished to the Company in writing, or (b) if to the Company, at its address set forth on the signature page attached hereto, to the attention of the Chief Executive Officer, or at such other address, or to the attention of such other officer, as the Company shall have furnished to the Holders in writing. This Agreement and the other Transaction Documents and all documents delivered in connection herewith or therewith embody the entire agreement and understanding between the Holders, and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

         Section 6.4 DEFECTS IN NOTICE. Failure to file any certificate or notice or to mail any notice, or any defect in any certificate or notice pursuant to this Agreement shall not affect in any way the rights of the Holder or the legality or validity of any adjustment made pursuant to Article IV hereof, or any transaction giving rise to any such adjustment, or the legality or validity of any action taken or to be taken by the Company.

         Section 6.5 GOVERNING LAW AND FORUM. This Warrant shall be governed by the laws of State of Florida without regard to principles of conflicts of laws thereof. Each of the Company and the Holders (a) hereby irrevocably submits itself to the jurisdiction of the state courts of the State of Florida and to the jurisdiction of the United States District Courts for the District of Florida, for the purpose of any suit, action or other proceeding arising out of or based upon this Warrant or any part or parts hereof brought by any of the parties hereto, (b) hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Warrant or the subject matter hereof may not be enforced in or by such court, and (c) hereby waives any offsets or counterclaims in any such action, suit or proceeding (other than compulsory counterclaims). Each of the Company and the Holders hereby consents to service of process by registered mail at the address to which notices are to be given. Each of the Company and the Purchasers agrees that its submission to jurisdiction and its consent to service of process by mail is made for the express benefit of the other parties hereto. Final judgment against any of the Company or the Holders in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit, action or proceeding on the judgment, a certified or true copy of which shall be conclusive evidence of the fact and of the amount of any indebtedness or liability of such party therein described or in any other manner provided by or pursuant to the laws of such other jurisdiction. Except with respect to the enforcement of a final judgment as set forth in the immediately preceding sentence, the Company agrees that any action, suit or other proceeding arising out of or based upon this Warrant, whether at law or in equity, shall be brought and maintained exclusively in the courts referenced in this Section 6.5 and the appellate courts thereto, as applicable.

         Section 6.6 STANDING. Nothing in this Warrant expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other firm the Company and the Holder of any right, remedy or claim under or by reason of this Warrant or of any covenant, condition, stipulation, promise or agreement contained herein; and all covenants, conditions, stipulations, promises and agreements contained in this Agreement shall be for the sole and exclusive benefit of the Company and its successors, and the Holder.

         Section 6.7 HEADINGS. The descriptive headings of the articles and sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

         Section 6.8 WAIVER OF JURY TRIAL. EACH OF THE COMPANY AND THE HOLDER HEREBY WAIVES TRIAL BY JURY IN ANY LITIGATION, SUIT OR PROCEEDING, IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS WARRANT, OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT, THEREOF; PROVIDED, HOWEVER, THAT WITH RESPECT TO ANY COMPULSORY COUNTERCLAIM THE COMPANY OR THE HOLDER, AS APPLICABLE, SHALL HAVE THE RIGHT TO RAISE SUCH COMPULSORY COUNTERCLAIM IN ANY SUCH LITIGATION.

                                  [End of Text]

                                    WARRANT
                             COMPANY SIGNATURE PAGE

         IN WITNESS WHEREOF, this Agreement has been duly executed by the parties as of the day and year first above written,

                                   OUTSOURCE INTERNATIONAL, INC,. a
                                   Florida Corporation

                                   By: ____________________________
                                       Name: Paul M. Burrell
                                       Title:   President

                                   Address:   1144 East Newport Center Drive
                                              Deerfield Beach, FL 33442

                                   Telephone: (954) 418-6200
                                   Telecopy:  (954) 418-3365

                                    WARRANT
                            PURCHASER SIGNATURE PAGE

Accepted and Agreed as of the
  date first written above

BACHOW INVESTMENT
PARTNERS III, L.P.

By:  Bala Equity Partners, L.P., its
     general partner

By:  Bala Equity, Inc., its general
     partner

By:  ______________________________
     Name:
     Title:

Address:    Three Bala Plaza East
            5th Floor
            Bala Cynwyd, PA 19004

Telephone:  (610) 660-4900
Telecopy:   (610) 660-4930


Attention:  _______________________

                                    EXHIBIT A
                             SUBSCRIPTION AGREEMENT

         The undersigned hereby irrevocably elects to exercise this Warrant and to purchase _______ of the shares of Common Stock issuable upon the exercise of said Warrant, and requests that certificates for such shares of Common Stock be issued and delivered as follows:

ISSUE TO:______________________________________________________________________
                                     (NAME)

_______________________________________________________________________________
                          (ADDRESS, INCLUDING ZIP CODE)

_______________________________________________________________________________
                  (SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER)

DELIVER TO:____________________________________________________________________
                                     (NAME)

at ____________________________________________________________________________
                          (ADDRESS, INCLUDING ZIP CODE)

         If the number of shares of Common Stock issued hereby is less than all the shares of Common Stock represented by this Warrant, the undersigned requests that a new Warrant representing the number of full shares of Common Stock not exercised be issued and delivered as set forth below.

         In full payment of the purchase price with respect to the shares of Common Stock exercised and transfer taxes, if any, the undersigned hereby tenders payment of $ ____________ (i) by wire transfer, cash, certified check, cashiers check or money order payable in United States currency to the order of the Company, (ii) by authorizing the Company to withhold from such issuance a number of shares of Common Stock issuable upon exercise of the Warrant which when multiplied by the Current Value of the Common Stock is equal to the Warrant Price (and such withheld shares shall no longer be issuable under the Warrant), or (iii) by a combination of the foregoing.

                                SUBSCRIPTION FORM
                            PURCHASER SIGNATURE PAGE

Date:_____________,  ___

                                        _________________________________
                                                  Signature

                                       (Signature must conform in all respects
                                        to name of holder as specified on the
                                        face of the Warrant.)

                                    EXHIBIT B
                                 ASSIGNMENT FORM

         FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the percentage of Common Stock Deemed Outstanding set forth below:


NAME AND ADDRESS OF ASSIGNEE                            PERCENTAGE




and does hereby irrevocably constitute and appoint ____________ attorney-in-fact to register such transfer on the books of OutSource International, Inc. maintained for the purpose, with full power of substitution in the premises.

Dated:________________                    Print Name: ________________________

                                          Signature: _________________________

                                          Witness: ___________________________

NOTICE: The signature on this assignment must correspond with the name as written upon the face of the within Warrant in every particular, without altercation or enlargement or any change whatsoever.

                                                                       EXHIBIT C

-------------------------------------------------------------------------------

                                   EXHIBIT C

                                    FORM OF

                                ESCROW AGREEMENT

                                  BY AND AMONG

                       STATE STREET BANK AND TRUST COMPANY
                      OF CONNECTICUT, NATIONAL ASSOCIATION
                                ("ESCROW AGENT")

                                       AND

              CERTAIN SHAREHOLDERS OF OUTSOURCE INTERNATIONAL, INC.
                                ("SHAREHOLDERS")

               CERTAIN INVESTORS IN SENIOR SUBORDINATED NOTES AND
                    WARRANTS OF OUTSOURCE INTERNATIONAL, INC.
                                  ("INVESTORS")

                                       AND

                          OUTSOURCE INTERNATIONAL, INC.
                                   ("COMPANY")

                                February 21, 1997

-------------------------------------------------------------------------------

                                ESCROW AGREEMENT

         THIS ESCROW AGREEMENT (the "Agreement"), dated February 21, 1997, is entered into by and among State Street Bank and Trust Company of Connecticut, National Association, as escrow agent (the "Escrow Agent"), OutSource International, Inc., a Florida corporation (the "Company"), certain investors in Notes of the Company and the Initial Warrants listed on the signature pages and EXHIBIT A hereto (collectively, the "Investors" and each individually a "Investor") and certain holders of common stock, par value $.001 per share, of the Company ("Common Stock") listed on the signature pages and EXHIBIT B hereto (collectively the "Shareholders" and each individually a "Shareholder").

         WHEREAS, on the date hereof, the Investors have purchased from the Company the Initial Warrants pursuant to that certain Securities Purchase Agreement dated as of the date hereof;

         WHEREAS, in connection with such investment, the Investors have required that the Escrow Agent and the Shareholders execute this Agreement pursuant to which warrants to purchase an aggregate of 882,751 shares of Common Stock be issued in the name of the Escrow Agent and held in escrow under this Agreement, whereby after the date hereof at the times and upon the occurrence of the event set forth herein the Escrow Agent shall distribute the Additional Warrants to the Shareholders and/or to the Investors in accordance herewith;

         NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    DEFINITIONS.

         In addition to any terms defined elsewhere herein, as used in this Agreement the following terms have the respective meanings set forth below:

         "Additional Warrants" shall mean warrants to purchase 882,751 shares (subject to adjustment pursuant to the terms of such warrants) of Common Stock at an exercise price of $.01 per share, in the form attached hereto as EXHIBIT C, which warrants have on this day been issued to the Escrow Agent pursuant to the Purchase Agreement to be held hereunder for the benefit of the Investors and/or the Shareholders, as their interest may appear.

         "Agreement among Shareholders and Investors" means that certain Agreement among Shareholders and Investors, dated February 21, 1997, by and among the Company, the Shareholders and the Investors.

         "Arbitration Process" shall mean the process to be used by the Company, the Shareholders and the Investors to resolve disputes under this Agreement as follows: the Company, the Shareholders and the Investors shall choose a nationally recognized, independent investment bank (the "Arbitrator") mutually acceptable to such parties, which shall proceed to resolve the dispute and deliver to each party an opinion with respect thereto. If the parties cannot agree on a mutually acceptable Arbitrator, the Shareholders as a group by Required Shareholder Action and the Investors as a group by Required Investor Action shall each select a nationally recognized investment banking firm, the two firms so selected shall select a third nationally recognized, independent investment banking firm, and such third firm shall be the Arbitrator. The Arbitration Process shall proceed on a timely basis with all parties using their best efforts to resolve such disputes as soon as practicable. The fees and expenses of the Arbitrator and all other expenses with respect to the Arbitration Process shall be paid by the party (I.E., the Shareholders as a group, on the one hand, or the Investors as a group, on the other hand) whose last proposed offer for the settlement of the items in dispute, taken as a whole, was farther away from the final determination of the Arbitrator; PROVIDED HOWEVER, that if the allocation of such fees and expenses pursuant to the foregoing sentence is not feasible, the Arbitrator shall determine such allocation among the parties in its discretion based on the principle that the non-prevailing parties should bear the cost of the Arbitration Process.

         "Asset Acquisition" shall mean (i) an investment by the Company or any Subsidiary in any other Person pursuant to which such Person shall become a Subsidiary of the Company or of any Subsidiary of the Company, or shall be merged with or into the Company or any Subsidiary, or (ii) the acquisition by the Company or any Subsidiary of the assets of any Person which constitute all or substantially all of the assets of such Person, any division, line of business or other identifiable operating unit or segment of such Person other than in the ordinary course of business.

         "Asset Sale" shall mean any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other disposition by the Company or by any of its Subsidiaries (including any sale and leaseback transaction) to any Person other than to the Company or to a direct or indirect wholly-owned Subsidiary of the Company of (i) any capital stock of any Subsidiary of the Company or (ii) any other property or assets of the Company or of any Subsidiary of the Company.

         "Assigned Value" shall mean initially $8.87, subject to adjustment pursuant to Article IV of the Warrants.

         "Bona Fide Offer" shall mean an offer by the Company or one or more other Persons which meets each of the following conditions: (i) it is a fully financed or fully funded, unconditional offer to purchase for cash up to all Warrants and Warrant Shares then held by the Investors, (ii) it can be consummated within 15 days after the date it is submitted to the Investors, PROVIDED, HOWEVER, that if the parties are proceeding diligently and in good faith toward such consummation and the closing can not practically be accomplished within such 15-day period, up to an additional 30 days will be available to consummate the Transaction, (iii) it does not require any Investor to make representations or warranties or to provide any indemnities in connection therewith other than customary representations, warranties and indemnities as to the ownership of and title to the Warrants or Warrant Shares to be sold, the binding nature and enforceability of the agreement of sale and the authority of the Investors to enter into such agreement and (iv) it is accompanied by appropriate evidence reasonably satisfactory to two-thirds in interest of the Investors of the offeror's ability, financial and otherwise, to consummate the transaction contemplated by such offer and that consummation thereof will not violate any provision of the charter documents of the Company or any of its Subsidiaries or any applicable laws or result in a breach of, constitute a default under, cause a termination under, or give rise to a right of termination of any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award, whether written or oral, to which the Company or any of its Subsidiaries is a party or by which their respective properties are bound or affected.

         "Business Day" shall mean any day that is not a Saturday or Sunday or a day on which banks are required or permitted to be closed in the State of New York.

         "Closing Price" on any date shall mean the last sale price of the Common Stock reported in THE WALL STREET JOURNAL or other trade publication regular way on the principal national securities exchange on which the Common Stock is admitted to trading or listed if that is the principal market for the Common Stock or, if not listed or admitted to trading on any national securities exchange or if such national securities exchange is not the principal market for the Common Stock, the last sale price as reported by the Nasdaq Stock Market, Inc. ("NASDAQ") or its successor.

         "Commission" shall mean the Securities and Exchange Commission on or any other federal agency then administering the Securities Act, the Exchange Act and other federal securities laws.

         "Common Stock" shall mean the common stock of the Company's Common Stock, par value $0.001 per share, and any capital stock of any class of the Company hereafter authorized which is not limited to a fixed sum or percentage of par, stated or liquidation value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Company.

         "Company" shall have the meaning set forth in the preamble hereof.

         "Company Sale" shall mean any merger or consolidation of the Company, sale of all outstanding Common Stock (including shares issuable upon the exercise of all Warrants) or sale of all or substantially all of the assets of the Company determined on a consolidated basis.

         "Consolidated Interest Expense" shall mean, with respect to any Person, for any period, the aggregate amount, to the extent such amount was deducted in computing Consolidated Net Income, of interest (without deduction of interest income), whether expensed or capitalized, paid, accrued or scheduled to be paid or accrued during such period (except to the extent accrued in a prior period) in respect of all Indebtedness of such Person and its

Subsidiaries (including, without duplication, (a) original issue discount on any Indebtedness (including, in the case of the Company, any original issue discount on the Notes) to the extent attributable to such period); (b) all capitalized interest; (c) interest paid by the borrower during such period on debt which is guaranteed by such Person, and (d) the interest portion of any deferred payment obligations for such period. For purposes of this definition, (a) interest on a capital lease obligation shall be deemed to accrue at an interest rate reasonably determined by the Board of Directors of such Person (as evidenced by a resolution of such Board of Directors) to be the rate of interest implicit in such capital lease obligation in accordance with GAAP, and (b) interest shall be increased or reduced by the net cost (including amortization of fees and discounts) or benefit associated with interest rate or currency risk protection agreements attributable to such period.

         "Consolidated Net Income" shall mean, with respect to any Person, for any period, the aggregate of the net income (or loss) of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; PROVIDED that (a) the net income of any other Person in which such Person or any of its Subsidiaries has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of such Person and its Subsidiaries in accordance with GAAP) shall be included only to the extent of the amount of dividends or distributions actually paid to such Person or such Subsidiary by such other Person in such period; (b) the net income of any Subsidiary of such Person that is subject to any Payment Restriction shall be excluded to the extent such Payment Restriction actually prevented the payment of an amount that otherwise could have been paid to, or received by, such Person or a Subsidiary of such Person not subject to any Payment Restriction, and (c) there shall be excluded the following: (i) such Person's share, determined in accordance with GAAP, of the net loss of any other Person in which such Person or any of its Subsidiaries has an interest (which interest does not cause the net loss of such other person to be consolidated with the net income or loss of such Person and its Subsidiaries in accordance with GAAP), (ii) the net income (or loss) of any other Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition, (iii) all gains realized upon or in connection with or as a consequence of the issuance of the capital stock of such Person or any of its Subsidiaries and any gains on pension reversions received by such Person or any of its Subsidiaries, (iv) all gains and losses, together with any related provision for taxes, realized in connection with any sale of assets by such Person during such period (including, without limitation, dispositions pursuant to sale and leaseback transactions), (v) all extraordinary gains or losses, together with any related provision for taxes, realized by such Person during such period, and (vi) the cumulative effect of a change in accounting principles in the year of adoption of such change.

         "Date of Issuance" shall mean the date of issuance of the Warrants; provided that the Date of Issuance shall be deemed to be the date of issuance of the Warrants regardless of the number of times new certificates representing the Warrants shall be issued or reissued.

         "Disqualified Capital Stock" shall mean any capital stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event (other than an event which would constitute a change of control),

(i) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except upon the occurrence of a change of control), in whole or in part, on or prior to the final stated maturity date of the Notes or (ii) is convertible into or exchangeable for (whether at the option of the issuer or the holder thereof) (a) debt securities or (b) any capital stock referred to in (i) above, in each case at any time prior to the final stated maturity date of the Notes; provided, that only a portion of capital stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof shall be deemed to be Disqualified Capital Stock.

         "EBITDA" means, with respect to any Person, for any period, the Consolidated Net Income of such Person and its Subsidiaries for such period, plus, to the extent that any of the following shall have been taken into account, in computing such Consolidated Net Income (a) provision for taxes based on income or profits (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sales or dispositions of assets outside the ordinary course of business), (b) Consolidated Interest Expense for such period, (c) depreciation and amortization, and (d) other non-cash items (other than non-cash interest) reducing Consolidated Net Income, other than any non-cash item which requires the accrual of or a reserve for cash charges for any future period, less other non-cash items increasing Consolidated Net Income.

         "Escrow Fund" shall have the meaning set forth in Section 2.1 of this Agreement.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

         "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are applicable as of the date of determination; provided, however, that these definitions and all ratios and calculations contained in any covenants set forth in this Agreement shall be determined in accordance with GAAP as in effect and applied by the Company on the Issue Date, consistently applied.

         "Initial Warrants" shall mean warrants to purchase 1,210,025 shares (subject to adjustment pursuant to the terms of such warrants) of Common Stock at an exercise price of $.01 per share, issued to the Investors pursuant to the Purchase Agreement; PROVIDED, HOWEVER, that the term Initial Warrants shall under no circumstances include any Additional Warrants that may after the date hereof be distributed to the Investors by the Escrow Agent under the terms hereof.

         "Indebtedness" shall mean, with respect to any Person, without duplication, (i) the principal of and premium (if any) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by securities, debentures, bonds or other similar instruments (including purchase money obligations) for payment of which such Person is responsible or liable; (ii) all capitalized lease obligations of such Person in accordance with GAAP; (iii) all obligations of such Person issued or assumed as the deferred purchase price of property (but excluding trade accounts payable arising in the ordinary course of business); (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction; (v) all Indebtedness of others (including all dividends of other Persons for the payment of which is) guaranteed, directly or indirectly, by such Person or that is otherwise its legal liability, other than the guarantee by the Company of Indebtedness in an aggregate principal amount of $1,750,126 with respect to a first and a second mortgage on a property located at 8000 N. Federal Highway, Boca Raton, Florida, owned by SMSB, a partnership owned by certain former or current shareholders of the Company, or that is secured by any lien on any asset or property of such Person, whether or not such Indebtedness is assumed by such Person or is not otherwise such Person's legal liability; and (vi) all Disqualified Capital Stock issued by such Person. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above or such other amount on account of the relevant liability, including without limitation contingent obligations at such date or Indebtedness issued with original issue discount, as shall be determined in accordance with GAAP.

         "Investor Percentage" shall mean the percentage set forth next to each Investor in EXHIBIT A hereto.

         "Notes" shall mean the Senior Subordinated Notes issued to the Investors on the Date of Issuance pursuant to the Purchase Agreement in the original principal amount of $25,000,000.

         "Payment Restriction" shall mean, with respect to a Subsidiary of any Person, any encumbrance, restriction or limitation, whether by operation of the terms of its charter or by reason of any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation, on the ability of (i) such Subsidiary to (a) pay dividends or make other distributions on its capital stock or make payments on any obligation, liability or Indebtedness owed to such Person or any other Subsidiary of such Person, (b) make loans or advances to such Person or any other Subsidiary of such Person, or (c) transfer any of its properties or assets to such Person or any other Subsidiary of such Person, or
(ii) such Person or any other Subsidiary of such Person to receive or retain any such (a) dividends, distributions or payments, (b) loans or advances, or (c) transfer of properties or assets.

         "Per Share Sale Proceeds" shall mean the quotient of (i) the aggregate amount (or value as determined pursuant to the definition of "Proceed") of Proceeds actually received, directly or indirectly through dividend, distribution, redemption, liquidation, winding up or dissolution of the Company, in connection with a Company Sale by all holders of Common Stock (including amounts set aside for Shareholders who exercise their dissenters' or appraisal rights under applicable corporate law), all holders of then outstanding unexpired rights, options or warrants to subscribe for, to purchase or to receive Common Stock and all holders of Convertible Securities, regardless of whether any of the foregoing are actually exercisable or vested at such time, divided by (ii) the sum of (x) the number of shares of Common Stock actually outstanding on the date of a Company Sale (excluding treasury stock), plus (y) the maximum number of shares of Common Stock that are issuable upon the exercise, exchange or conversion of all outstanding unexpired rights, options or warrants to subscribe for, to purchase or to receive Common Stock or Convertible Securities, regardless of whether any of the foregoing are actually exercisable or vested at such time.

         "Person" shall mean any natural person, sole proprietorship, partnership, joint venture, trust, incorporated organization, limited liability company, association, corporation, institution, public benefit corporation, entity or government body (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, commission or department thereof).

         "Pro Forma Basis" shall mean, with respect to the determination of EBITDA of any Person or Persons on a combined or consolidated basis as of any date (the "Determination Date"), such determination during the four full fiscal quarters for which financial information for such Person or Persons is available (the "Four Quarter Period") ending on or prior to the Determination Date (but in no event ending more than 135 days prior to the date of such transaction or event) on a pro forma basis, giving effect, without limitation, on a pro forma basis for the period of such calculation to (i) the incurrence or repayment of any Indebtedness of such Person or Persons or any of their respective Subsidiaries or any Person of which such Person or Persons are or upon consummation of an Asset Acquisition become a Subsidiary (and the application of the proceeds thereof), including Indebtedness incurred in connection with or in contemplation of an Asset Acquisition, other than the incurrence or repayment of Indebtedness in the ordinary course of business pursuant to working capital facilities, at any time subsequent to the first day of the Four Quarter Period and on or prior to the Determination Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period, and (ii) any Asset Sales or Asset Acquisitions which occurred at any time subsequent to the first day of the Four Quarter Period and on or prior to the Determination Date, as if such Asset Sale or Asset Acquisition occurred on the first day of the Four Quarter Period. With respect to the determination of EBITDA on a Pro Forma Basis of any business or businesses acquired by the Company in an Asset Acquisition, the Company may add to the actual historical EBITDA of such business or businesses any verifiable non-recurring expenses. With respect to the determination of EBITDA on a Pro Forma Basis of the Company for the year ending December 31, 1997, the Company may add to its actual historical EBITDA for such period any compensation (including the related cost of benefits and similar charges) paid to any shareholder during such period as long as such shareholder is not continuing in any capacity with the Company or any Subsidiary after the Date of Issuance.

         "Proceeds" in connection with a Company Sale shall mean any of the following: (i) cash, (ii) cash equivalents or (iii) freely tradeable, marketable securities listed on a national securities exchange, quoted on the NASDAQ or traded in the over-the-counter market, which shall be valued on the basis of publicly reported trading prices on the date of determination;

provided that in the case of equity securities the "public float" of the issuer calculated consistently with the definition of "Qualified Public Float" is at least $50.0 million.

         "Purchase Agreement" shall mean that certain Securities Purchase Agreement, dated as of February 21, 1997, among Company, the Investors and the other parties thereto named therein, as modified, supplemented or amended from time to time.

         "Qualified Public Float" means that the Common Stock is registered under Section 12 of the Exchange Act and the average of the daily Closing Prices of the Common Stock for thirty (30) consecutive Trading Days ending on the date of determination multiplied by the number of shares of Common Stock then held by non-affiliates of the Company (as the term is defined under the Exchange Act) and freely transferable in the public market is at least $30.0 million.

         "Qualified Public Offering" shall mean an underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of Common Stock in which at least one of the "lead" or managing underwriters is one of the so called "bulge bracket Wall Street firms".

         "Realizable Market Value" for any Trading Day within a Valuation Period shall mean the product of (i) the total number of Warrant Shares that can be acquired by the Investors upon exercise of the Initial Warrants (1,210,025 shares as of the Date of Issuance, subject to adjustment pursuant to the terms of the Warrants) multiplied by (ii) the Closing Price on such Trading Day.

         "Realized Sale Value" in connection with a Company Sale shall mean the product of (i) the total number of Warrant Shares that can be acquired by the Investors upon exercise of the Initial Warrants (1,210,025 shares as of the Date of Issuance, subject to adjustment pursuant to the terms of the Warrants) multiplied by (ii) the Per Share Sale Proceeds.

         "Required Investor Action" shall mean any exercise of any rights or privileges of the Investors hereunder or any other action on behalf of the Investors called for hereby which has been taken with the approval by Investors representing at least two-thirds of the aggregate Investor Percentage.

         "Required Shareholder Action" shall mean any exercise of any rights or privileges of the Shareholders hereunder or any other action on behalf of the Shareholders called for hereby which has been taken with the approval by Shareholders representing at least a majority of the aggregate Shareholder Percentage.

         "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         "Subsidiary" shall mean with respect to any Person, any corporation, association or other business entity of which securities representing more than 50% of the combined voting power of the total voting capital stock (or in the case of an association or other business entity which is not a corporation, more than 50% of the equity interest) is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. When used herein without reference to any Person, Subsidiary means a Subsidiary of the Company.

         "Shareholder Percentage" shall mean the percentage set forth next to each Shareholder in EXHIBIT B hereto.

         "Trading Day" with respect to the Common Stock means (i) if the Common Stock is quoted on NASDAQ or any similar system of automated dissemination of quotations of securities prices, a day on which trades may be made on such system or (ii) if the Common Stock is listed or admitted for trading on any national securities exchange, a day on which such national securities exchange is open for business.

         "Valuation Period" shall be a period of thirty (30) consecutive Trading Days ending on the Trading Day immediately prior to the date of determination, so long as for each such Trading Day a Closing Price of the Common Stock is available; PROVIDED, HOWEVER, that if there shall have occurred prior to the date of determination any event described in Section 4.1, 4.2, 4.3, 4.4 or 4.5 of the Warrants which shall have become effective with respect to market transactions at any time (the "Market-Effect Date") on or within such 30-Trading Day period, the Closing Price for each Trading Day preceding the Market-Effect Date shall be adjusted, for purposes of this Agreement, by multiplying such Closing Price by a fraction, of which the numerator shall be the Assigned Value (as defined in the warrants) as in effect immediately prior to the date of determination and the denominator of which shall be the Assigned Value as in effect immediately prior to the Market-Effect Date, it being understood that the purpose of this proviso is to ensure that the effect of such event on the trading market prices of the Common Stock during such 30-Trading Day period shall, as nearly as possible, be eliminated.

         "Warrants" shall mean collectively the Initial Warrants and the Additional Warrants.

         "Warrant Shares" shall mean shares of Common Stock purchasable or purchased upon the exercise of the Warrants. Whenever this Agreement makes reference to a specific number of Warrant Shares, such number is determined pursuant to the Warrants as in effect on the date hereof and is therefore subject to adjustment after the date hereof under the terms of the Warrants.

2.    ESTABLISHMENT OF ESCROW.

         2.1 ESTABLISHMENT OF ESCROW. The Company has herewith issued in the name of and delivered to the Escrow Agent and the Escrow Agent acknowledges receipt of the Additional Warrants. The Additional Warrants deposited hereunder, together with any

Warrant Shares resulting from the exercise thereof or other securities, cash or other property delivered to or held by the Escrow Agent under the terms hereof, shall be referred to as the "Escrow Fund." Any Common Stock or other securities from time to time held in the Escrow Fund shall be registered in the name of the Escrow Agent as escrow agent or its nominee, subject to the terms and conditions set forth herein. Until otherwise directed by the parties hereto in accordance with Section 5, the Escrow Agent shall hold the Warrants deposited in escrow and any Warrant Shares or other securities included in the Escrow Fund in a vault or similar secure location.

         2.2 DIVIDENDS AND DISTRIBUTIONS; INVESTMENT OF CASH; VOTING OF SHARES. Any securities or other property issued with respect to, or in exchange for, any securities held in the Escrow Fund, shall become a part of the Escrow Fund and shall be held hereunder upon the same terms as the securities with respect to or in exchange for which such securities shall have been issued. Any dividends, distributions or rights to purchase securities distributed from time to time with respect to any Additional Warrants, Warrants Shares or other securities held in the Escrow Fund shall be held by the Escrow Agent until such time as the Additional Warrants are distributed pursuant to the terms hereof and then distributed proportionately with the Additional Warrant and/or Warrant Shares. The Escrow Agent shall invest cash held in the Escrow Fund in U.S. Government obligations, bank certificates of deposit or money market funds as directed by the Investors (acting by Required Investor Action) and the Shareholders (acting by Required Shareholder Action), and it shall not be responsible for any loss incurred upon any such investment made in accordance with this Section 2.2. The Escrow Agent shall send to the Investors and the Shareholders, promptly (but in no event later than seven (7) days after receipt by the Escrow Agent from the Company), copies of any notices, proxies and proxy material received by it in connection with any meeting of the shareholders of the Company. The Escrow Agent shall vote any Warrant Shares held in the Escrow Fund as directed in writing by the Company in accordance with the terms of the Agreement Among Shareholders and Investors or shall, upon written request by the Company, execute and deliver to Persons named by the Company in accordance with the terms of the Agreement Among Shareholders and Investors a proxy authorizing such Persons to vote the whole number of shares of Common Stock in the Escrow Fund. Any of the shares of Common Stock held in the Escrow Fund as to which the Escrow Agent receives no such direction or request shall not be voted.

         2.3 EXERCISE OF WARRANTS; OTHER ACTION UNDER WARRANTS. The Escrow Agent shall not exercise any of the Additional Warrants held in the Escrow Fund unless
(a) either (i) such Warrants would terminate if not exercised or (ii) exercise thereof is otherwise required under the terms of the Warrants and such exercise is requested in writing by any Investor or Shareholder, or (b) such exercise is requested by an Investor or Shareholder and, following notice of such request given by the Escrow Agent to all Investors and all Shareholders, such exercise is approved by Required Investor Action and Required Shareholder Action. The Escrow Agent shall send to the Investors and the Shareholders promptly (but in no event later than seven (7) days after receipt by the Escrow Agent from the Company) copies of any notices or other materials received by it with respect to the Additional Warrants and shall take such action, or refrain to take such action, as directed by Required Investor Action and Required Shareholder Action.

3.    FIRST PARTIAL DISTRIBUTION OF THE ESCROW FUND.

         3.1 DETERMINATION OF ADDITIONAL WARRANTS DISTRIBUTION TO INVESTORS, SHAREHOLDERS.

              (a) Upon the terms and conditions set forth in this Article 3 and in Article 5, on a single occasion during the period from the Date of Issuance to and including the earlier of (i) the date on which audited consolidated financial statements of the Company for the year ended December 31, 1997 are made available to the Investors or (ii) March 31, 1998 (the "First Escrow Period"), upon the occurrence of any of the sets of events described in Section 3.2(a), 3.2(b), 3.2(c) or 3.2(d) (each a "Measuring Event"), Additional Warrants to purchase up to 278,295 Warrant Shares (subject to adjustment pursuant to the terms of the Warrants), as specifically set forth with respect to the applicable Measuring Event, shall be distributed out of the Escrow Fund to the Investors as a group (in proportion to their respective Investor Percentage) or the Shareholders as a group (in proportion to their respective Shareholder Percentage); PROVIDED, HOWEVER, that if prior to the applicable date of distribution the Additional Warrants have been exercised in part or in whole, the applicable number of Warrant Shares acquired upon such exercise shall instead be distributed out of the Escrow Fund.

              (b) If no Measuring Event shall have occurred during the First Escrow Period, on the last day of the First Escrow Period, Additional Warrants to purchase 278,295 Warrant Shares (subject to adjustment pursuant to the terms of the Warrants) shall be distributed out of the Escrow Fund to the Investors as a group (in proportion to their respective Investor Percentage).

      3.2   MEASURING EVENTS.

              (a) If prior to August 21, 1997, the Company either (i) successfully consummates that certain Asset Acquisition in the Phoenix market described in Exhibit D.1 and at least four (4) of the Asset Acquisitions described in EXHIBIT D.2 substantially on the terms described therein or (ii) successfully consummates each of the six (6) Asset Acquisitions described in EXHIBIT D.2 substantially on the terms described therein, then Additional Warrants to purchase 278,295 Warrant Shares (subject to adjustment pursuant to the terms of the Warrants) shall be distributed to the Shareholders as a group (in proportion to their respective Shareholder Percentage).

              (b) If prior to August 21, 1997, the Company successfully consummates a single or multiple Asset Acquisitions, whether or not described in EXHIBIT D, and each of the following conditions is satisfied with respect to all such Asset Acquisitions on a combined basis:

              (i) the EBITDA calculated on a Pro Forma Basis attributable to the acquired business or businesses ("Acquired EBITDA"), as set forth in reasonable detail (including all adjustments to actual historical EBITDA, if any) in a written certificate signed by the chief executive officer and chief financial officer of the Company delivered to the Shareholders and the Investors, is at least $6,000,000, and

              (ii) the aggregate consideration paid by the Company (including without limitation (w) the purchase price paid for equity securities, debt securities, assets or other properties, tangible or intangible, (x) any contingent or deferred consideration in the form of a so called "earn-out" arrangement, whether or not receipt of such consideration is subject to vesting or the achievement of performance milestones (it being understood that if the amount of such contingent or deferred consideration has not been fixed as of the time of the determination required by this Section 3.2(b), such amount shall be calculated in accordance with GAAP, (y) the aggregate consideration payable over the term of any related non-competition, consulting, employment or other similar agreements, other than reasonable salary and bonus payable to personnel of the acquired business or businesses after the Asset Acquisitions with respect to actual services to be performed, and (z) the amount of any Indebtedness or any other obligation or liability of the acquired business or businesses assumed in connection with or in contemplation of such Asset Acquisition, except for current trade payables in the ordinary course of business) does not exceed five (5.0) times the Acquired EBITDA, then Additional Warrants to purchase 278,295 Warrant Shares (subject to adjustment pursuant to the terms of the Warrants) shall be distributed to the Shareholders as a group (in proportion to their respective Shareholder Percentage).

              (c) If the amount calculated by:

                   (i) multiplying the Company's EBITDA for the year ending December 31, 1997 calculated on a Pro Forma Basis times seven and one-half (7.5), and

                   (ii) subtracting from the resulting amount the aggregate amount of all outstanding Indebtedness of the Company and its Subsidiaries on a consolidated basis as of December 31, 1997 (the "Implied Value"), is at least $20,000,000,

then Additional Warrants to purchase the respective numbers of Warrant Shares (subject to adjustment pursuant to the terms of the Warrants) set forth in the following chart shall be distributed to the Investors as a group (in proportion to their respective Investor Percentage) and the Shareholders as a group (in proportion to their respective Shareholder Percentage) based on the level of the Implied Value:

                                          ADDITIONAL        ADDITIONAL
                                          WARRANTS          WARRANTS
      IMPLIED VALUE                       TO INVESTORS      TO SHAREHOLDERS

$20,000,000 or more,
but less than $27,500,000...........        222,636            55,659

$27,500,000 or more,
but less than $35,000,000 ..........        166,977           111,318


$35,000,000 or more,
but less than $42,500,000...........        111,318           166,977

$42,500,000 or more,
but less than $50,000,000 ..........         55,659           222,636

more than $50,000,000...............           zero           278,295


              (d) If prior to December 31, 1997 the Company completes a Qualified Public Offering and the initial public offering price per share of Common Stock in such offering is such that, when multiplied by the total number of Warrant Shares that can be acquired by the Investors upon exercise of the Initial Warrants (1,210,025 shares as of the Date of Issuance subject to adjustment pursuant to the terms of the Warrants) would be at least $10,750,000, then Additional Warrants to purchase 278,295 Warrant Shares (subject to adjustment pursuant to the terms of the Warrants) shall be distributed to the Shareholders as a group (in proportion to their respective Shareholder Percentage).

4.    SECOND PARTIAL DISTRIBUTION OF THE ESCROW FUND.

         4.1 DETERMINATION OF ADDITIONAL WARRANTS DISTRIBUTION TO INVESTORS, SHAREHOLDERS.

              (a) Upon the terms and conditions set forth in this Article 4 and in Article 5, on a single occasion during the period from the Date of Issuance to and including the second anniversary of the Date of Issuance (the "Second Escrow Period"), upon the occurrence of any of the sets of events described in
Section 4.2(a), 4.2(b), 4.2(c), 4.2(d), 4.2(e) or 4.2(f) hereof (each a
"Triggering Event"), Additional Warrants to purchase up to 604,456 Warrant Shares (subject to adjustment pursuant to the terms of the Warrants), as specifically set forth with respect to the applicable Triggering Event, shall be distributed out of the Escrow Fund to the Investors as a group (in proportion to their respective Investor Percentage) or the Shareholders as a group (in proportion to their respective Shareholder Percentage); PROVIDED, HOWEVER, that if prior to the applicable date of distribution the Additional Warrants have been exercised in part or in whole, the applicable number of

Warrant Shares acquired upon such exercise shall instead be distributed out of the Escrow Fund; and PROVIDED, FURTHER, that any such distribution to the Shareholders shall be subject to rescission as provided in Section 4.3.

              (b) If no Triggering Event shall have occurred during the Second Escrow Period, on the second anniversary of the Date of Issuance 604,456 Warrant Shares (subject to adjustment pursuant to the terms of the Warrants) shall be distributed out of the Escrow Fund to the Investors as a group (in proportion to their respective Investor Percentage).

         4.2 TRIGGERING EVENTS.

              (a) If during the Second Escrow Period:

                   (i) a Company Sale is consummated,

                   (ii) either before such Company Sale or simultaneously
              therewith all indebtedness of the Company under the Notes shall have been repaid and all other monetary obligations under the Notes duly performed in full, and

                   (iii) the Realized Sale Value is more than $29,900,000, but less than $32,600,000,

then

                        (A) Additional Warrants to purchase 302,228 Warrant
               Shares (subject to adjustment pursuant to the terms of the Warrants) shall be distributed to the Investors as a group (in proportion to their respective Investor Percentage), and

                        (B) Additional Warrants to purchase 302,228 Warrant
               Shares (subject to adjustment pursuant to the terms of the Warrants) shall be distributed to the Shareholders as a group (in proportion to their respective Shareholder Percentage).

              (b) If during the Second Escrow Period:

                   (i) a Company Sale is consummated,

                   (ii) either before such Company Sale or simultaneously
              therewith all indebtedness of the Company under the Notes shall have been repaid and all other monetary obligations under the Notes duly performed in full, and

                   (iii) the Realized Sale Value is $32,600,000 or more, then Additional Warrants to purchase 604,456 Warrant Shares (subject to adjustment pursuant to the terms of the Warrants) shall be distributed to the Shareholders as a group (in proportion to their respective Shareholder Percentage).

              (c) If during the Second Escrow Period:

                   (i) all indebtedness of the Company under the Notes shall
              have been repaid and all other obligations under the Notes duly performed in full,

                   (ii) each of the following conditions (clauses (A) and B
              below collectively, the "Liquidity Conditions") is satisfied:

                        (A) there has been a Qualified Public Offering; and

                        (B) the Company has a Qualified Public Float during an
               entire Valuation Period, and

                   (iii) the Realizable Market Value is more than $29,900,000, but less than $32,600,000 for at least 20 Trading Days during the same Valuation Period as in clause (ii)(B) above,

then

                        (A) Additional Warrants to purchase 302,228 Warrant
               Shares (subject to adjustment pursuant to the terms of the Warrants) shall be distributed to the Investors as a group (in proportion to their respective Investor Percentage), and

                        (B) Additional Warrants to purchase 302,228 Warrant
               Shares (subject to adjustment pursuant to the terms of the Warrants) shall be distributed to the Shareholders as a group (in proportion to their respective Shareholder Percentage).

             (d)   If during the Second Escrow Period:

                   (i) all indebtedness of the Company under the Notes shall
              have been repaid and all other obligations under the Notes duly performed in full,

                   (ii) each of the Liquidity Conditions is satisfied during an entire Valuation Period, and

                   (iii) the Realizable Market value is $32,600,000 or more for at least 20 Trading Days during the same Valuation Period used for testing the Liquidity Condition in clause (ii)(B) above, then Additional Warrants to purchase 604,456 Warrant Shares (subject to adjustment pursuant to the terms of the Warrants) shall be distributed to the Shareholders as a group (in proportion to their respective Shareholder Percentage).

              (e) If during the Second Escrow Period:

                   (i) all indebtedness of the Company under the Notes shall
              have been repaid and all other obligations under the Notes duly performed in full,

                   (ii) the Shareholders present the Investors with a Bona Fide
              Offer at a purchase price per Warrant or Warrant Share which, when multiplied by the number of Initial Warrants, would be more than $29,900,000, but less than $32,600,000, and

                   (iii) those Investors who accept the Bona Fide Offer have all
              Warrants and Warrant Shares that they elect to sell (including Additional Warrants, if any) actually purchased by the offeror in accordance with the terms of the Bona Fide Offer,

then

                        (A) Additional Warrants to purchase 302,228 Warrant
               Shares (subject to adjustment pursuant to the terms of the Warrants) shall be distributed to the Investors as a group (in proportion to their respective Investor Percentage), and

                        (B) Additional Warrants to purchase 302,228 Warrant
               Shares (subject to adjustment pursuant to the terms of the Warrants) shall be distributed to the Shareholders as a group (in proportion to their respective Shareholder Percentage).

              (f) If during the Second Escrow Period:

                   (i) all indebtedness of the Company under the Notes shall
              have been repaid and all other obligations under the Notes duly performed in full,

                   (ii) the Shareholders present the Investors with a Bona Fide
              Offer at a purchase price per Warrant or Warrant Share which, when multiplied by the number of Initial Warrants, would be $32,600,000 or more, and

                   (iii) those Investors who choose to accept the Bona Fide
              Offer have all Warrants and Warrant Shares that they elect to sell (including Additional Warrants, if any) actually purchased by the offeror in accordance with the terms of the Bona Fide Offer, then Additional Warrants to purchase 604,456 Warrant Shares (subject to adjustment pursuant to the terms of the Warrants) shall be distributed to the Shareholders as a group (in proportion to their respective Shareholder Percentage).

         4.3 RESCISSION. Any distribution of Additional Warrants or Warrant Shares to the Shareholders out the Escrow Fund pursuant to this Article Section 4 shall be rescinded and Additional Warrants and Warrant Shares so received by the Shareholders shall be transferred free of all liens, claims or other encumbrances back to the Escrow Agent for distribution to the Investors as a group (in proportion to their respective Investor Percentage) in accordance with
Section 4.1(b) hereof if at any time after the occurrence of a Triggering Event either (a) the payment by the Company of any portion of the principal of, interest on or premium with respect to the Notes is rescinded or must otherwise be restored or returned by any Investor to the Company or any representative or fiduciary of the Company or any creditor of the Company for any reason, including upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or as a result of the appointment of a receiver, conservator, trustee or similar officer for the Company or any substantial part of its property or otherwise or (b) the payment by the Company or any other Person of any portion of the purchase price of Warrants or Warrant Shares pursuant to a Bona Fide Offer is rescinded or must otherwise be restored or returned by any Investor to the Company or such Person or any representative or fiduciary or any creditor thereof for any reason, including upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or such Person or as a result of the appointment of a receiver, conservator, trustee or similar officer for the Company or such person or any substantial part of its property or otherwise (excluding the occurrence of any of the foregoing if initiated by the Investors).

5.    PROCEDURE FOR DISTRIBUTIONS FROM THE ESCROW FUND.

         5.1 ESTABLISHMENT OF RIGHTS TO DISTRIBUTION OF THE ESCROW FUND. Notwithstanding anything in Sections 3 or 4 hereof to the contrary, whenever the provisions of this Agreement call for a distribution of any portion of the Escrow Fund, the relative rights of the Investors as a group and the Shareholders as a group shall be established by applying the relevant provisions of this Agreement in accordance with the following procedure:

              (a) Any Investor or Shareholder shall have the right to demand from the Escrow Agent in writing (the "Initial Demand") that Additional Warrants be distributed to the Investors or the Shareholders by giving the Escrow Agent written notice thereof, which Initial Demand must specify in reasonable detail:

              (i) the provision of this Agreement giving the demanding party the right to such distribution and the basis for such demand in terms of the documented occurrence or non-occurrence of particular Measuring Events or Triggering Events, and

              (ii) the amount of Additional Warrants that the requesting Investor or Shareholder demands to have distributed out of the Escrow Fund to the Investors as a group and the Shareholders as a group.

              (b) Upon receipt of an Initial Demand the Escrow Agent shall promptly deliver copies thereof to all Investors and Shareholders and to the Company;

              (c) Each Investor and Shareholder and the Company shall then have a period of 30 days after receipt of the Initial Demand to dispute it in writing (the "Protest Notice") by giving the Escrow Agent written notice thereof, which Protest Notice must specify in reasonable detail:

              (i) the basis for such Investor or Shareholder disputing the Initial Demand in terms of the documented occurrence or non-occurrence of particular Measuring Events or Triggering Events or other relevant circumstances, and

              (ii) the amount of Additional Warrants that the disputing Investor or Shareholder demands to have distributed out of the Escrow Fund to the Investors as a group and the Shareholders as a group.

              (d) If any Protest Notice is delivered to the Escrow Agent within the period set forth in clause (c) above, the Escrow Agent shall set aside a portion of the Escrow Fund equal to the Additional Warrants (and/or Warrant Shares) to which the Initial Demand relates and shall not release them until the Escrow Agent shall have received a joint written direction from the Investors and the Shareholders or a binding arbitration award with respect to the underlying dispute as provided in clause (f).

              (e) If no Protest Notice is delivered within the period set forth in clause (c) above, the Initial Demand shall be deemed to have been acknowledged and assented to by all Investors and Shareholders and the Escrow Agent shall proceed promptly with the distribution of a portion of the Escrow Fund equal to the Additional Warrants (and/or Warrant Shares) to which the Initial Demand related in accordance with the relevant provisions of this Agreement and otherwise in the manner set forth in the Initial Demand to the Investors as a group (in proportion to Investor Percentages) and/or to the Shareholders as a group (in proportion to Shareholder Percentages).

              (f) If the Initial Demand is disputed through delivery of a Protest Notice within the period set forth in clause (c) above, the Investors, the Shareholders and the Company shall promptly cooperate in good faith for the purpose of resolving the dispute, which resolution, if in writing and approved by Required Investor Action and Required Shareholder Action, shall be binding upon all parties to this Agreement and not subject to further dispute or review. If the parties cannot resolve the dispute to their mutual satisfaction within forty-five (45) days after the expiration of the 30-day period set forth in clause (c) above, then as their exclusive method of resolving such dispute, the Investors, the Shareholders and the Company shall resort to the Arbitration Process. This provision for arbitration shall be specifically enforceable by the parties, and the determination of the Arbitrator in accordance with the provisions hereof shall be final and binding upon the parties with no right of appeal therefrom.

         5.2 FINAL DISTRIBUTION OF ESCROW FUND. This Agreement shall terminate 30 days after the second anniversary of the Date of Issuance (the "Final Escrow Date"); PROVIDED, HOWEVER, that if there are outstanding disputes concerning disposition of the Escrow Fund on such date, this Agreement shall continue in effect until the date on which all disputes shall have been disposed of in accordance with Section 5.1. On the Final Escrow Date, (a) if no Initial Demand has been received by the Escrow Agent, the entire balance of the Escrow Fund, if any, not previously distributed to the Investors or the Shareholders shall be distributed to the Investors as a group (in proportion to Investor Percentages) and (b) if any portion of the Escrow Fund has been set aside pursuant to Section 5.1(d) above, such portion will continue to be held by the Escrow Agent until distribution thereof can be made as provided in Section 5.1, but the Escrow Agent shall distribute the balance, if any, of the Escrow Fund to the Investors as a group (in proportion to Investor Percentages).

6.    REPRESENTATION AND WARRANTIES.

         Each of the parties to this Agreement severally hereby represent and warrant to each other party hereto that, as of the Date of Issuance and as of the date of any distribution of any portion of the Escrow Fund, such party has full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby; this Agreement and each agreement, document and instrument to be executed and delivered by such party pursuant to or as contemplated by this Agreement constitute, or when executed and delivered by such party will constitute, valid and binding obligations of the party, enforceable in accordance with their respective terms.

7.    THE ESCROW AGENT

         7.1 THE ESCROW AGENT. Notwithstanding anything herein to the contrary, the Escrow Agent shall promptly dispose of all or any part of the Escrow Fund as directed in writing jointly signed by the Investors and the Shareholders. The reasonable fees and expenses of the Escrow Agent, including the fees and disbursements of its counsel, if any, in connection with its performance of this Agreement shall be paid by the Company. The Escrow Agent shall not be liable for, and the Shareholders and the Investors shall jointly and severally indemnify the Escrow Agent against, any losses or claims arising out of any action taken or omitted in good faith hereunder and upon the advice of counsel, except for its own gross negligence or willful misconduct. The Escrow Agent may decline to act and shall not be liable for failure to act if in doubt as to its duties under this Agreement. The Escrow Agent may act upon any instrument or signature reasonably believed by it to be genuine and may assume that any person purporting to give any notice or instruction hereunder, reasonably believed by it to be authorized, has been duly authorized to do so. The Escrow Agent's duties shall be determined only with reference to this Escrow Agreement and the Warrants and applicable laws, and the Escrow Agent is not charged with knowledge of, or any duties or responsibilities in connection with, any other document or agreement, including the Purchase Agreement or any agreements executed in connection therewith.

         The Escrow Agent shall have the right at any time to resign hereunder by giving written notice of its resignation to the parties hereto, at the addresses set forth herein or at such other address as the parties shall provide, at least thirty (30) Business Days prior to the date specified for such resignation to take effect. If the parties hereto do not designate a successor escrow agent within said thirty (30) Business Days, the Escrow Agent may appoint a successor escrow agent. Upon the effective date of such resignation, all cash and other payments and all other property then held by the Escrow Agent hereunder shall be delivered by it to such successor escrow agent or as otherwise shall be designated in writing by the parties hereto.

         In the event that the Escrow Agent should at any time be confronted with inconsistent or conflicting claims or demands by the parties hereto, the Escrow Agent shall have the right to interplead said parties in any court of competent jurisdiction and request that such court determine such respective rights of the parties with respect to this Escrow Agreement, and upon doing so, the Escrow Agent shall be released from any obligations or liability to either party as a consequence of any such claims or demands.

         The Escrow Agent may execute any of its powers or responsibilities hereunder and exercise any rights hereunder, either directly or by or through its agents or attorneys. The Escrow Agent shall not be responsible for and shall not be under a duty to examine into or pass upon the validity, binding effect, execution or sufficiency of this Escrow Agreement or of any agreement amendatory or supplemental hereto.

         The Company, the Shareholders and the Investors acknowledge and agree that the Escrow Agent (i) shall not be responsible for any of the agreements referred to herein but shall be obligated only for the performance of such duties as are specifically set forth in this Escrow Agreement; (ii) shall not be obligated to take any legal or other action hereunder which might in its judgment involve any expense or liability unless it shall have been furnished with acceptable indemnification; (iii) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction, instrument, statement, request or document furnished to it hereunder and reasonably believed by it to be genuine and to have been signed or presented by the proper person, and shall have no responsibility for determining the accuracy thereof, and (iv) may consult counsel satisfactory to it, including house counsel, and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion of such counsel.

         Neither the Escrow Agent nor any of its directors, officers or employees shall be liable to anyone for any action taken or omitted to be taken by it or any of its directors, officers or employees hereunder except in the case of gross negligence or willful misconduct. The Company, the Shareholders and the Investors, jointly and severally, covenant and agree to indemnify the Escrow Agent and hold it harmless without limitations from and against any loss, liability or expense of any nature incurred by the Escrow Agent arising out of or in connection with this Agreement or with the administration of its duties hereunder, including but not limited to legal fees and other costs and expenses of defending or preparing to defend against any claim or liability in the premises, unless such loss, liability or expense shall be caused by the Escrow Agent's willful misconduct or gross negligence. In no event shall the Escrow Agent be liable for indirect, special or consequential damages.

         The Company, the Shareholders and the Investors, jointly and severally, agree to assume any and all obligations imposed now or hereafter by any applicable tax law with respect to payments from the Escrow Fund under this Agreement, and to indemnify and hold the Escrow Agent harmless from and against any taxes, additions for late payment, interest, penalties and other expenses, that may be assessed against the Escrow Agent on any such payment or other activities under this Agreement. The Company, the Shareholders and the Investors undertake to instruct the Escrow Agent in writing with respect to the Escrow Agent's responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting in connection with its acting as Escrow Agent under this Agreement. The Company, the Shareholders and the Investors, jointly and severally, agree to indemnify and hold the Escrow Agent harmless from any liability on account of taxes, assessments or other governmental charges, including without limitation the withholding or deduction or the failure to withhold or deduct same, and any liability for failure to obtain proper certifications or to properly report to governmental authorities, to which the Escrow Agent may be or become subject in connection with or which arises out of this Agreement, including costs and expenses (including reasonable legal fees), interest and penalties.

         The Company agrees to pay or reimburse the Escrow Agent for any legal fees incurred in connection with the preparation of this Agreement and to pay the Escrow Agent's reasonable compensation for its normal services hereunder in accordance with the fee schedule set forth in the letter attached hereto as EXHIBIT E. The Escrow Agent shall be entitled to reimbursement on demand for all reasonable expenses incurred in connection with the administration of the escrow created hereby which are in excess of its compensation for normal services hereunder, including without limitation, payment of any legal fees incurred by the Escrow Agent in connection with resolutions of any claim by any party hereunder.

8.    MISCELLANEOUS

         8.1 GOVERNING LAW AND FORUM. This Agreement shall be governed by the laws of State of Florida without regard to principles of conflicts of laws thereof. Each of the Company, the Investors and the Shareholders (a) hereby irrevocably submits themselves to the jurisdiction of the state courts of the State of Florida and to the jurisdiction of the United States District Courts for the District of Florida, for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement or any part or parts hereof, and (b) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that they are not subject personally to the jurisdiction of the above-named courts, that their property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. Each of the Company, the Investors and the Shareholders hereby consent to service of process by registered mail at the address to which notices are to be given. Each of the Company, the Investors and the Shareholders agree that their submission to jurisdiction and their consent to service of process by mail is made for the express benefit of the other parties hereto. Final judgment against any party hereto in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit, action or proceeding on the judgment, a certified or true copy of which shall be conclusive evidence of the fact and of the amount of any liability of such party therein described or in any other manner provided by or pursuant to the laws of such other jurisdiction. Except with respect to the enforcement of a final judgment as set forth in the immediately preceding sentence, each of the Company, the Investors and the Shareholders agree that any action, suit or other proceeding arising out of or based upon this Agreement, whether at law or in equity, shall be brought and maintained exclusively in the courts referenced in this Section 8.1 and the appellate courts thereto, as applicable.

         8.2 NOTICES, ETC. Except as otherwise provided in this Agreement, notices and other communications under this Agreement shall be in writing and shall be delivered by courier, or mailed by a nationally recognized overnight courier, postage prepaid, addressed, (a) if to any of the Investors, at the address specified on the signature pages attached hereto or such other address as the Investor shall have furnished to the other parties hereto in writing, or
(b) if to any of the Shareholders, at the address specified on the signature pages attached hereto or such other address as the Shareholder shall have furnished to the other parties hereto in writing, or (c) if to the Company, at its address set forth on the signature page attached hereto, to the attention of the Chief Executive Officer, or at such other address, or to the attention of such other officer, as the Company shall have furnished to the other parties hereto in writing, or (d) if to the Escrow Agent, at its address set forth on the signature pages hereto or such other address as the Escrow Agent shall have furnished to the other parties hereto in writing.

         8.3 PRIOR AGREEMENTS SUPERSEDED. This Agreement supersedes all prior understandings and agreements among the parties relating to the subject matter hereof.

         8.4 ASSIGNABILITY. This Agreement shall be binding upon and enforceable by, and shall inure to the benefit of (a) the Investors and their respective successors and permitted assigns, (b) the Shareholders and their respective successors and permitted assigns and (c) the Company and its successors and permitted assigns. Notwithstanding the foregoing, nothing in this Agreement is intended to give any person not named herein the benefit of any legal or equitable right, remedy or claim under this Agreement, except as expressly provided herein.

         8.5 CAPTIONS AND GENDER. The captions in this Agreement are for convenience only and shall not affect the construction or interpretation of any term or provision hereof. The use in this Agreement of the masculine pronoun in reference to a party hereto shall be deemed to include the feminine or neuter pronoun, as the context may require.

         8.6 EXECUTION IN COUNTERPARTS. For the convenience of the parties and to facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

         8.7 NON-WAIVER. The failure in any one or more instances of a party hereto to insist upon performance of any of the terms, covenants or conditions of this Agreement, to exercise any right or privilege conferred in this Agreement or the waiver by said party of any breach of any of the terms, covenants or conditions of this Agreement, shall not be construed as a subsequent waiver of any such terms, covenants, conditions, rights or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

         8.8 AMENDMENTS. This Agreement (including EXHIBIT B) may not be amended or modified except in writing by Required Investor Action, Required Shareholder Action and the Company. Should the Investors and the Shareholders attempt to change this Agreement in a manner that would either increase the duties or responsibilities of the Escrow Agent or that, in the sole and absolute discretion of the Escrow Agent, it deems undesirable, the Escrow Agent may resign as Escrow Agent in accordance with the terms of Article 7 above.

         8.9 WAIVER OF JURY TRIAL. THE INVESTORS AND THE SHAREHOLDERS HEREBY WAIVE TRIAL BY JURY IN ANY LITIGATION, SUIT OR PROCEEDING, IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT, THEREOF; PROVIDED, HOWEVER, THAT WITH RESPECT TO ANY COMPULSORY COUNTERCLAIM, EACH PARTY HERETO SHALL HAVE THE RIGHT TO RAISE SUCH COMPULSORY COUNTERCLAIM IN ANY SUCH LITIGATION.

                                  [End of Text]

                                ESCROW AGREEMENT
                             COMPANY SIGNATURE PAGE


         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                          OUTSOURCE INTERNATIONAL, INC.,
                                          a Florida corporation

                                          By:/s/ PAUL M. BURRELL
                                          ------------------------
                                            Name:  Paul M. Burrell
                                            Title: President


                                         Address: 1144 East Newport Center Drive
                                                  Deerfield Beach, FL 33442

                                         Telephone: (954) 418-6200
                                         Telecopy:  (954) 418-3365

                                ESCROW AGREEMENT
                            INVESTORS' SIGNATURE PAGE

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                         TRIUMPH-CONNECTICUT
                                         LIMITED PARTNERSHIP

                                         By: Triumph-Connecticut Capital
                                             Advisors, L.P., its general partner

                                         By:
                                            ---------------------------
                                            Name:
                                            Title:

                                         Address:  Sixty State Street
                                                   21st Floor
                                                   Boston, MA 02109

                                         Telephone:(617) 557-6000
                                         Telecopy: (617) 557-6020


                                         BACHOW INVESTMENT
                                         PARTNERS III, L.P.

                                         By: Bala Equity Partners, L.P.,
                                             its general partner

                                         By: Bala Equity, Inc., its general
                                             partner

                                         By:
                                            ---------------------------
                                            Name:
                                            Title:

                                         Address:  Three Bala Plaza East
                                                   5th Floor
                                                   Bala Cynwyd, PA 19004

                                         Telephone:(610) 660-4900
                                         Telecopy: (610) 660-4930

                                ESCROW AGREEMENT
                          SHAREHOLDERS' SIGNATURE PAGE

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                          -------------------------------------
                                          Paul M. Burrell

                                          Address: 1144 East Newport Center Dr.
                                                   Deerfield Beach, FL 33442

                                          Telephone:  (954) 418-6200
                                          Telecopy:   (954) 418-3365


                                          -------------------------------------
                                          Robert A. Lefcort

                                          Address:  1144 East Newport Center Dr.
                                                    Deerfield Beach, FL 33442

                                          Telephone:  (954) 418-6200
                                          Telecopy:   (954) 418-3365


                                          -------------------------------------
                                          Robert A. Lefcort as Co-Trustee of the
                                          Robert A. Lefcort Irrevocable Trust
                                          dated February 28, 1996

                                          Address: 1144 East Newport Center Dr.
                                                   Deerfield Beach, FL 33442

                                          Telephone:  (954) 418-6200
                                          Telecopy:   (954) 418-3365

                                ESCROW AGREEMENT
                           ESCROW AGENT SIGNATURE PAGE

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                          STATE STREET BANK AND TRUST
                                          COMPANY OF CONNECTICUT,
                                          NATIONAL ASSOCIATION

                                          By:
                                             ---------------------------
                                          Name:
                                          Title:

                                          Address:   750 Main Street
                                                     Hartford, Connecticut 06103

                                          Telephone:  (860) 244-1822
                                          Telecopy:   (860) 244-1889

                                    EXHIBIT A

NAME OF INVESTOR                                INVESTOR PERCENTAGE

Triumph-Connecticut Limited Partnership               56%

Bachow Investment Partners III, L.P.                  44%

                                                                       EXHIBIT B

NAME OF SHAREHOLDER                SHAREHOLDER PERCENTAGE

Paul M. Burrell                           11.57%
Robert A. Lefcort                          2.11%
Robert A. Lefcort Trust                    1.05%

Lawrence H. Schubert Trust                 9.27%
Nadya Schubert Trust                       9.27%

Alan E. Echubert                          26.06%
Matthew B. Schubert                        1.02%
Mindi Wagner                               1.03%
Matthew Schubert Trust                     4.67%
Jason D. Schubert Trust                    5.69%

Louis A. Morelli                          12.93%
Margaret Janisch                           4.78%
Margaret Janisch Trust                     1.03%
Louis J. Morelli                           3.74%
Louis J. Morelli Trust                     1.02%
Raymond S. Morelli                         4.76%
                                         -------
TOTAL                                    100.00%
                                         =======

================================================================================

                              COMMON STOCK WARRANT

                          TO PURCHASE COMMON STOCK OF

                         OUTSOURCE INTERNATIONAL, INC.


                             Certificate No. W-____

                               February 21, 1997

================================================================================

                                TABLE OF CONTENTS

                                                                            PAGE

ARTICLE I - DEFINITIONS ..............................................         1

ARTICLE II - WARRANT EXERCISE PRICE AND EXERCISE OF WARRANTS .........         6
  Section 2.1  Manner of Exercise ....................................         6
  Section 2.2  Payment of Taxes ......................................         7
  Section 2.3  Fractional Shares of Common Stock .....................         7
  Section 2.4  Certain Rights and Obligations of Holders .............         8
  Section 2.5  Reservation of Warrant Shares .........................         8
  Section 2.6  No Impairment .........................................         8

ARTICLE III - TRANSFERS, EXCHANGE ....................................         8
  Section 3.1  Exchange and Transfer of Warrant Certificates .........         8
  Section 3.2  Division and Combination ..............................         9
  Section 3.3  Lost, Stolen, Mutilated or Destroyed Warrants .........         9
  Section 3.4  Cancellation of Warrant................................         9

ARTICLE IV - ADJUSTMENTS, NOTICE PROVISIONS; PAYMENT OF CASH DIVIDENDS         9
  Section 4.1  Subdivisions and Combinations .........................         9
  Section 4.2  Certain Other Distributions ...........................        10
  Section 4.3  Issuance of Additional Shares .........................        11
  Section 4.4  Issuance of Warrants, Options or Other Rights .........        13
  Section 4.5  Issuance of Convertible Securities ....................        13
  Section 4.6  Adjustment of Number of Warrant Shares ................        14
  Section 4.7  Other Provisions Applicable to Adjustments
               under this Section ....................................        14
  Section 4.8  Reorganization, Reclassification, Merger,
               Consolidation or Disposition of Assets ................        16
  Section 4.9  Payment of Dividends ..................................        17
  Section 4.10 Verification of Computations ..........................        17
  Section 4.11 Notice of Certain Actions .............................        18

ARTICLE V - REPURCHASE ...............................................        18
  Section 5.1  Conditions of Repurchase ..............................        18
  Section 5.2  Repurchase Price and Payment ..........................        19

ARTICLE VI - MISCELLANEOUS ...........................................        19
  Section 6.1  Changes to Agreement ..................................        19
  Section 6.2  Assignment ............................................        20
  Section 6.3  Notices, Etc ..........................................        20
  Section 6.4  Defects in Notice .....................................        20
  Section 6.5  Governing Law and Forum ...............................        20

                                      (i)

                                                                            PAGE
                                                                            ----

  Section 6.6  Standing...............................................        21
  Section 6.7  Headings...............................................        21
  Section 6.8  WAIVER OF JURY TRIAL ..................................        21

SIGNATURES

Exhibit A Subscription Agreement
Exhibit B Assignment Form

                                      (ii)

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR PURSUANT TO THE SECURITIES OR "BLUE SKY" LAWS OF ANY STATE. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE ASSIGNED, EXCEPT IN ACCORDANCE WITH APPLICABLE "BLUE SKY" LAWS AND PURSUANT TO (I) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER SUCH ACT, (II) RULE 144 OR RULE 144A UNDER SUCH ACT, OR (III) ANY OTHER EXEMPTION FROM REGISTRATION UNDER SUCH ACT RELATING TO SUCH ACT, PROVIDED THAT, IF REQUESTED BY THE COMPANY, AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM AND SUBSTANCE IS FURNISHED TO THE COMPANY THAT AN ON FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE.

Date of Issuance: February 21, 1997                         Certificate No. W-__

                                    WARRANT

                     To Purchase Shares Of Common Stock Of

                         OUTSOURCE INTERNATIONAL, INC.

FOR VALUE RECEIVED, OutSource International, Inc., a Florida corporation (the "Company"), hereby grants to __________________ (the "Purchaser"), or registered assigns, the right to purchase from the Company _____________ shares of the Company's Common Stock (as hereinafter defined), at a purchase price of $0.01 per share, all on the terms and conditions and pursuant to the provisions hereinafter set forth. Certain capitalized terms used herein are defined in
Article I hereof. The amount of securities purchasable pursuant to the rights granted hereunder and the purchase price for such securities are subject to adjustment pursuant to the provisions contained in this Warrant.

                             ARTICLE I - DEFINITIONS

     In addition to any terms defined elsewhere herein, as used in this warrant the following terms have the respective meanings set forth below:

     "AASI" Shall mean that certain agreement among shareholders and investors, dated February 21, 1997, by and among the company, each of its current shareholders and each of the holders of Warrants.

     "Approval Process" shall mean the process to be used by the Company and the Holder to determine the Current Value in the event that there is a dispute regarding such Current

Value as follows: the Company and the Holder shall choose a nationally recognized, independent investment bank (the "Appraiser") mutually acceptable to such parties, which will determine the Current Value and deliver to each party a fairness opinion with respect to such Current Value. If the parties cannot agree on a mutually acceptable Appraiser, each of the Company and the Holder shall select a third nationally recognized investment banking firm, the two firms so selected shall select a third nationally recognized investment banking firm, and such third firm shall be the Appraiser; PROVIDED, HOWEVER, that if the Approval Process in a particular instance relates to a dispute involving holders of warrants issued pursuant to the Purchase Agreement to the "Purchasers" (as defined therein) in addition to the Holder, then all such holders (including the Holder) must act as a group with the approval of two-thirds-in-interest of all such holders) All expenses with respect to the Approval Process shall be borne by the Company. The Appraiser will consider the cost of the appraisal and fairness opinion when determining the Current Value. The Approval Process shall proceed on a timely basis with all parties using their best efforts to resolve such disputes as soon as practicable.

     "Assigned Value" shall mean initially $8.87, subject to adjustment pursuant to Article IV hereof.

     "Business Day" shall mean any day that is not a Saturday or Sunday or a day on which banks are required or permitted to be closed in the State of New York.

     "Charter Documents" shall mean the Company's Articles of Incorporation and the Company's by-laws, each as amended and in effect from time to time.

     "Closing Price" on any date shall mean the last sale price of the Common Stock reported in THE WALL STREET JOURNAL or other trade publication regular way or, in case no such reported sale takes place on such date, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is admitted to trading or listed if that is the principal market for the Common Stock or, if not listed or admitted to trading on any national securities exchange or if such national securities exchange is not the principal market for the Common Stock, the last sale price as reported by the Nasdaq Stock Market ("NASDAQ") or its successor, if any, or if the Common Stock is not so reported, the average of the reported bid and asked prices in the over-the-counter market, as furnished by the National Quotation Bureau, Inc., or if such firm is not then engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business and selected by the Holder or, if there is no such firm, as furnished by any NASD member selected by the Holder.

     "Commission" or "SEC" shall mean the Securities and Exchange Commission on or any other federal agency then administering the Securities Act, the Exchange Act and other federal securities laws.

     "Common Stock" shall mean the Company's Common Stock, par value $0.001 per share, and any capital stock of any class of the Company hereafter authorized which is not limited to a fixed sum or Percentage of par, stated or liquidation value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Company.

     "Company" shall mean OutSource International, Inc., a Florida corporation, and any successor to the business or assets thereof.

     "Company Sale" shall mean any merger or consolidation of the Company, sale of substantially all outstanding Common Stock, sale of all or substantially all of the assets of the Company or a recapitalization transaction.

     "Convertible Securities" shall mean any and all evidences of indebtedness, shares of capital stock or other securities which are convertible or exercisable into or exchangeable for, with or without payment of additional consideration in cash or property, Common Stock, either immediately or upon the occurrence of a specified date or a specified event or events, other than the Warrants.

     "Current Value" as of any given date shall mean the fair market value of the Common Stock on such date determined as follows: (a) if there has been a Qualified Public Offering, the Company has a Qualified Public Float and the Closing Price for the Common Stock is available, the average of the daily Closing Price of the Common Stock for the twenty (20) consecutive Trading Days ending on the Trading Day immediately prior to the date of determination; PROVIDED, HOWEVER, that if there shall have occurred prior to the date of determination any event described in Sections 4.1 through 4.5 hereof which shall have become effective with respect to market transactions at any time (the "Market-Effect Date") on or within such 20-day period, the Closing Price for each Trading Day preceding the Market-Effect Date shall be adjusted, for purposes of calculating such average, by multiplying such Closing Price by a fraction, of which the numerator shall be the Assigned Value as in effect on the Trading day preceding the date of determination and the denominator of which shall be the Assigned Value as in effect on the Trading Day preceding the Market-Effect Date, it being understood that the purpose of this provision is to ensure that the effect of such event on the market price of the Common Stock shall, as nearly as possible, be eliminated in order that the distortion in the calculation of the Current Value may be minimized; or (b) if there has not been a Qualified Public Offering, the Company does not have a Qualified Public Float or the Closing Price for the Common Stock is not available, the Board of Directors of the Company and the Holder shall independently determine Current Value on the basis of an assumed Company Sale as a whole reflecting external market conditions and the unique characteristics of the Company, as if the Common Stock were freely tradeable in a liquid public market (i.e. without any discount for lack of liquidity or restrictions on free trading or due to the fact that the Company has no class of equity securities registered under the Exchange Act, if such is the case). The value of individual subsidiaries of the Company may be considered but any final determination of Current Value shall derive from a valuation of the Company and its subsidiaries taken as a whole. In the event that clause (b) above applies, each of the Board of Directors of the Company and the Holder shall deliver to the other a report stating the Current

Value as of a specified date and setting forth a brief statement as to the nature and scope of the examination or investigation upon which the determination of such Current Value was made. In the event that such reports disagree as to Current Value, the Company and the Holder shall promptly consult with each other to resolve such disagreement; PROVIDED that, at any time during such consultations, either the Board of Directors of the Company or the Holder may request that the parties determine Current Value pursuant to the Approval Process and upon such request each party shall be obligated to proceed with the Approval Process.

     "Current Warrant Price" shall mean, as of any date, the price at which a share of Common Stock may be purchased pursuant to this Warrant on such date, which initially shall be $0.01, subject to adjustment pursuant to Article IV.

     "Date of Issuance" shall mean the date of issuance of this Warrant set forth above; provided that the Date of Issuance shall be deemed to be the date of issuance of this Warrant regardless of the number of times new certificates representing the unexercised and unexpired rights formerly represented by this Warrant shall be issued.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

     "Exercise Period" shall mean the period during which this Warrant is exercisable pursuant to Section 2.1.

     "Expiration Date" shall mean February 20, 2002.

     "Holder" shall initially mean the Purchaser and, thereafter, any Person in whose name this Warrant is registered on the books of the Company maintained for such purpose.

     "Majority Holders" shall mean the Holders of Warrants exercisable for in excess of 66.667 % of the aggregate number of shares of Common Stock then purchasable upon exercise of all outstanding Warrants.

     "Notes" shall mean the Senior Subordinated Notes issued to the Purchasers on the Date of Issuance pursuant to the Purchase Agreement in the original aggregate principal amount of $25,000,000.

     "Other Property" shall have the meaning set forth in Section 4.8.

     "Person" shall mean any natural person, sole proprietorship, partnership, joint venture, trust, incorporated organization, limited liability company, association, corporation, institution, public benefit corporation, entity or government body (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, commission or department thereof).

     "Purchase Agreement" shall mean that certain Securities Purchase Agreement, dated as of February 21, 1997, among the Company, the Purchaser and the other parties thereto named therein, as modified, supplemented or amended from time to time.

     "Qualified Public Float" shall mean that the Common Stock is registered under Section 12 of the Exchange Act and the average of the daily Closing Price of the Common stock for thirty (30) consecutive Trading Days ending on the date of determination multiplied by the number of shares of Common Stock outstanding (excluding those held by affiliates as the term is defined under the Exchange
Act) and freely transferable in the public market is at least $30.0 million.

     "Qualified Public Offering" shall mean an underwritten public offering (i) pursuant to an effective registration statement under the Securities Act cover the offer and sale of Common Stock (ii) in which the proceeds received by the Company, net of underwriting discounts and commissions, equal or exceed $25.0 million, (iii) the initial public offering price per share of Common Stock is at least equal to the Assigned Value then in effect and (iv) at least one of the "lead" or managing underwriters is one of the so called "bulge bracket Wall Street firms".

     "Registration Rights Agreement" shall mean that certain Registration Rights Agreement, dated February 21, 1997, by and among the Company and each of the Holders of Common Stock Warrants.

     "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "Trading Day" with respect to the Common Stock means (i) if the Common Stock is quoted on NASDAQ or any similar system of automated dissemination of quotations of securities prices, a day on which trades may be made on such system, (ii) if the Common Stock is listed or admitted for trading on any national securities exchange, a day on which such national securities exchange is open for business, or (iii) otherwise any Business Day.

     "Transfer" shall mean any disposition of any Warrant or the shares of Common Stock acquired by the exercise of any purchase rights hereunder or of any interest in either thereof, which would constitute a sale thereof within the meaning of the Securities Act.

     "Common Stock Warrants" or "Warrant" shall mean this Warrant and the other Common Stock Warrants issued on the Date of Issuance pursuant to the Purchase Agreement, and all warrants to purchase Common Stock issued upon transfer, division or combination of, or in substitution for, any thereof.

     "Voting Securities" shall mean the Common Stock and any other class of equity securities of the Company which, pursuant to the Company's Charter Documents are entitled to notice of any shareholders' meeting or solicitation of consents and to vote upon matters submitted to shareholders for a vote.

     "Warrant Price" shall mean an amount equal to (i) the number of shares of Common Stock being purchased upon exercise of this Warrant pursuant to Section
2.1 hereof, multiplied by (ii) the Current Warrant Price as of the date of such exercise.

     "Warrant Shares" shall mean the shares of Common Stock purchasable or purchased by the Holder upon the exercise hereof.

           ARTICLE II- WARRANT EXERCISE PRICE AND EXERCISE OF WARRANTS

        Section 2.1 MANNER OF EXERCISE.

               (a) GENERAL. The Holder may exercise, in whole or in part (but not as to a factional share of Common Stock), the purchase rights represented by by this Warrant at any time and from time to time after the Date of Issuance to and including 5:00 p.m., New York City time, on the Expiration Date (such period, the "Exercise Period") on any Business Day.

               (b) SUBSCRIPTION AND PAYMENT OF WARRANT PRICE. In order to exercise this Warrant, in whole or in part, the Holder shall deliver to the Company at its principal office at 1144 East Newport Center Drive, Deerfield Beach, Florida 33442, or at the office or agency designated by Company pursuant to Section 6.3, (i) a written notice of election to exercise this Warrant substantially in the form of Subscription Agreement attached as EXHIBIT A to this Warrant (the "Subscription Agreement"), duly executed by the Holder exercising all or part of the purchase rights represented by this Warrant or such Holder's authorized agent or attorney, which notice shall specify the number of shares of Common Stock to be purchased, (ii) payment of the Warrant Price, (iii) this Warrant, and (iv) if this Warrant is not registered in the name of the Purchaser, an Assignment or Assignments substantially in the form of the Assignment attached as EXHIBIT B to this Warrant (the "Assignment") evidencing the assignment of this Warrant to the Person exercising all or part of the purchase rights represented hereby in which case the Holder shall have complied with all requirements of Section 3.1 hereof. Such Warrant Price shall be paid in full (i) by wire transfer, cash, check, or money order, payable in United States currency to the order of the Company, (ii) by the Holder authorizing the Company to withhold from issuance that number of shares of Warrant Shares issuable upon such exercise of this Warrant which when multiplied by the Assigned Value of the Warrant Shares is equal to the Warrant Price (and such withheld shares shall no longer be issuable under this Warrant) or (iii) by any combination of the foregoing.

               (c) DELIVERY OF CERTIFICATES. Upon receipt thereof, the Company shall, as promptly as practicable, and in any event within ten (10) Business Days thereafter, execute or cause to be executed and deliver or cause to be delivered to the Holder a certificate or certificates representing the aggregate number of shares of Common Stock issuable upon such exercise, together with cash in lieu of any fraction of a share, as hereinafter provided. The certificates so delivered shall be, to the extent possible, in such denomination or denominations as such Holder shall request in the notice and shall be registered in the name of such Holder or such other name as shall be designated in the notice. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and the Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such shares of Common Stock for all purposes, as of the date the notice, together with the Warrant Price and this Warrant, is received by the Company as described above. The issuance of certificates for shares of Common Stock shall be made without charge to the Holder for any issuance tax in respect thereof or other cost incurred by the Company in connection with such exercise and the related issuance of shares of Common Stock.

               (d) NEW WARRANTS. If the Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to the Holder a new Warrant evidencing the unexercised rights of the Holder to purchase the balance of the shares of Common Stock for which this Warrant is then exercisable, which new Warrant shall in all other respects be identical with this Warrant, or, at the request of the Holder, appropriate notation may be made on this Warrant and the same returned to the Holder. Notwithstanding any provision herein to the contrary, the Company shall not be required to register Warrant Shares issued hereunder in the name of any Person who acquired this Warrant (or part hereof) or any Warrant Shares otherwise than in accordance with this Warrant.

        Section 2.2 PAYMENT OF TAXES. All shares of Common Stock issuable upon the exercise of this Warrant pursuant to the terms hereof shall be validly issued, fully paid and non-assessable and free from all liens and charges with respect to the issuance thereof. The Company shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issue or delivery thereof; provided, however, that the Company shall not be required to pay any federal, state or local income taxes by the Holder in connection with the issuance or delivery of such shares. In addition, the Company shall not be required to pay any tax or other charge imposed in connection with any transfer involved in the issuance of any Warrant Shares issuable upon exercise of this Warrant in any name other than that of the Holder, and in such case the Company shall not be required to issue or deliver any certificate representing Warrant Shares until such tax or other charge has been paid or it has been established to the satisfaction of Company that no such tax or other charge is due.

        Section 2.3 FRACTIONAL SHARES OF COMMON STOCK. The Company shall not be required to issue fractional shares of Common Stock upon exercise of any Warrant. As to any fraction of a share of Common Stock which the Holder of one or more Warrants, the rights under which are exercised in the same transaction, would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction (which shall be deemed to be a fraction of the last share of Common Stock issued) in an amount equal to the same fraction of the Current Value per share of Common Stock on the date of exercise.

        Section 2.4 CERTAIN RIGHTS AND OBLIGATIONS OF HOLDERS. The Holders of the Warrants and the Warrant Shares shall (a) have such rights with respect to the registration thereof under the Securities Act as are set forth in the Registration Rights Agreement and such rights with respect to corporate governance of the Company and transactions involving Common Stock as are set forth in the AASI and (b) have such obligations with respect to the sale of a portion of this Warrant and/or the Warrant Shares as are set forth in the Call Agreement.

        Section 2.5 RESERVATION OF WARRANT SHARES. The Company shall at all times reserve and keep available, free from preemptive rights, for issuance upon the exercise of Warrants, the maximum number of its authorized but unissued shares or treasury shares, or both, of Common Stock which may then be issuable upon the exercise in full of all outstanding Warrants. The Company shall from time to time take all action which may be necessary or appropriate so that the Warrant Shares, immediately upon their issuance following an exercise of Warrants, will be listed or quoted, as the case may be, on the principal securities exchanges or markets within the United States of America, if any, on which other shares of Common Stock are then listed.

        Section 2.6 NO IMPAIRMENT. The Company shall not by any action, including, without limitation, amending its Charter Documents or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Warrants, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holders against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Warrant
Shares receivable upon the exercise of the Warrants above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable Warrant Shares upon the exercise of any Warrant, and (c) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under the Warrants. Notwithstanding the foregoing paragraph, the Company shall not be required to issue Warrant Shares upon the exercise of any Warrant if such issuance would result in a violation by the Company of any applicable law.

                       ARTICLE III - TRANSFERS, EXCHANGES

        Section 3.1 EXCHANGE AND TRANSFER OF WARRANT CERTIFICATES. The Warrants (and any Warrant Shares issued upon exercise of the Warrants) shall bear such restrictive legend or legends as may be required by the Purchase Agreement and as may be required by law and shall be transferable only in accordance with the terms of this Agreement, the Purchase Agreement and the AASI. Subject to such restrictions, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Holder, upon surrender of this Warrant with a properly executed Assignment at the principal office of the Company. Upon such surrender, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be canceled. A Warrant, if properly assigned in compliance herewith, may be exercised by a new Holder without having a new warrant issued.

        Section 3.2 DIVISION AND COMBINATION. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office or agency of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 3.1 as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

        Section 3.3 LOST, STOLEN, MUTILATED OR DESTROYED WARRANTS. If any Warrant shall be mutilated, lost, stolen or destroyed, the Company shall issue, execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Warrant, or in lieu of or in substitution for a lost, stolen or destroyed Warrant, a new Warrant representing equivalent rights of the Holder. If required by the Company, the Holder of the mutilated, lost, stolen or destroyed Warrant must provide indemnity sufficient to protect the Company from any loss which it may suffer if the Warrant is replaced. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

        Section 3.4 CANCELLATION OF WARRANT. Any Warrant surrendered upon the exercise or for exchange or transfer, or purchased or otherwise acquired by the Company, shall be canceled and shall not be reissued by the Company; and, except as provided herein in case of the partial exercise of the Warrants or upon an exchange or transfer, no Warrant shall be issued hereunder in lieu of such canceled Warrant. Any Warrant so canceled shall be destroyed by the Company.

     ARTICLE IV - ADJUSTMENTS, NOTICE PROVISIONS; PAYMENT OF CASH DIVIDENDS

        Section 4.1 SUBDIVISIONS AND COMBINATIONS. If at any time Company shall:

                 (a) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock;

                 (b) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock;

                 (c) issue any shares of equity securities pursuant to a reclassification of shares of Common Stock; or

                 (d) declare a dividend or make a distribution on outstanding shares of Common Stock in shares of Common Stock;

        (any of the events described in the foregoing clauses (a) through (d) an "Extraordinary Common Stock Event"), then the Current Warrant Price and the Assigned Value shall each be adjusted by multiplying the then effective Current Warrant Price or Assigned Value, as applicable, by a fraction, the numerator of which shall be the number of shares of Common Stock of all classes outstanding immediately before such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock of all classes outstanding immediately after such Extraordinary Common Stock Event, and the product so obtained shall thereafter be the Current Warrant Price and Assigned Value, respectively. The Current Warrant Price and Assigned Value, as so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events.

        Section 4.2 CERTAIN OTHER DISTRIBUTIONS. If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any dividend or other distribution of:

                 (a) cash (other than a cash distribution or dividend payable out of earnings or earned surplus legally available for the payment of dividends under the laws of the jurisdiction of incorporation of Company which the Holder shall receive pursuant to Section 4.9 hereof);

                 (b) any evidences of its indebtedness, any shares of its stock or any other securities or property of any nature whatsoever (other than cash, Convertible Securities or Common Stock); or

                 (c) any warrants or other rights to subscribe for or purchase any evidence of its indebtedness, any shares of its stock or any other securities or property of any nature whatsoever (other than cash, Convertible Securities or Common Stock);

then the Current Warrant Price and the Assigned Value shall each be adjusted, so that in each such event lawful and adequate provision shall be made so that the Holder shall receive upon exercise of this Warrant, in addition to the number of shares of Common Stock receivable thereupon, the amount or quantity of cash, evidences of indebtedness, securities, warrants, rights or other property which they would have received had this Warrant been exercised on the date of and immediately prior to such event and had they thereafter, during the period from the date of such event to and including the date of actual exercise of this Warrant, retained such cash, evidences of indebtedness, securities, warrants, rights or other property receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this Article IV with respect to the rights of the Holder of this Warrant. A reclassification of the Common Stock (other than a change in par value, or from par value to no par value or from no par value to par value) into shares of Common Stock and shares of any other class of stock shall be deemed a distribution by Company to the holders of its Common Stock of such shares of such other class of stock within the meaning of this Section 4.2 and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Common Stock within the meaning of Section 4.1.

        Section 4.3 ISSUANCE OF ADDITIONAL SHARES.

                 (a) Except as provided below in clause (b) of this Section 4.3, if the Company shall, at any time while this Warrant is outstanding, issue any additional shares of Common Stock of any class at a price per share less than the Assigned Value in effect immediately prior to such issuance or sale, then in each such case the Current Warrant Price or Assigned Value shall each be reduced to an amount determined by multiplying the Current Warrant Price or Assigned Value, as applicable, by a fraction:

                     (i) the numerator of which shall be (x) the number of shares of Common Stock outstanding (excluding treasury shares) immediately prior to the issuance of such additional shares of Common Stock, plus (y) the number of shares of Common Stock issuable upon exercise in full of all outstanding Warrants, plus (z) the number of shares of Common Stock which the net aggregate consideration received by the Company for the total number of such additional shares of Common Stock so issued would purchase at the Assigned Value (prior to adjustment), and

                     (ii) the denominator of which shall be (x) the number of shares of Common Stock outstanding (excluding treasury shares) immediately prior to the issuance of such additional shares of Common Stock, plus (y) the number of shares of Common Stock issuable upon exercise in full of all outstanding Warrants, plus (z) the actual number of such additional shares of Common Stock so issued.

        For the purpose of this Section 4.3(a), the issuance of any warrants, options or other subscription or purchase rights with respect to shares of Common Stock of any class and the issuance of any Convertible Securities (or the issuance of any warrants, options or any rights with respect to such Convertible Securities) shall be deemed an issuance at such time of such Common Stock if the Net Consideration Per Share (determined as provided in Section 4.7(a)) which may be received by the Company for such Common Stock shall be less than the Assigned Value at the time of such issuance and, except as hereinafter provided, an adjustment in each of the Current Warrant Price and Assigned Value shall be made upon each such issuance of warrants, options, rights or Convertible Securities in the manner provided in this

Section 4.3(a) as if such Common Stock were issued at such Net Consideration per Share. No adjustment of the Current Warrant Price or Assigned Value shall be made under this Section 4.3(a) upon the issuance of any additional shares of Common Stock which are issued pursuant to the exercise of any such warrants, options or other rights or pursuant to the exercise of any conversion or exchange rights in any such Convertible Securities if any adjustment shall previously have been made upon the issuance of such warrants, options or other rights or Convertible Securities. Any adjustment of the Current Warrant Price and Assigned Value made in accordance with this paragraph of this Section 4.3(a) shall be disregarded if, as, and when the rights to acquire shares of Common Stock upon exercise or conversion of the warrants, options, rights or Convertible Securities which gave rise to such adjustment expire or are canceled without having been exercised, so that the Current Warrant Price and Assigned Value, respectively, effective immediately upon such cancellation or expiration shall be equal to the Current Warrant Price and Assigned Value in effect immediately prior to the time of the issuance of the expired or canceled warrants, options, rights or Convertible Securities, with such additional adjustments as would have been made to that Current Warrant Price and Assigned Value had the expired or canceled warrants, options, rights or Convertible Securities never been issued. In the event that the terms of any warrants, options, other rights or Convertible Securities previously issued by the Company are changed (whether by their terms or for any other reason) so as to change the Net Consideration Per Share payable with respect thereto (whether or not the issuance of such warrants, options, rights or Convertible Securities originally gave rise to an adjustment of the Current Warrant Price and Assigned Value), the Current Warrant Price and Assigned Value shall be recomputed as of the date of such change, so that the Current Warrant Price and Assigned Value, respectively, effective immediately upon such change shall be equal to the Current Warrant Price and Assigned Value in effect at the time of the issuance of the warrants, options, rights or Convertible Securities subject to such change, adjusted for the issuance thereof in accordance with the terms thereof after giving effect to such change, and with such additional adjustments as would have been made to the Current Warrant Price and Assigned Value had the warrants, options, rights or Convertible Securities been issued on such changed terms.

                 (b) The terms of this Section 4.3 shall not apply to (i) the issuance by the Company of options to acquire up to an aggregate of 1,090,878 shares of Common Stock to employees, directors or consultants of the Company or any Subsidiary pursuant to stock purchase or stock option plans approved by the Board of Directors (including shares which may be issued under options to purchase an aggregate of 515,169 shares of Common Stock outstanding on the Date of Issuance) and the shares of Common Stock issuable upon exercise thereof (such number being subject to increase by the amount of shares purchasable under any outstanding options which are terminated without being exercised, and subject to adjustment for any stock dividend, stock split, subdivision, combination or other recapitalization of the Common Stock of the Company), so long as the exercise price of any such options granted after the Date of Issuance is not less than the Current Value at the time of grant or (ii) any issuance of Common Stock pursuant to the exercise of Warrants. The maximum number of shares which shall not be deemed to be an issuance of additional shares pursuant to the foregoing shall be subject to appropriate adjustment with respect to any as-yet unissued shares in the event of any Extraordinary Common Stock Event. No adjustment of the Current Warrant Price or the Assigned Value shall be made under paragraph (a) of this Section 4.3 under any of the circumstances which would constitute an Extraordinary Common Stock Event.

        Section 4.4 ISSUANCE OF WARRANTS, OPTIONS OR OTHER RIGHTS. If at any time the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a distribution of, or shall in any manner (whether directly or by assumption in a merger in which Company is the surviving corporation) issue or sell, any warrants, options or other rights to subscribe for or purchase any Common Stock or any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, then the Current Warrant Price and the Assigned Value shall each be adjusted as provided in Section 4.3 on the basis that the maximum number of shares of Common Stock issuable pursuant to all such warrants, options or other rights or necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued and outstanding and the Company shall have received all of the consideration payable therefor, if any, as of the date of issuance of such warrants, options or other rights. No further adjustment of the Current Warrant Price or Assigned Value shall be made upon the actual issuance of shares of Common Stock or Convertible Securities upon exercise of such warrants, options or other rights.

        Section 4.5 ISSUANCE OF CONVERTIBLE SECURITIES. If at any time Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a distribution of, or shall in any manner (whether directly or by assumption in a merger in which Company is the surviving corporation) issue or sell, any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, then the Current Warrant Price and the Assigned Value shall be adjusted as provided in
Section 4.3 on the basis that the maximum number of shares of Common Stock necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued and outstanding and the Company shall have received all of the consideration payable therefor, if any, as of the date of issuance of such Convertible Securities. No adjustment of the Current Warrant Price or the Assigned Value shall be made under this Section 4.5 upon the issuance of any Convertible Securities which are issued pursuant to the exercise of any warrants or other subscription or purchase rights therefor, if any such adjustment shall previously have been made upon the issuance of such warrants or other rights pursuant to Section 4.4. No further adjustments of the Current Warrant Price or the Assigned Value shall be made upon the actual issue of such shares of Common Stock upon (i) conversion or exchange of such Convertible Securities and, if any issue or sale of such Convertible Securities is made upon exercise of any warrant or other right to subscribe for or to purchase any such Convertible Securities for which adjustments of the number of shares of Common Stock for which this Warrant is exercisable and the Current Warrant Price and the Assigned Value have been or are to be made pursuant to other provisions of this Article IV, no further adjustments of the Current Warrant Price or the Assigned Value shall be made by reason of such issue or sale or (ii) the actual conversion or exchange of Convertible Securities at less than the Assigned Value at the time of such conversion or exchange if such Convertible Securities were initially issued at Assigned Value and no adjustment was required to be made at the time of such issuance pursuant to the provisions of this Article IV.

        Section 4.6 ADJUSTMENT OF NUMBER OF WARRANT SHARES. Upon each adjustment of the Current Warrant Price and Assigned Value pursuant to this Article IV, this Warrant shall thereupon evidence the right to purchase that number of Warrant Shares (calculated to the nearest hundredth of a share) obtained by multiplying the number of Warrant Shares purchasable immediately prior to such adjustment upon exercise of this Warrant by the Assigned Value in effect immediately prior to such adjustment and dividing the product so obtained by the Assigned Value in effect immediately after such adjustment.

        Section 4.7 OTHER PROVISIONS APPLICABLE TO ADJUSTMENTS UNDER THIS SECTION. The following provisions shall be applicable to the making of adjustments of the Current Warrant Price and the Assigned Value provided for in this Article IV:

                 (a) COMPUTATION OF CONSIDERATION. To the extent that any shares of Common Stock or any Convertible Securities or any warrants or other rights to subscribe for or purchase any additional shares of Common Stock or any Convertible Securities shall be issued for cash consideration, the consideration received by the Company therefor shall be deemed to be the amount of the cash received by the Company therefor, or, if such additional shares of Common Stock or Convertible Securities are offered by the Company for subscription, the subscription price, or, if such additional shares of Common Stock or Convertible Securities are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price (in any such case subtracting any amounts paid or receivable for accrued interest or accrued dividends and without taking into account any compensation, discounts or expenses paid or incurred by Company for and in the underwriting of, or otherwise in connection with, the issuance thereof). To the extent that such issuance shall be for a consideration other than cash, then, except as herein otherwise expressly provided, the amount of such consideration shall be deemed to be the fair value of such consideration at the time of such issuance as determined in good faith by the Board of Directors of the Company (excluding therefrom any director designated by the transferee thereof). In case any additional shares of Common Stock or any Convertible Securities or any warrants or other rights to subscribe for or purchase such additional shares of Common Stock or Convertible Securities shall be issued in connection with any merger in which Company issues any securities, the amount of consideration therefor shall be deemed to be the fair value, as determined in good faith by the Board of Directors of the Company (excluding therefrom any director designated by the transferee thereof for the purpose of voting on such matter but not for the purpose of determining whether a quorum is present at such meeting), of such portion of the assets and business of the nonsurviving corporation as such Board in good faith shall determine to be attributable to such additional shares of Common Stock, Convertible Securities, warrants or other rights, as the case may be. The Net Consideration Per Share which may be received by the Company for any additional shares of Common Stock issuable pursuant to any warrant, option or other subscription or purchase right or any Convertible Securities shall be determined as follows:

                     (i) The Net Consideration Per Share shall mean the amount equal to the total amount of consideration, if any, received by the Company for the issuance of such warrants, options, rights or Convertible Securities, plus the minimum amount of consideration, if any, payable to the Company upon exercise or conversion thereof, divided by the aggregate number of shares of Common Stock that would be issued if all such warrants, options or other rights or Convertible Securities were exercised or converted at such Net Consideration Per Share; and

                     (ii) The Net Consideration Per Share which may be received by the Company shall be determined in each instance as of the date of issuance of warrants, options, rights or Convertible Securities without giving effect to any possible future price adjustments or rate adjustments which may be applicable with respect to such warrants, options, rights or Convertible Securities and which are contingent upon future events; provided that in the case of an adjustment to be made as a result of a change in terms of such warrants, options, rights or Convertible Securities, the Net Consideration Per Share shall be recalculated as of the date of such change.

In case of the issuance at any time of any additional shares of Common Stock or Convertible Securities in payment or satisfaction of any dividends upon any class of stock other than Common Stock, the Company shall be deemed to have received for such additional shares of Common Stock or Convertible Securities a consideration equal to the amount of such dividend so paid or satisfied.

                 (b) WHEN ADJUSTMENTS SHALL BE MADE. The adjustments required by this Article IV shall be made whenever and as often as any specified event requiring an adjustment shall occur. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

                 (c) WHEN ADJUSTMENT NOT REQUIRED. If Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before such distribution, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

                 (d) WHEN ADJUSTMENTS CARRIED FORWARD. No adjustment in the Current Warrant Price or the Assigned Value in accordance with the provisions of this Article IV need be made unless such adjustment would amount to a change of at least 1% therein; PROVIDED, HOWEVER, that the amount by which any adjustment is not made by reason of the provisions of this Section 4.7(d) shall be carried forward and taken into account at the time of any subsequent adjustment in the Current Warrant Price or the Assigned Value.

                 (e) CERTIFICATE OF ADJUSTMENTS. Whenever any adjustment is to be made pursuant to this Article IV, the Company shall prepare and deliver to the Holder a certificate executed by the Chief Financial Officer of the Company at least fifteen (15) days prior thereto, such notice to include in reasonable detail (i) the events precipitating the adjustment, (ii) the computation of any adjustments (including a description of the basis on which the Board of Directors of the Company determined the fair value of any evidences of indebtedness, shares of stock, other securities or property or options, warrants or other subscription or purchase rights referred to in this Article IV), (iii) the Current Warrant Price and Assigned Value immediately before and immediately after the adjustment, and (iv) the number of shares of Common Stock or the securities or other property purchasable upon exercise of this Warrant before and after giving effect to such adjustment. Such Certificate shall be accompanied by the accountant's verification required by Section 4.10 hereof.

        Section 4.8 REORGANIZATION, RECLASSIFICATION, MERGER, CONSOLIDATION OR DISPOSITION OF ASSETS.

                 (a) In case Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another partnership or corporation, or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another partnership or corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("Other Property"), are to be received by or distributed to the holders of shares of Common Stock, then each Holder shall have the right thereafter to receive, in the Holder's sole and absolute discretion, either (i) a new Warrant from the successor company identical in substance and terms to this Warrant or (ii) a new warrant upon exercise of which the Holder would receive the number of shares of common stock or partnership interests of the successor or acquiring corporation or partnership or of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be agreed between the Company and the Holder of this Warrant in order to provide for adjustments of shares of Common Stock for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Article IV. For purposes of this Section 4.8, "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible, into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 4.8 shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.

                 (b) If the Common Stock issuable upon exercise of this Warrant shall be changed by the Company into the same or different number of shares of any class or classes of stock, whether by reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Article IV), then and in each such event the Holder shall have the right thereafter to exercise this Warrant for the kind and amount of shares of stock and other securities and property receivable upon such reclassification or other change, by holders of the number of shares of Common Stock for which this Warrant might have been exercised immediately prior to such reclassification or change, all subject to further adjustment as provided herein.

        Section 4.9 PAYMENT OF DIVIDENDS. If at any time when this Warrant is outstanding, the Company shall declare one or more dividends on its Common Stock payable in cash out of earnings or earned surplus legally available for the payment of dividends under the laws of the jurisdiction of incorporation of the Company, or payable in other property of the Company, the Company shall on the payment date or dates for such dividend or dividends make a special distribution in cash to the Holder of this Warrant on the record dated for such dividend or dividends in an amount equal to the product of (a) with respect to cash dividends, (i) the amount of cash to be paid pursuant to such dividend to each share of Common Stock then outstanding multiplied by (ii) the number of shares of Common Stock for which this Warrant is exercisable as of such record date or
(b) with respect to dividends payable in other property of the Company, (i) the fair market value (determined in good faith by the Company's Board of Directors) of such other property payable to each share of Common Stock then outstanding multiplied by (ii) the number of shares of Common Stock for which this Warrant is exercisable as of such record date.

        Section 4.10 VERIFICATION OF COMPUTATIONS. The Company shall select a nationally-recognized firm of independent public accountants (which may be the Company's regular accountants), which selection may be changed from time to time, to verify each computation and/or adjustment made in accordance with this
Article IV. The certificate, report or other written statement of any such firm shall be conclusive evidence of the correctness of any computation made under this Article IV. Promptly upon its receipt of such certificate, report or statement from such firm of independent public accountants, the Company shall deliver a copy thereof to the Holder.

        Section 4.11 NOTICE OF CERTAIN ACTIONS. In the event the Company shall:

                 (a) declare any dividend payable in stock to the holders of its Common Stock or make any other distribution in property other than cash to the holders of its Common Stock; or

                 (b) offer to the holders of its Common Stock rights to subscribe for or purchase any shares of any class of stock or any other rights or options; or

                 (c) effect any reclassification of its Common Stock (other than a reclassification involving merely the subdivision or combination of outstanding shares of Common Stock) or any capital reorganization or any consolidation or merger (other than a merger in which no distribution of securities or other property is made to holders of Common Stock), or any sale, transfer or other disposition of its property, assets and business substantially as an entirety, or the liquidation, dissolution or winding up of the Company;

then, in each such case, the Company shall cause notice of such proposed action to be mailed to the Holder at least thirty (30) days prior to such action. Such notice shall specify the date on which the books of the Company shall close, or a record be taken, for determining holders of Common Stock entitled to receive such stock dividend or other distribution or such rights or options, or the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, other disposition, liquidation, dissolution, winding up or exchange shall take place or commence, as the case may be, and the date as of which it is expected that holders of record of Common Stock shall be entitled to receive securities or other property deliverable upon such action, if any such date has been fixed.

                             ARTICLE V - REPURCHASE

        Section 5.1 CONDITIONS OF REPURCHASE.

                 (a) If on or prior to February 20, 2001, neither a Qualified Public Offering nor a Company Sale has been consummated, at any time between February 21, 2001, and February 20, 2003, (the "Optional Repurchase Date"), the Holder shall have the right to require the Company to purchase in whole or from time to time in part, this Warrant or, if applicable, the unexercised portion of this Warrant and, if this Warrant has been exercised in whole or in part prior to the Optional Repurchase Date, the Warrant Shares purchased upon such exercise or exercises in accordance with the following provisions. If the Holder desires to exercise its rights pursuant to this Article V, the Holder shall notify the Company in writing, indicating the number of Warrants and/or Warrant Shares to be repurchased in such combined amounts of Warrants and Warrant Shares representing at least 1,000 shares of Common Stock or integral multiples thereof. The Company shall use its best efforts to determine the Current Value as of the Optional Repurchase Date within 45 days after receipt of such notice and shall notify the Holder of the Current Value in writing promptly following its final determination. The Holder shall have the right to withdraw its notice of repurchase within ten (10) days after receipt of the notice of determination of the Current Value. The repurchase price shall be calculated and paid as set forth in Section 5.2 hereof. In the event that repurchase pursuant to this
Article V shall be unlawful in whole or in part for any reason, the obligation of the Company to make such repurchase shall continue in effect without restriction as to date or year until such time or times as such repurchase (or any portion thereof not yet made) shall no longer be unlawful, and the Company shall promptly make such repurchase at such time as it becomes lawful, to the extent it is lawful at that time.

        Section 5.2 REPURCHASE PRICE AND PAYMENT.

                 (a) The repurchase price shall be equal to the product of the Current Value multiplied by the sum of (i) the aggregate number of Warrant Shares for which the unexercised portion of this Warrant is then exercisable and which are to be repurchased pursuant to this Article V and (ii) the aggregate number of Warrant Shares purchased upon exercise of this Warrant which are to be repurchased pursuant to this Article V.

                 (b) The Holder shall surrender the certificate or certificates representing this Warrant and all Warrant Shares to be repurchased to the Company and thereupon the repurchase price as set forth in this Section 5.2 shall be paid to the order of the Holder. The repurchase price shall be payable at the option of the Company in cash or through delivery to the Holder of a promissory note (the "Put Note") with the following terms: (i) final maturity: three (3) years from date of issuance; (ii) interest: payable in cash quarterly in arrears at the rate of 13.0% per annum; (ii) principal amortization: ten (10) equal quarterly installments payable in cash, with the first installment due six
(6) months after the date of issuance and the last installment due on the final maturity date; and (iv) ranking: subordinated to senior indebtedness on substantially the same terms as the Notes. The Put Note shall contain such other terms and conditions at least as favorable to the Holder as the Notes and otherwise shall have such other terms and conditions as the Holder and the Company shall reasonably agree.

                           ARTICLE VI - MISCELLANEOUS

        Section 6.1 CHANGES TO AGREEMENT. The Company, when authorized by its Board of Directors, with the written consent of the Holder may amend or supplement this Agreement. The Company may, without the consent or concurrence of the Holder, by supplemental agreement or otherwise, make any changes or corrections in this Agreement that the Company shall have been advised by counsel (i) are required to cure any ambiguity or to correct any defective or inconsistent provision or clerical omission or mistake or manifest error herein contained, (ii) add to the covenants and agreements of the Company in this Warrant such further covenants and agreements thereafter to be observed, or
(iii) result in the surrender of any right or power reserved to or conferred upon the Company in this Warrant, in each case which changes or corrections do not and will not adversely affect, alter or change the rights, privileges or immunities of the Holder.

        Section 6.2 ASSIGNMENT. All the covenants and provisions of this Warrant by or for the benefit of the Company or the Holder shall bind and inure to the benefit of their respective successors and assigns.

        Section 6.3 NOTICES, ETC. Except as otherwise provided in this Agreement, notices and other communications under this Agreement shall be in writing and shall be delivered by courier, or mailed by a nationally recognized overnight courier, postage prepaid, addressed, (a) if to any of the Holders, at the address specified on the signature pages attached hereto or such other address as the Holder shall have furnished to the Company in writing, or (b) if to the Company, at its address set forth on the signature page attached hereto, to the attention of the Chief Executive Officer, or at such other address, or to the attention of such other officer, as the Company shall have furnished to the Holders in writing. This Agreement and the other Transaction Documents and all documents delivered in connection herewith or therewith embody the entire agreement and understanding between the Holders, and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

        Section 6.4 DEFECTS IN NOTICE. Failure to file any certificate or notice or to mail any notice, or any defect in any certificate or notice pursuant to this Agreement shall not affect in any way the rights of the Holder or the legality or validity of any adjustment made pursuant to Article IV hereof, or any transaction giving rise to any such adjustment, or the legality or validity of any action taken or to be taken by the Company.

        Section 6.5 GOVERNING LAW AND FORUM. This Warrant shall be governed by the laws of State of Florida without regard to principles of conflicts of laws thereof. Each of the Company and the Holders (a) hereby irrevocably submits itself to the jurisdiction of the state courts of the State of Florida and to the jurisdiction of the United States District Courts for the District of Florida, for the purpose of any suit, action or other proceeding arising out of or based upon this Warrant or any part or parts hereof brought by any of the parties hereto, (b) hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Warrant or the subject matter hereof may not be enforced in or by such court, and (c) hereby waives any offsets or counterclaims in any such action, suit or proceeding (other than compulsory counterclaims). Each of the Company and the Holders hereby consents to service of process by registered mail at the address to which notices are to be given. Each of the Company and the Purchasers agrees that its submission to jurisdiction and its consent to service of process by mail is made for the express benefit of the other parties hereto. Final judgment against any of the Company or the Holders in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit, action or proceeding on the judgment, a certified or true copy of which shall be conclusive evidence of the fact and of the amount of any indebtedness or liability of such party therein described or in any other manner provided by or pursuant to the laws of such other jurisdiction. Except with respect to the enforcement of a final judgment as set forth in the immediately preceding sentence, the Company agrees that any action, suit or other proceeding arising out of or based upon this Warrant, whether at law or in equity, shall be brought and maintained exclusively in the courts referenced in this Section 6.5 and the appellate courts thereto, as applicable.

        Section 6.6 STANDING. Nothing in this Warrant expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the Company and the Holder of any right, remedy or claim under or by reason of this Warrant or of any covenant, condition, stipulation, promise or agreement contained herein; and all covenants, conditions, stipulations, promises and agreements contained in this Agreement shall be for the sole and exclusive benefit of the Company and its successors, and the Holder.

        Section 6.7 HEADINGS. The descriptive headings of the articles and sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

        Section 6.8 WAIVER OF JURY TRIAL. EACH OF THE COMPANY AND THE HOLDER HEREBY WAIVES TRIAL BY JURY IN ANY LITIGATION, SUIT OR PROCEEDING, IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS WARRANT, OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT, THEREOF; PROVIDED, HOWEVER, THAT WITH RESPECT TO ANY COMPULSORY COUNTERCLAIM THE COMPANY OR THE HOLDER, AS APPLICABLE, SHALL HAVE THE RIGHT TO RAISE SUCH COMPULSORY COUNTERCLAIM IN ANY SUCH LITIGATION.

                                  [End of Text]

                                     WARRANT
                             COMPANY SIGNATURE PAGE

        IN WITNESS WHEREOF, this Agreement has been duly executed by the parties as of the day and year first above written.

                                        OUTSOURCE INTERNATIONAL, INC., a
                                        Florida Corporation

                                        By:
                                            ------------------------
                                            Name:  Paul M. Burrell
                                            Title: President

                                        Address: 1144 East Newport Center Drive
                                                 Deerfield Beach, FL 33442

                                        Telephone: (954) 418-6200
                                        Telecopy:  (954) 418-3365

                                     WARRANT
                            PURCHASER SIGNATURE PAGE

Accepted and Agreed as of the
  date first written above

BACHOW INVESTMENT
PARTNERS III, L.P.

By:  Bala Equity Partners, L.P., its
     general partner

By:  Bala Equity, Inc., its general
     partner

By:
    ---------------------
    Name:
    Title:

Address: Three Bala Plaza East
         5th Floor
         Bala Cynwyd, PA 19004

Telephone: (610) 660-4900
Telecopy:  (610) 660-4930

Attention:
           -------------------------

                                    EXHIBIT A
                             SUBSCRIPTION AGREEMENT

        The undersigned hereby irrevocably elects to exercise this Warrant and to purchase ________________ of the shares of Common Stock issuable upon the exercise of said Warrant, and requests that certificates for such shares of Common Stock be issued and delivered as follows:


ISSUE TO:
         -----------------------------------------------------------------------
                                      (NAME)


--------------------------------------------------------------------------------
                          (ADDRESS, INCLUDING ZIP CODE)


--------------------------------------------------------------------------------
                  (SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER)

DELIVER TO:
           ---------------------------------------------------------------------
                                      (NAME)

at
  ------------------------------------------------------------------------------
                          (ADDRESS, INCLUDING ZIP CODE)


        If the number of shares of Common Stock issued hereby is less than all the shares of Common Stock represented by this Warrant, the undersigned requests that a new Warrant representing the number of full shares of Common Stock not exercised be issued and delivered as set forth below.

        In full payment of the purchase price with respect to the shares of Common Stock exercised and transfer taxes, if any, the undersigned hereby tenders payment of $________ (i) by wire transfer, cash, certified check, cashiers check or money order payable in United States currency to the order of the Company, (ii) by authorizing the Company to withhold from such issuance a number of shares of Common Stock issuable upon exercise of the Warrant which when multiplied by the Current Value of the Common Stock is equal to the Warrant Price (and such withheld shares shall no longer be issuable under the Warrant), or (iii) by a combination of the foregoing.

                                SUBSCRIPTION FORM
                            PURCHASER SIGNATURE PAGE

Date: __________, __                              _____________________________
                                                          Signature
                                                  (Signature must conform in
                                                   all respects to name of
                                                   holder as specified on the
                                                   face of the Warrant.)

                                    EXHIBIT B

                                 ASSIGNMENT FORM

        FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the percentage of Common Stock Deemed Outstanding set forth below:

NAME AND ADDRESS OF ASSIGNEE         PERCENTAGE




and does hereby irrevocably constitute and appoint ______________________ attorney-in-fact to register such transfer on the books of OutSource International, Inc. maintained for the purpose, with full power of substitution in the premises.

Dated:_____________________         Print Name:________________________________

                                    Signature:_________________________________

                                    Witness:___________________________________


NOTICE: The signature on this assignment must correspond with the name as written upon the face of the within Warrant in every particular, without altercation or enlargement or any change whatsoever.

                                  EXHIBIT D.1

Acquisition to include Phoenix, Arizona d/b/a/ Labor Force under the following terms:

          Minimum Sales of $25 million

          EDITDA of $3 million

          Purchase Price of $15 million or a maximum of 5 times latest twelve months' EDITDA (pro forma for this acquisition)


                                  EXHIBIT D.2


                                APEX       STAND-BY     STAND-BY    STAFF MGMT.   LABOR WORLD   LABOR WORLD
                              ANDOVER    COL. SPRINGS    DENVER     NEW JERSEY     ATLANTA     SOUTH FLORIDA
FINANCIAL INFORMATION

Revenue                     $4,384,488    $5,341,391   $13,693,776  $17,204,047   $3,296,236   $14,102,780

Gross Profit                   997,762     1,657,348     4,889,934    3,358,049    1,059,044     4,084,960

SG&A (includes
     incremental support
     center                    588,103       783,341     3,438,511    2,386,796      480,885     1,595,858
                            ----------    ----------   -----------  -----------   ----------   -----------
EBITDA                         409,659       874,007     1,451,423      971,253      578,159     2,489,302

Depreciation &
     Amortization                2,595        28,808       116,987       49,983        3,033        40,808
                            ----------    ----------   -----------  -----------   ----------   -----------
EBIT                           407,064       845,199     1,334,436      921,270      575,126     2,448,494

Less: Interest Expense          29,815        36,321        93,118      159,200       22,414        95,898
                            ----------    ----------   -----------  -----------   ----------   -----------
     Pre-Tax Income            377,249       808,878     1,241,318      762,070      552,712     2,352,596

Income Taxes                   150,900       323,551       496,528      304,828      221,085       873,561
                            ----------    ----------   -----------  -----------   ----------   -----------
     Net Income             $  226,349    $  485,327   $   744,790  $   457,242   $  331,627   $ 1,479,035
                            ==========    ==========   ===========  ===========   ==========   ===========


PURCHASE PRICE

Tangible Portion            $        0    $        0   $         0  $         0   $  120,000   $         0
Intangible Portion          $1,015,000    $3,100,000   $ 5,500,000  $ 4,150,000   $1,180,000     9,000,000
                            ----------    ----------   -----------  -----------   ----------   -----------
     Total Purchase Price   $1,015,000    $3,100,000   $ 5,500,000  $ 4,150,000   $1,300,000   $ 9,000,000
                            ==========    ==========   ===========  ===========   ==========   ===========

Projected Earnout           $        0    $   48,653   $    41,338  $         0   $        0   $         0
                            ----------    ----------   -----------  -----------   ----------   -----------
Adjusted Purchase Price     $1,015,000    $3,148,653   $ 5,541,338  $ 4,150,000   $1,300,000   $ 9,000,000
                            ==========    ==========   ===========  ===========   ==========   ===========
EBITDA Multiple                    2.5           3.6           3.8          4.3          2.2           3.6
Net Income Multiple                4.5           6.5           7.4          9.1          3.9           6.1


FINANCING

Bank Financing              $  203,000    $  620,000   $ 1,100,000  $   830,000   $  260,000   $ 1,800,000
Seller Financing            $        0    $  850,000   $ 1,500,000  $ 1,650,000   $  650,000   $         0
Subordinated Debt/Equity    $  812,000    $1,630,000   $ 2,900,000  $ 1,670,000   $  390,000   $ 7,200,000
Cash for Earnout            $        0    $   48,653   $    41,338  $         0   $        0   $         0
                            ----------    ----------   -----------  -----------   ----------   -----------
     Total Payments         $1,015,000    $3,148,653   $ 5,541,338  $ 4,150,000   $1,300,000   $ 9,000,000
                            ==========    ==========   ===========  ===========   ==========   ===========


[RESTUBBED FROM TABLE ABOVE]


                                            AQUIRED
                               GROSS       FRANCHISE        NET
                            AQUISITIONS   ELIMINATIONS  AQUISITIONS

FINANCIAL INFORMATION

Revenue                    $58,022,646    ($3,286,914)  $54,735,732

Gross Profit                16,047,097       (754,416)   15,292,681

SG&A (includes
     incremental support
     center                  9,273,294              0     9,273,294
                           -----------     ----------   -----------
EBITDA                       6,773,803       (754,416)    6,019,387

Depreciation &
     Amortization              242,214              0       242,214
                           -----------     ----------   -----------
EBIT                         6,531,589       (754,416)    5,777,173

Less: Interest Expense         436,766              0       436,766
                           -----------     ----------   -----------
     Pre-Tax Income          6,094,823       (754,416)    5,340,407

Income Taxes                 2,370,453       (301,766)    2,068,687
                           -----------     ----------   -----------
     Net Income            $ 3,724,370     $ (452,650)  $ 3,271,720
                           ===========     ==========   ===========


PURCHASE PRICE

Tangible Portion           $   120,000                  $   120,000
Intangible Portion         $23,945,000                  $23,945,000
                           -----------                  -----------
     Total Purchase Price  $24,065,000                  $24,065,000
                           ===========                  ===========
Projected Earnout          $    89,991                  $    89,991
                           -----------                  -----------
Adjusted Purchase Price    $24,154,991                  $24,154,991
                           ===========                  ===========
EBITDA Multiple                    3.6                          4.0
Net Income Multiple                6.5                          7.4


FINANCING

Bank Financing             $ 4,813,000                  $ 4,813,000
Seller Financing           $ 4,650,000                  $ 4,650,000
Subordinated Debt/Equity   $14,602,000                  $14,602,000
Cash for Earnout           $    89,991                  $    89,991
                           -----------                  -----------
     Total Payments        $24,154,991                  $24,154,991

NOTE: AQUIRED FRANCHISE ELIMINATIONS ARE THOSE REVENUE ITEMS (ROYALTIES,
      FUNDING FEES, PEO PROGRAM FEES) THAT WILL STOP UPON AQUISITION.

                                   EXHIBIT E

                           ESCROW AGENT COMPENSATION

Acceptance Fee                          $1,000

Annual Administration Fee               $3,000

Activity Fees

     Investment Fee                     $65 per trade (waived if cash is
                                        invested in a State Street Fund)

     Wire Transfer                      $20 per wire

Out of Pocket Expenses                  Billed as incurred

Counsel Fees                            Billed as incurred